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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

Dear AdCare Shareholders:

        It is my pleasure to invite you to this year's Annual Meeting of Shareholders, which will be held on Thursday, December 12, 2013, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 9:00 a.m., local time. We look forward to personally seeing as many of our shareholders as possible.

        The Notice of 2013 Annual Meeting of Shareholders and the accompanying proxy statement provide information concerning matters to be considered and voted on at the Annual Meeting. At the Annual Meeting, we also will report on our operations and other matters of current interest to our shareholders and respond to appropriate questions.

        I understand that most of our shareholders are unable to attend the Annual Meeting in person. However, it is important that your shares of common stock be represented and voted at the Annual Meeting. Whether or not you plan to attend, you can be sure your shares of common stock are represented by promptly voting and submitting your proxy by phone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed postage-paid envelope.

        Thank you for your continued interest in AdCare.

Sincerely,
/s/ DAVID A. TENWICK David A. Tenwick Chairman of the Board

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 12, 2013

DATE AND TIME	Thursday, December 12, 2013, at 9:00 a.m. local time
PLACE	The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia
ITEMS OF BUSINESS	• To approve the reincorporation of the Company from the State of Ohio to the State of Georgia (Proposal 1);
• To elect ten directors pursuant to Georgia law and Georgia governing documents if Proposal 1 is approved (Proposal 2);
• To elect ten directors pursuant to Ohio law and Ohio governing documents if Proposal 1 is not approved (Proposal 3);
• To consider an advisory vote on executive compensation ("say-on-pay") (Proposal 4);
• To consider an advisory vote to determine shareholder preference on the frequency of say-on-pay (Proposal 5);
• To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 6);
• To approve the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary (Proposal 7); and
• To transact such other business as may properly come before the Annual Meeting and any adjournments and postponements thereof.
RECORD DATE
October 18, 2013. Under Ohio law, all shareholders are entitled to receive notice of the Annual Meeting, whether or not they are entitled to vote at the Annual Meeting. Only shareholders of record of the common stock as of the record date are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.
ANNUAL REPORT	Our Annual Report on Form 10-K for the year ended December 31, 2012 accompanies the proxy statement.
PROXY VOTING	Even if you plan to attend the Annual Meeting in person, please promptly vote in one of the following ways so that your shares of common stock may be represented and voted at the Annual Meeting:

1.	Call the toll-free telephone number shown on the enclosed proxy card;

2.	Vote via the Internet on the website shown on the enclosed proxy card; or
3.	Mark, sign, date and return the enclosed proxy card in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the 2013 Annual Meeting to be Held on December 12, 2013:    This notice, the accompanying proxy statement, a form of proxy card and the Company's Annual Report on Form 10-K for the year ended December 31, 2012 are available free of charge at www.cstproxy.com/adcarehealth/2013.

By Order of the Board of Directors,
/s/ RONALD W. FLEMING Ronald W. Fleming Corporate Secretary Roswell, Georgia

Roswell, Georgia
October    , 2013

ADCARE HEALTH SYSTEMS, INC.
1145 Hembree Road
Roswell, Georgia 30076

PRELIMINARY PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these materials?

        AdCare Health Systems, Inc. is furnishing this proxy statement in connection with the solicitation by its Board of Directors (the "Board of Directors") of proxies for our 2013 Annual Meeting of Shareholders and any adjournments and postponements thereof (the "Annual Meeting") for the purposes set forth in the accompanying Notice of 2013 Annual Meeting of Shareholders. The Annual Meeting will be held on Thursday, December 12, 2013, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.W., Atlanta, Georgia, at 9:00 a.m., local time. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

        Proxies are solicited by the Board of Directors to give all shareholders of record and entitled to vote at the Annual Meeting an opportunity to vote on the proposals to be presented at the Annual Meeting, even if they cannot attend the Annual Meeting in person. David A. Tenwick, our Chairman of the Board, and Boyd P. Gentry, our Chief Executive Officer (hereafter the "proxy holders"), will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies.

        As permitted by the rules of the Securities and Exchange Commission ("SEC"), we have elected to send you this full set of proxy materials, including a proxy card, and additionally to notify you of the availability of these proxy materials on the Internet. The Notice of 2013 Annual Meeting of Shareholders, this proxy statement, a form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report") are available free of charge at www.cstproxy.com/adcarehealth/2013. We expect to mail this proxy statement and accompanying form of proxy card to shareholders of record beginning on October     , 2013.

        Unless the context otherwise requires, all references in this proxy statement to "AdCare," the "Company," "we," "us," and "our" refer to AdCare Health Systems, Inc. and its consolidated subsidiaries.

 Who is entitled to vote on the proposals discussed in this proxy statement?

        You are entitled to vote if you were a shareholder of record of AdCare's common stock (the "common stock") as of the close of business on October 18, 2013 (the "record date"). Your shares of common stock can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

        Although shareholders of AdCare's 10.875% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Stock") are entitled to notice of the Annual Meeting under Ohio law, they are not entitled to vote on the proposals described in this proxy statement.

 What constitutes a quorum for the Annual Meeting?

        The holders of one-third of the outstanding shares of common stock as of the close of business on the record date must be present, either in person or represented by valid proxy, to constitute a quorum necessary to conduct the Annual Meeting. On the record date, there were issued and outstanding                    shares of common stock. Shares of common stock represented by valid proxies received but marked as abstentions or as withholding voting authority, and shares of common stock represented by valid proxies received but reflecting broker non-votes, will be counted as present at the Annual Meeting for purposes of establishing a quorum.

How many votes am I entitled to for each share of the common stock I hold?

        Each share of common stock represented at the Annual Meeting is entitled to one vote.

What proposals will require my vote?

        You are being asked to vote on the following proposals:

  •
  Reincorporation of the Company from the State of Ohio to the State of Georgia (Proposal 1);

  •
  Election of ten directors pursuant to Georgia law and Georgia governing documents if Proposal 1 is approved (Proposal 2);

  •
  Election of ten directors pursuant to Ohio law and Ohio governing documents if Proposal 1 is not approved (Proposal 3);

  •
  Advisory vote on executive compensation ("say-on-pay") (Proposal 4);

  •
  Advisory vote on the frequency of say-on-pay (Proposal 5);

  •
  Ratification of the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 6);

  •
  Approval of the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary (Proposal 7); and

  •
  The transaction of any other business that may properly come before the Annual Meeting and all adjournments or postponements thereof.

        Your proxy will give the proxy holders the authority to vote on any other business properly coming before the Annual Meeting and all adjournments or postponements thereof.

What vote is required to approve each proposal, and how will my vote be counted?

Proposal 1:  Reincorporation of the Company From the State of Ohio to the State of Georgia

        Approval of this proposal requires approval by the holders of at least a majority of the shares of common stock outstanding as of close of business on the record date. Any shares of common stock that are not voted (whether by abstention or otherwise) will have the effect of a vote against this proposal.

Proposal 2:  Election of Ten Directors Under Georgia Law and Georgia Governing Documents if Proposal 1 is Approved

        If Proposal 1 is approved and Proposal 2 is voted on at the Annual Meeting in lieu of Proposal 3, then the ten nominees who receive the highest number of duly cast votes will be elected under Georgia law and Georgia governing documents to serve the terms described in this proxy statement. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact in determining the outcome of the vote with respect to this proposal.

Proposal 3:  Election of Ten Directors Under Ohio Law and Ohio Governing Documents if Proposal 1 is not Approved

        If Proposal 1 is not approved and Proposal 3 is voted upon at the Annual Meeting in lieu of Proposal 2, then the ten nominees who receive the highest number of properly cast votes will be elected under Ohio law and Ohio governing documents to serve the terms described in this proxy statement. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 4:  Advisory Vote on Executive Compensation

        Approval of this proposal, on an advisory basis, requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal. This is an advisory vote and, therefore, is not binding.

Proposal 5:  Advisory Vote on the Frequency of Say-on-Pay

        There will be no approval or adoption of a resolution relating to this matter. Rather, the Board of Directors will consider the results of the vote and other relevant information in establishing the Company's policy on the frequency of future advisory votes on say-on-pay.

Proposal 6:  Ratification of the Appointment of KPMG as our Independent Registered Public Accounting Firm

        Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

Proposal 7:  Adjournment of the Annual Meeting in Order to Solicit Additional Votes in Favor of Proposal 1, if Necessary

        Approval of this proposal requires that the votes cast in favor of this proposal exceed the votes cast against this proposal. Any shares of common stock that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote with respect to this proposal.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote:

  •
  "FOR" approval of the reincorporation of the Company from the State of Ohio to the State of Georgia (Proposal 1);

  •
  "FOR" election of each of the ten director nominees pursuant to Georgia law and Georgia governing documents if Proposal 1 is approved (Proposal 2);

  •
  "FOR" election of each of the ten director nominees pursuant to Ohio law and Ohio governing documents if Proposal 1 is not approved (Proposal 3);

  •
  "FOR" approval, on an advisory basis, of our executive compensation (Proposal 4);

  •
  In favor, on an advisory basis, of the option that calls for future say-on-pay votes to be held every "THREE YEARS" (Proposal 5);

  •
  "FOR" ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 6); and

  •
  "FOR" the approval of the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary (Proposal 7).

How do I vote?

        If you are a shareholder of the common stock of record, meaning that your shares of common stock are registered in your name and are not held through a broker, then you have four voting options. You may vote your shares in any one of the following ways:

  •
  Call the toll-free number shown on the proxy card;

  •
  Vote on the Internet on the website shown on the proxy card;

  •
  Mark, sign, date and return the enclosed proxy card in the postage-paid envelope; or

  •
  Vote in person at the Annual Meeting.

        Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares as soon as possible by proxy.

        If you are a beneficial holder, meaning that your shares are held through a broker, then please refer to the instructions provided by your broker, bank or other nominee regarding how to vote.

What is the difference between a shareholder of record and a beneficial holder of shares?

        If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company ("Continental"), then you are considered a shareholder of record with respect to those shares. Shareholders of record will receive proxy materials, including a proxy card, by mail.

        If your shares of common stock are held in street name through a broker, bank or other nominee, then you are the beneficial holder of the shares held in "street name." Beneficial holders of shares should refer to the instructions provided by their broker, bank or other nominee regarding how to vote or to revoke voting instructions. The availability of Internet and telephone voting depends on the voting processes of the broker, bank or other nominee. As the beneficial holder, you have the right to direct how your broker, bank or other nominee votes your shares. Beneficial holders may vote in person only if they have a legal proxy to vote their shares as described below.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

        Your shares of common stock may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain routine matters for which their customers do not provide voting instructions by the tenth day before the meeting. The proposal ratifying the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013 is considered a routine matter. The proposals addressing the reincorporation, election of directors, the advisory votes on matters relating to executive compensation and the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1 are not considered routine matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm CANNOT vote the shares on that proposal. This is called a broker non-vote. In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered votes either for or against the proposal. It is very important that you cast your vote if you want your shares to be represented at the Annual Meeting.

 What if I return my proxy card or vote by Internet or phone but do not specify how I want to vote?

        If you are a shareholder of record and sign and return your proxy card or complete the Internet or telephone voting procedure, but do not specify how you want to vote your shares, we will vote them as follows:

  •
  "FOR" the reincorporation of the Company from the State of Ohio to the State of Georgia;

  •
  "FOR" the election of each of the director nominees;

  •
  "FOR" the approval, on an advisory basis, of our executive compensation;

  •
  In favor, on an advisory basis, of the option that calls for future say-on-pay votes to be held every "THREE YEARS";

  •
  "FOR" the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013;

  •
  "FOR" the approval of the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary.

Can I change my vote or revoke my proxy?

        If you are a shareholder of record, then you can change your vote within the regular voting deadlines by voting again by telephone or on the Internet, executing and returning a later dated proxy or attending the Annual Meeting and voting in person. If you are a shareholder of record, then you can revoke your proxy by delivering a written notice of your revocation to the Corporate Secretary at AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.

Proposal 1 and Proposal 7 discuss the adjournment of the Annual Meeting. Why will, or could, the Annual Meeting be adjourned in connection with these proposals?

        If there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1, then management may propose to adjourn the Annual Meeting to a later date or dates in order to solicit additional proxies in favor of Proposal 1. In this case, if Proposal 7 is approved, then the proxy holders would vote the proxies held by them in favor of such adjournment.

        If Proposal 1 is approved at the Annual Meeting, then management will propose to adjourn the Annual Meeting before the consideration of Proposal 2 in order to make the necessary filings with the Secretary of States of the States of Ohio and Georgia to effectuate the reincorporation. The proxy holders will use the discretionary voting authority provided by valid proxies to vote the proxies for such adjournment. Upon such adjournment, the Annual Meeting will reconvene on December 13, 2013, at our executive offices at Two Buckhead Plaza, 3050 Peachtree Road, N.W., Suite 355, Atlanta, Georgia, at 4:00 p.m., local time and Proposal 2 will be considered and voted on by the shareholders. If, however, at the time of the reconvened Annual Meeting the necessary filings have not been accepted by the Secretary of States of the States of Ohio and Georgia, then at the reconvened Annual Meeting we will seek to further adjourn the Annual Meeting until such acceptance has occurred.

How will a proposal or other matter that was not described in this proxy statement be handled for voting purposes if it is raised at the Annual Meeting?

        If any matter that is not described in this proxy statement should properly come before the Annual Meeting, then the proxy holders will vote the shares represented by valid proxy cards in accordance with their best judgment. Notwithstanding the foregoing, the proxy holders will not use their discretionary voting authority with respect to any validly conducted solicitation in opposition of the recommendations of the Board of Directors. At the time this proxy statement was printed, management did not know of any other matters that might be presented for shareholder action at the Annual Meeting.

Who will count the votes?

        A representative of Continental will act as the inspector of elections and count the votes.

What does it mean if I receive more than one set of proxy materials?

        If you receive more than one set of proxy materials, it means that you have multiple accounts holding shares of common stock with brokers or our transfer agent. You will need to vote separately with respect to each set of proxy materials that you receive. Please vote all of the shares you own.

What do I need to do if I want to attend the Annual Meeting?

        You do not need to make a reservation to attend the Annual Meeting. However, attendance at the Annual Meeting is limited to shareholders of the common stock or their designated representatives. If your shares are held by a bank or broker, then please bring your bank or broker statement evidencing your beneficial ownership of common stock as of the record date to gain admission to the Annual Meeting. We reserve the right to limit the number of named representatives who may attend the Annual Meeting.

Who is soliciting proxies and what is the cost?

        The Board of Directors is soliciting your proxy. The expense of preparing and printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. We have engaged Georgeson Inc. to assist with the solicitation of proxies. We expect to pay Georgeson Inc. an estimated $8,000 in fees plus expenses and disbursements.

        Solicitation will be made principally by mail. In addition to soliciting shareholders by mail, we will request banks, brokers, and other custodians, nominees, and fiduciaries to forward solicitation materials or send a voting instruction form to the beneficial owners of the common stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so. We may use the services of our officers and other Company employees, who will receive no compensation for their services, other than their regular compensation, to solicit proxies personally, by telephone or by facsimile transmission.

Are you "householding" for shareholders sharing the same address?

        The SEC's rules permit us to deliver a single copy of this proxy statement and the 2012 Annual Report to an address shared by two or more shareholders. This method of delivery is referred to as "householding" and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. We will deliver only one proxy statement and 2012 Annual Report to multiple registered shareholders sharing an address unless we receive instructions to the contrary from one or more of the shareholders. We will still send each shareholder an individual proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on December 12, 2013: The Proxy Statement and the 2012 Annual Report are available free of charge at www.cstproxy.com/adcarehealth/2013.

PROPOSAL 1:
REINCORPORATION OF THE COMPANY
FROM THE STATE OF OHIO
TO THE STATE OF GEORGIA

        The Board of Directors has approved and recommends to the shareholders this Proposal 1 to change the Company's state of incorporation from the State of Ohio to the State of Georgia (the "Reincorporation"). If the shareholders approve Proposal 1, then we will accomplish the Reincorporation by domesticating in Georgia as permitted by the Ohio General Corporation Law (the "OGCL") and the Georgia Business Corporation Code (the "GBCC").

        In this section of the proxy statement, we sometimes refer to the Company (an Ohio corporation) before the Reincorporation as "AdCare Ohio" and the Company (a Georgia corporation) after the Reincorporation as "AdCare Georgia."

 Summary

        If Proposal 1 is approved and the Reincorporation becomes effective, then:

  •
  The affairs of the Company will cease to be governed by the OGCL, the affairs of the Company will become subject to the GBCC, and the Company's current Articles of Incorporation and current Code of Regulations will be replaced by new Articles of Incorporation and new Bylaws, as more fully described below;

  •
  AdCare Georgia will: (i) be deemed to be the same entity as AdCare Ohio for all purposes under the laws of Georgia, (ii) continue to have all of the rights, privileges, immunities, franchises and powers of AdCare Ohio, except for such changes that result from being subject to Georgia law and becoming subject to new Articles of Incorporation and new Bylaws, (iii) continue to possess all of the properties of AdCare Ohio, and (iv) continue to have all of the liabilities and obligations of AdCare Ohio;

  •
  Each share of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock outstanding at the effective time of the Reincorporation will continue to be an outstanding share of AdCare Georgia common stock and AdCare Georgia Series A Preferred Stock, respectively, after the Reincorporation;

  •
  Each option, warrant or other right to acquire shares of AdCare Ohio common stock outstanding (including the convertible promissory notes issued by AdCare Ohio) will continue to be, after the Reincorporation, an outstanding option, warrant or other right to acquire shares of AdCare Georgia common stock;

  •
  Each employee benefit plan, incentive compensation plan or other similar plan of AdCare Ohio will continue to be, after the Reincorporation, an employee benefit plan, incentive compensation plan or other similar plan of AdCare Georgia; and

  •
  Each director or officer of AdCare Ohio will continue to hold, after the Reincorporation, his or her respective office with AdCare Georgia until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

General Information

        The Board of Directors has adopted a declaration of conversion in the form attached as Appendix A to this proxy statement (the "Declaration of Conversion") to accomplish the Reincorporation.

        If Proposal 1 is approved and the Reincorporation becomes effective, then the Company intends to file with the Secretary of State of the State of Ohio (the "Ohio Secretary of State") a certificate of conversion (the "Ohio Conversion Certificate") and intends to file with the Secretary of State of the State of Georgia (the "Georgia Secretary of State"): (i) a certificate of conversion (the "Georgia Conversion Certificate"), and (ii) articles of incorporation, which will govern the Company as a Georgia corporation, substantially in the form attached as Exhibit A to the Declaration of Conversion (the "Georgia Articles"). In addition, if the shareholders approve Proposal 1 and the Reincorporation becomes effective, then the Bylaws substantially in the form attached as Exhibit B to the Declaration of Conversion will be the Bylaws for AdCare Georgia (the "Georgia Bylaws").

        Approval of Proposal 1 will constitute approval of the Reincorporation and the Declaration of Conversion (including the Georgia Articles and the Georgia Bylaws). Upon approval of the Reincorporation and the filing of the appropriate documents with the Ohio Secretary of State and the Georgia Secretary of State, the Company will be a Georgia corporation governed by the GBCC, the Georgia Articles and the Georgia Bylaws.

        After the Reincorporation, the shares of the common stock and Series A Preferred Stock will continue to trade on the NYSE MKT under the same symbols, "ADK" and "ADK.PRA", respectively, subject to approval of additional listing by the NYSE MKT. We do not intend to complete the Reincorporation unless such approval has been obtained.

        AdCare Georgia will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Shareholders who own shares of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in AdCare Georgia after the Reincorporation, and shareholders holding restricted shares of AdCare Ohio common stock or AdCare Ohio Preferred Stock prior to the Reincorporation will continue to hold such shares in AdCare Georgia after the Reincorporation subject to the same restrictions on transfer. In summary, the Reincorporation will not change the respective positions under federal securities laws or stock exchange rules of the Company or its shareholders.

Reasons for the Reincorporation

        The Company was incorporated in Ohio in 1991, and our headquarters were located in Ohio for more than two decades. During 2012, however, we relocated our executive offices and accounting operations to Georgia. As a result of our acquisition activity during recent years, the geographic footprint of our facilities has also relocated, with a majority of our skilled nursing facilities now being located in the southeastern United States. Consequently, the Board of Directors believes that reincorporating in Georgia will better align the legal structure of our business and operations in a manner that is more consistent with our physical presence.

        In addition, Ohio requires corporations incorporated in Ohio to pay a "shares fee" calculated based upon the number of a corporation's authorized shares. Under the shares fee, if we increase our authorized shares by 30,000,000 shares (as contemplated by the Georgia Articles), then we would be required to pay a shares fee of approximately $75,000. Georgia, however, does not impose a shares fee but instead requires corporations incorporated in Georgia to pay a net worth tax. Net worth consists of total capital stock (including treasury stock), paid in capital and retained earnings. The minimum tax is $10 and the maximum tax is $5,000, which is reached when a corporation's net worth exceeds $22 million.

Manner of Effecting the Reincorporation

        The Reincorporation will be effected pursuant to the Declaration of Conversion to be adopted by AdCare Ohio. The Declaration of Conversion provides that AdCare Ohio will convert into a Georgia corporation and will be subject to all of the provisions of the GBCC. By virtue of the conversion, all of the rights, privileges, immunities, franchises and powers of AdCare Ohio, all property owned by AdCare Ohio, all debts and obligations due to AdCare Ohio, and all causes of action and other interests belonging to or due to AdCare Ohio immediately prior to the conversion will remain vested in AdCare Georgia following the conversion. In addition, by virtue of the conversion, all liabilities and obligations of AdCare Ohio immediately prior to the conversion will remain attached to AdCare Georgia following the conversion. Each director and officer of AdCare Ohio will continue to hold his or her respective office with AdCare Georgia until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

        If Proposal 1 is approved, then the Reincorporation would become effective upon the date and time specified in the Ohio Conversion Certificate and the Georgia Conversion Certificate (which date we anticipate will be the date the shareholders approve Proposal 1). If Proposal 1 is approved at the Annual Meeting, then management will propose to adjourn the Annual Meeting before the consideration of Proposal 2 in order to make the necessary filings with the Ohio Secretary of State and the Georgia Secretary of State. The proxy holders will use the discretionary voting authority provided by valid proxies to vote the proxies for such adjournment. Upon such adjournment, the Annual Meeting will reconvene on December 13, 2013, at our executive offices at Two Buckhead Plaza, 3050 Peachtree Road, N.W., Suite 355, Atlanta, Georgia, at 4:00 p.m., local time and Proposal 2 will be considered and voted on by the shareholders. If, however, at the time of the reconvened Annual Meeting the necessary filings have not been accepted by the Ohio Secretary of State and Georgia Secretary of State, then at the reconvened Annual Meeting we will seek to further adjourn the Annual Meeting until such acceptance has occurred.

        Notwithstanding the foregoing, the Reincorporation may be delayed by the Board of Directors, or the Declaration of Conversion may be terminated and abandoned by action of the Board of Directors, at any time prior to the effective time of the Reincorporation, whether before or after approval by shareholders, if the Board of Directors determines for any reason that such delay or termination would be in the best interests of the Company and its shareholders.

        Shareholders will not be required to exchange their AdCare Ohio stock certificates for new AdCare Georgia stock certificates. Following the effective time of the Reincorporation, any AdCare Ohio stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for AdCare Georgia stock certificates. AdCare shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

        If Proposal 1 is not approved at the Annual Meeting or any adjournment or postponement thereof, then the Reincorporation will not be consummated and the Company will continue to be incorporated in Ohio and governed by the OGCL, the Ohio Articles and the Ohio Code of Regulations.

Effects of the Reincorporation

General

        If Proposal 1 is approved and the Reincorporation becomes effective, then the Company will be incorporated in Georgia and governed by the GBCC, the Georgia Articles and the Georgia Bylaws. The Reincorporation will change the legal domicile of the Company from the State of Ohio to the State of Georgia and will effect other changes of a legal nature, as described in "—Comparison of Shareholders' Rights Before and After the Reincorporation." The Reincorporation is not expected to affect any of AdCare Ohio's material contracts with any third parties, and AdCare Ohio's rights and obligations under such material contracts will continue as rights and obligations of AdCare Georgia.

The Reincorporation itself will not result in any change in the Company's business, jobs, management, number of employees, assets, liabilities or net worth (other than transaction costs incident to the Reincorporation). Further, the directors and officers of AdCare Ohio immediately prior to the Reincorporation will continue to be the directors and officers of AdCare Georgia immediately after the Reincorporation, and the subsidiaries of AdCare Ohio immediately prior to the Reincorporation will continue to be the subsidiaries of AdCare Georgia immediately after the Reincorporation.

        The Georgia Articles and the Georgia Bylaws in effect after the Reincorporation will be substantially similar to the Ohio Articles and the Ohio Code of Regulations in effect before the Reincorporation, except for changes necessary to conform to Georgia law and the following:

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  The Georgia Articles will permit us to issue 26,000,000 additional shares of common stock and 4,000,000 additional shares of preferred stock; and

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  The Georgia Bylaws will permit, subject to the GBCC and the Georgia Articles, both the Board of Directors and the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. The Georgia Articles will expressly authorize the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as prohibited by the GBCC.

Increase in Authorized Shares

        The Ohio Articles provide that the numbers of shares we are authorized to have outstanding is 30,000,000, divided into two classes consisting of: (i) 29,000,000 shares, no par value, common; and (ii) 1,000,000 shares, no par value, serial preferred. Of the authorized AdCare Ohio preferred stock, 750,000 shares have been designated as AdCare Ohio Series A Preferred Stock. As of the record date, AdCare Ohio had outstanding                    shares of AdCare Ohio common stock and 450,000 shares of AdCare Ohio Series A Preferred Stock.

        If Proposal 1 is approved and the Reincorporation becomes effective, then we will be incorporated in Georgia and governed by the GBCC, the Georgia Articles and the Georgia Bylaws. Each share of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock outstanding at the effective time of the Reincorporation will continue to be outstanding immediately after the Reincorporation as a share of AdCare Georgia common stock or AdCare Georgia Series A Preferred Stock, respectively. The Reincorporation will have the effect of increasing the number of shares of common stock and preferred stock that we are authorized to issue because the Georgia Articles will authorize us to issue: (i) 55,000,000 shares of AdCare Georgia common stock, no par value; and (ii) 5,000,000 shares of AdCare Georgia preferred stock, no par value. The AdCare Georgia preferred stock to be authorized, and the AdCare Ohio preferred stock currently authorized, is commonly referred to as "blank check" preferred stock because the Board of Directors has broad authority to determine the preferences, limitations and relative rights with respect to such stock.

        Current Use of Shares.    As of the record date, there: (i)  were                    shares of AdCare Ohio common stock and 450,000 shares of AdCare Ohio Series A Preferred Stock outstanding; (ii) 1,479,778 shares of AdCare Ohio common stock issuable upon exercise of outstanding options, with a current weighted-average exercise price of $4.68 per share; (ii) 3,779,715 shares of AdCare Ohio common stock issuable upon exercise of outstanding warrants, with a current weighted-average exercise price of $3.47 per share; (iii) 3,651,636 shares of AdCare Ohio common stock issuable upon conversion of our 10% convertible promissory notes, with a current conversion price of $3.73 per share; (iv) 1,112,358 shares of AdCare Ohio common stock issuable upon conversion of our 10% convertible promissory notes, with a current conversion price of $4.80 per share; (v) 2,267,003 shares of AdCare Ohio common stock issuable upon conversion of our 8% convertible promissory notes, with a current conversion price of $3.97 per share; and (vi) 620,222 shares of AdCare Ohio common stock reserved for issuance under existing equity incentive plans. Accordingly, as of the record date, AdCare Ohio had                    shares of AdCare Ohio common stock, 300,000 shares of AdCare Ohio Series A Preferred Stock and shares of undesignated preferred stock not reserved for other purposes and available for issuance.

        Reasons for the Increase in Authorized Shares.    The Board of Directors believes that an increase in the number of shares of our authorized common stock and authorized preferred stock is desirable and in the best interest of our shareholders because it would provide us with the ability to support our present capital needs and future anticipated growth and would provide us with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of stock would permit us to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of common stock or preferred stock.

        Effect of Increase in Authorized Shares.    If Proposal 1 is approved and the Reincorporation becomes effective, then the additional shares of common stock and preferred stock authorized by the Georgia Articles may be issued from time to time upon authorization of the Board of Directors, without further approval by shareholders, unless otherwise required by applicable law, and for the consideration that the Board of Directors may determine is appropriate and as may be permitted by applicable law. The additional shares of AdCare Georgia common stock and AdCare Georgia preferred stock that we will be authorized to issue under the Georgia Articles would not have any immediately dilutive effect on the proportionate voting power or other rights of existing shareholders. To the extent that the additional authorized shares of AdCare Georgia common stock or AdCare Georgia preferred stock are issued in the future, however, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders.

        An increase in the authorized number of shares of common stock could, in certain instances, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent directors and may limit the opportunity for shareholders to dispose of their shares at the higher price generally available in takeover attempts. For example, the issuance of newly authorized shares of common stock could be used to prevent or deter a change of control of the Company through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly. Furthermore, the issuance of the additional shares of authorized blank check preferred stock may have a similar deterrent effect. Blank check preferred stock enables the Board of Directors to issue preferred stock, without further shareholder approval, with such preferences, limitations and relative rights as may be determined by the Board of Directors. While providing desirable flexibility in connection with possible acquisitions and other corporate purposes, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control without further action by shareholders and may adversely affect the market price of, and the voting and other rights of the holders of, the common stock. These effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock or impairing the liquidation rights of the common stock.

        Except as set forth in "Security Ownership of Directors, Officers and Certain Beneficial Owners—Arrangements Known to Us Regarding Changes of Control," the Board of Directors is not aware of any attempts to take control of the Company and has not presented Proposal 1 with the intent that it be utilized as an anti-takeover device. We have no present intention to issue any material amount of common stock or preferred stock in connection with any exchange, merger, consolidation, acquisition or similar transaction.

Amendment of Bylaws by the Board of Directors

        The Ohio Code of Regulations permits holders of a majority of the voting power of AdCare Ohio to amend the Ohio Code of Regulations at any meeting of the shareholders called for that purpose. The Ohio Code of Regulations, however, does not permit the Board of Directors to amend the Ohio Code of Regulations under any circumstances.

        If Proposal 1 is approved and the Reincorporation becomes effective, then the Company will be incorporated in Georgia and governed by the GBCC, the Georgia Articles and the Georgia Bylaws. The Georgia Bylaws will permit, subject to the Georgia Articles and the GBCC: (i) the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws; and (ii) the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. Furthermore, the provisions of the Georgia Bylaws which make the "fair price requirements" and "business combinations" provisions of the GBCC applicable to AdCare Georgia may only be amended in the manner provided by the GBCC. See "—Comparison of Shareholders' Rights Before and After the Reincorporation." The Georgia Articles will expressly authorize the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as prohibited by the GBCC.

        Proposal 1, if approved, will not divest or limit the power of shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws. Under the Georgia Bylaws, shareholders will have the power to amend or repeal the Georgia Bylaws, or adopt new bylaws; however, the Board of Directors will also have such power, except in circumstances in which: (i) the Georgia Articles or the GBCC reserve such power exclusively to the shareholders in whole or in part or (ii) if the shareholders, in amending or repealing a particular Georgia Bylaw, provide expressly that the Board of Directors may not amend or repeal such bylaw. The articles of incorporation and bylaws of many public companies authorize their board of directors to amend, repeal or adopt bylaws and do not reserve such power exclusively to the shareholders.

        Giving authority to the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws, would permit the Board of Directors, subject to the proper discharge of its fiduciary duties, to revise the Georgia Bylaws, as changing circumstances may necessitate, without incurring the expense and delay of holding a special meeting of shareholders and soliciting proxies and votes. The Board of Directors could exercise this authority: (i) in response to hostile takeover threats; (ii) for the purpose of updating or implementing certain corporate governance policies and procedures that require an amendment to the Georgia Bylaws; or (ii) to implement other revisions which may or may not be supported by some or all of the shareholders. With this authority, the Board of Directors could amend the Georgia Bylaws to, among other things, modify quorum requirements, alter the percentage of voting power required to call a special meeting of shareholders, proscribe procedures for the removal of directors, provide advance notice procedures for shareholders desiring to submit proposals for consideration at an annual or special meeting of shareholders, or alter the voting requirements for certain transactions.

Comparison of Shareholders' Rights Before and After the Reincorporation

        Because of differences between the OGCL and the GBCC, as well as differences between the Company's governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company's shareholders. Summarized below are the most significant provisions of the OGCL and GBCC, along with the differences between the rights of the shareholders of the Company immediately before and immediately after the Reincorporation, that will result from the differences between the OGCL and the GBCC and differences between the existing Ohio Articles and Ohio Code of Regulations, on the one hand, and the new Georgia Articles and the Georgia Bylaws, on the other hand. The summary below is not an exhaustive list of all differences or a complete description of the differences described and is qualified in its entirety by reference to the

OGCL, the GBCC, the existing Ohio Articles and Ohio Code of Regulations, and the new Georgia Articles and Georgia Bylaws.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Number of Directors

Under the OGCL, a corporation must have not less than three directors unless the corporation has only one or two shareholders, and the number of directors may be fixed by its articles of incorporation or code of regulations.	Under the GBCC, a corporation must have at least one director and the number of directors may be fixed by its articles of incorporation or bylaws.

Pursuant to the Ohio Code of Regulations, the Board of Directors may determine the number of directors from time to time, provided that the Board of Directors must consist of no less than three, and no more than 11, directors.
The Georgia Bylaws will provide that the Board of Directors may determine the number of directors from time to time, provided that the Board of Directors must consist of no less than three, and no more than 12, directors.
Staggered Terms of Directors

Under the OGCL, a corporation may classify its board of directors into two or three classes of not less than three directors, each with staggered terms of office. The terms of office of the classes need not be uniform, except that no term shall exceed three years from the date of election.
Under the GBCC, the articles of incorporation or a bylaw adopted by shareholders may provide for staggering the terms of the directors into two or three classes, with each class containing one-half or one-third of the total number of directors, as near as may be. Except for the initial election of a staggered board of directors, the terms of the directors shall be two years (if there are two classes of directors) or three years (if there are three classes of directors). The GBCC does not permit unequal terms of office for the classes (after the initial election of a staggered board of directors).

The Ohio Articles provide that the Board of Directors is divided into three classes, with the members of each class serving staggered but unequal terms, with three directors serving a one-year term, three directors serving a two-year term and three directors serving a three-year term.
The Georgia Bylaws will provide that the Board of Directors is divided into three classes, with the members of each class serving staggered but equal three-year terms (after the initial election of a staggered Board of Directors).
Removal of Directors

Under the OGCL, directors may be removed by the vote of a majority of the voting power of the corporation, provided that if a classified board of directors is implemented, removal by the shareholders may occur only for cause.
Under the GBCC, a director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is the removal of the director. If the directors have staggered terms, directors may be removed only for cause unless the articles of incorporation or bylaws adopted by shareholders provide otherwise.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
The Ohio Code of Regulations provides that the holders of at least a majority of the voting power of the corporation may remove any director or any class of directors from office without assigning any cause, provided that no director or class of directors may be removed if there are a sufficient number of shares cast against such removal which, if cumulatively voted at an election, would be sufficient to elect at least one new director.	The Georgia Articles will provide that directors may be removed only for "cause" and only by the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of such directors. "Cause" shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the corporation.

The Georgia Bylaws will provide that, in the event a director was elected by the shares of one or more classes or series of the corporation's stock that are counted together collectively, then that director may only be removed by the majority vote of such voting group.
Vacancies

Under the OGCL, unless otherwise provided for in a corporation's articles of incorporation or code of regulations: (i) the board of directors; (ii) the shareholders; or (iii) if less than a majority of the board of directors remains in office, a vote of a majority of the remaining number, may fill any vacancy on the board of directors. Upon removal of a director, a new director may be elected by the shareholders at the same meeting for the unexpired term of the director removed. In the event the shareholders do not elect a director to fill the unexpired term, a vacancy is created, and unless the articles of incorporation or the code of regulations otherwise provide, the remaining directors may fill any such vacancy.
Under the GBCC, unless otherwise provided for in a corporation's articles of incorporation or bylaws: (i) the board of directors; (ii) the shareholders; or (iii) if less than a quorum of the board of directors remains in office, the affirmative vote of a majority of all the directors remaining in office, may fill any vacancy on the board of directors.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Under the Ohio Code of Regulations, a majority of the remaining directors may fill any vacancy on the Board of Directors for the unexpired term. Upon removal of a director, a new director may be elected by the shareholders at the same meeting for the unexpired term of the director removed.	The Georgia Bylaws will provide that any vacancy on the Board of Directors (including vacancies resulting from an increase in the number of directors) may be filled: (i) by a majority of the remaining directors; or (ii) the shareholders. In addition, the Georgia Bylaws will provide that, if a director is elected to fill a vacancy, then the director shall hold office until the next election of the class for which such director shall have been chosen, provided that any director filling a vacancy by reason of an increase in the number of directors, where such vacancy is filled by the directors, shall serve until the next annual meeting of shareholders and until the election of his successor. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting may vote to fill the vacancy.
Board Action by Written Consent

Under the OGCL, unless otherwise provided for in a corporation's articles of incorporation or code of regulations, any action authorized or taken by the board of directors may be taken without a meeting if each director consents in writing to such action to be taken and such consent is filed with the records of the corporation.
Under the GBCC, unless otherwise provided for in a corporation's articles of incorporation or bylaws, any action authorized or taken by the board of directors may be taken without a meeting if the action is taken by all members of the board and such action is filed with the records of the corporation.
Special Meetings

Under the OGCL, special meetings of shareholders may be called by: (i) the chairperson of the board or the president (or the vice president in the case of the president's absence, death or disability); (ii) the board of directors by action at a meeting or by action of a majority of the directors without a meeting; (iii) the holders of 25% of the voting power of a corporation (unless a corporation adopts a different threshold in its articles of incorporation or code of regulations, but in no event may the threshold be higher than a majority of the voting power of the corporation); and (iv) any other officers or persons as a corporation's articles of incorporation or code of regulations specifies.
Under the GBCC, special meetings of shareholders may be called by: (i) the board of directors; (ii) by any other person authorized in the articles of incorporation or bylaws to call a special shareholder meeting; or (iii) upon the written request of shareholders holding at least 25% of the outstanding voting power of the corporation (unless a corporation adopts a different threshold in its articles of incorporation or bylaws).

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
The Ohio Code of Regulations provides that special meetings of shareholders may be called by: (i) the chairman or the president (or the vice president in the case of the president's absence, death or disability); (ii) by the secretary, when so requested by the Board of Directors; or (iii) upon the written request of shareholders holding at least 25% of the voting power of the corporation.	The Georgia Bylaws will provide that special meetings of shareholders may be called by: (i) the Board of Directors; (ii) the chairman of the Board of Directors; (iii) the chief executive officer; or (iv) at least 25% of the votes entitled to be cast on any issue proposed to be considered at such meeting.
Shareholder Proposals
The Ohio Code of Regulations does not set forth procedures pursuant to which shareholders may submit business to an annual meeting or may recommend directors for nomination.	The Georgia Bylaws does not set forth procedures pursuant to which shareholders may submit business to an annual meeting or may recommend directors for nomination.
Shareholder Voting—Cumulative Voting
Under the OGCL, unless a corporation's articles of incorporation provide otherwise, a shareholder has the right of cumulative voting under certain circumstances set forth in the OGCL.	Under the GBCC, unless a corporation's articles of incorporation so provide, a shareholder has no right of cumulative voting.
The Ohio Articles provide that shareholders have no right of cumulative voting in the election of directors.	The Georgia Bylaws will provide that shareholders have no right of cumulative voting in the election of directors.
Shareholder Voting—Quorum

Under the OGCL, a majority of the voting shares present in person, by proxy or by the use of communications equipment at any meeting shall constitute a quorum unless otherwise provided for in a corporation's articles of incorporation or code of regulations.
Under the GBCC, unless a corporation's articles of incorporation or bylaws provide otherwise, a majority of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter.
The Ohio Code of Regulations provides that the presence of the holders of at least one-third of the voting power of the corporation constitutes a quorum for all shareholder meetings.	The Georgia Bylaws will provide that one-third of the votes entitled to be cast on a matter by the voting group constitutes a quorum of that voting group for action on that matter.
Shareholder Voting—Action Generally

Under the OGCL, in all matters other than the election of directors, corporate action voted on by shareholders generally is approved if the number of votes in favor exceeds the number of votes against unless the corporation's articles of incorporation requires a different proportion of votes (but in no event less than a majority).
Under the GBCC, in all matters other than the election of directors, if a quorum exists, corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the corporation's articles of incorporation or bylaws require a greater number of affirmative votes.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
The Ohio Code of Regulations provides that, unless the OGCL or the Ohio Articles provide otherwise, if a quorum exists, then corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.	The Georgia Bylaws will provide that, unless the GBCC or the Georgia Articles provide otherwise, if a quorum exists, then corporate action voted on by shareholders generally is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.
Shareholder Voting—Director Elections
Under the OGCL, unless otherwise provided in a corporation's articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.
Under the GBCC, unless otherwise provided for in a corporation's articles of incorporation or unless the bylaws otherwise fix a greater voting requirement for the election of directors, which bylaws are adopted by the board of directors having shares listed on a national securities exchange (or regularly traded in a market maintained by a member of a national securities exchange), directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
The Ohio Code of Regulations provides that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.	The Georgia Bylaws will provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election.
Shareholder Action by Written Consent

Under the OGCL, unless otherwise provided for in a corporation's articles of incorporation or code of regulations, any action authorized or taken by the shareholders may be taken without a meeting if all shareholders consent in writing to such action to be taken and such consent is filed with the records of the corporation.
Under the GBCC, shareholders may take action by unanimous written consent without a meeting. Additionally, if a corporation's articles of incorporation so provide, shareholder action may be taken without a meeting by persons who would be entitled to vote at a meeting having voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.
The Georgia Bylaws will require unanimous written consent for shareholder action.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Amendment of Articles

Under the OGCL, the articles of incorporation of a corporation may be amended by the vote of two-thirds of the voting power of the corporation unless the articles of incorporation provide for a greater or lesser proportion, but not less than a majority. In certain instances, the board of directors may amend the articles of incorporation.
Under the GBCC, a corporation may generally amend its articles of incorporation upon the approval of the shareholders by a majority of the shareholders entitled to vote on the amendment and the recommendation of the board of directors (unless the board elects to make no recommendation because of a conflict of interest or other special circumstances).
The Ohio Articles provide that a majority of the voting power of the corporation is required to amend the Ohio Articles.
Amendment of Code of Regulations/Bylaws

Under the OGCL, the code of regulations may be amended by the holders of a majority of the voting power of a corporation at a meeting, or by the holders of two-thirds of the voting power of the corporation by written consent, unless the articles of incorporation or regulations permit amendment by a lower proportion (but not less than a majority) or by the directors.
The GBCC permits the shareholders to amend a corporation's bylaws. The GBCC also permits the board of directors to amend the bylaws unless: (i) the articles of incorporation reserve this power exclusively to the shareholders; or (ii) the shareholders, in amending a particular bylaw, provide expressly that the board of directors may not amend or repeal such bylaw.
The Ohio Code of Regulations permits holders of a majority of the voting power of the corporation to amend the Ohio Code of Regulations at any meeting of the shareholders called for that purpose.
The Georgia Bylaws will permit, subject to the Georgia Articles and the GBCC: (i) the Board of Directors to amend or repeal the Georgia Bylaws, or adopt new bylaws; or (ii) the shareholders to amend or repeal the Georgia Bylaws, or adopt new bylaws; provided, however, that with respect to the provisions of the Georgia Bylaws in which the corporation elects to have the Georgia "fair price requirements" and "business combinations" statutes (see discussions below) apply to it, such provisions of the Georgia Bylaws may only be repealed by the affirmative vote of in accordance with the relevant provisions of the GBCC. The Georgia Articles will provide that the Board of Directors is expressly authorized to amend or repeal the Georgia Bylaws, or adopt new bylaws, except as provided in the GBCC.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Interested Party Transactions

Under the OGCL, unless otherwise provided for in the corporation's articles of incorporation or code of regulations, a contract, action or transaction between a corporation and one or more of its directors or officers, or between the corporation and any other corporation in which one or more of its directors or officers are directors or have a financial or personal interest, will be considered valid if: (i) the material facts as to such person's relationship or interest as to the contract, action or transaction are disclosed or known to the directors or the committee and the directors or committee, in good faith reasonably justified by such facts, authorizes the contract, action or transaction by the affirmative vote of a majority of the disinterested directors (even if such disinterested directors constitute less than a quorum); (ii) the material facts as to such person's relationship or interest as to the contract, action or transaction are disclosed or known to the shareholders entitled to vote thereon and the transaction is specifically approved at a meeting of the shareholders by a majority of the voting power held by persons not interested in the contract, action or transaction; or (iii) the contract, action or transaction is fair as to the corporation as of the time it is authorized or approved by the directors, a committee of the directors, or the shareholders.
Under the GBCC: (i) if a director or a person related to such director is a party to a transaction or has a beneficial financial interest in or so closely linked to the transaction and of such financial significance to such director or such related person, whether or not brought before the board of directors of the corporation, that it would reasonably be expected to exert an influence on the director's judgment if such director were called upon to vote on the transaction; or (ii) if a transaction is brought before the board of directors of the corporation and any of the following persons is either a party to the transaction or has a beneficial interest so closely linked to the transaction and of such financial significance to such person that it would reasonably be expected to exert an influence on such director's judgment if such director were called upon to vote on the transaction: (a) an entity of which the director is a director, partner, agent or employee; (b) a person that controls one or more of such entities of which the director is a director, partner, agent or employee; or (c) an individual who is a general partner, principal or employer of the director, then such transaction shall not be enjoined so long as it was (1) approved by a majority of disinterested directors (but not less than two), (2) approved by a majority of the votes entitled to be cast by the holders of all qualified shares after appropriate disclosure to the shareholders regarding the conflicting interest transaction, or (3) fair to the corporation when judged in the circumstances at the time of commitment.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Business Combination Statutes

Chapter 1704 of the OGCL, also known as the Merger Moratorium Statute, prohibits business combinations and certain other business transactions between a corporation and a 10% shareholder for a period of three years after the shareholder becomes a 10% shareholder unless prior to becoming a 10% shareholder: (i) the board of directors approved the acquisition that resulted in the shareholder becoming a 10% holder; or (ii) the board of directors approved the business combination or other affected transaction. After the three-year period, the transaction must be approved by two-thirds of the voting power of the corporation in the election of directors and a majority of the disinterested shares or must satisfy certain other conditions. Pursuant to the OGCL, a corporation may opt-out of coverage under the Merger Moratorium Statute.
The GBCC provides that certain business combinations with "interested shareholders" (a person who beneficially owns 10% or more of a corporation's outstanding voting shares or is an affiliate of the corporation and was the beneficial owner of 10% or more of a corporation's outstanding voting shares at any time within the prior two years) may not be effected for a period of five years after the date on which such shareholder became an interested shareholder unless: (i) a majority of the directors approve the business combination which resulted in the shareholder becoming an interested shareholder (either specifically or as a transaction that is within an approved category of transactions); (ii) in the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder becomes the owner of 90% or more of the outstanding voting shares; or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in the interested shareholder being the owner of 90% or more of the outstanding voting shares. The GBCC requires an affirmative election by a corporation to have these provisions apply to it by having a specific bylaw provision. Pursuant to the GBCC, a corporation must opt-in to coverage under the business combination statute.
In the Ohio Articles, AdCare Ohio has not opted out of coverage under the Merger Moratorium Statute.	The Georgia Bylaws will have a provision in which it elects to have the corporation governed by the statute.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Other Anti-Takeover Provisions

Chapter 1701.831 of the OGCL, also known as the Control Share Acquisition Statute, requires shareholder approval of any acquisition of shares of an Ohio public corporation that would entitle the acquiring person to exercise more than 1/5, 1/3 or 1/2 of the total voting power of the corporation in the election of directors. The required shareholder approval is a majority of the voting power of the corporation in the election of directors represented at a meeting in person or by proxy and a majority of the disinterested shares represented at the meeting in person or by proxy. Pursuant to the OGCL, a corporation may opt-out of coverage under the Control Share Acquisition Statute.
Sections 14-2-1110 through 14-2-1113 of the GBCC, also known as the Fair Price Statute, apply to any business combinations between a corporation and an interested shareholder. Under the statute, business combinations with interested shareholders must be (i) unanimously approved by the "continuing directors" who must constitute at least three members of the board of directors at the time of such approval or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by shareholders, other than voting shares beneficially owned by the interested shareholder. This vote is not required if: (i) five days before the consummation of the business combination, the fair market value of the aggregate cash, securities or other consideration to be received by the shareholders is at least equal to the highest per share price paid by the interested shareholder for any shares acquired by it within the two-year period immediately prior to the announcement date or in the transaction in which it became an interested shareholder, whichever is higher; (ii) the shareholders receive cash or the same form of consideration as the interested shareholder previously paid for shares of the same class or series; (iii) after the interested shareholder has become an interested shareholder and prior to the consummation of the business combination, there are no changes with respect to dividend payments or amounts of dividends (unless approved by a majority of the continuing directors) nor increase in the interested shareholder's percentage ownership of any class or series of shares by more than 1% in any 12-month period; and (iv) the interested shareholder has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or tax advantages provided by the corporation. Pursuant to the GBCC, a corporation must opt-in to coverage under the Fair Price Statute.
AdCare Ohio has not opted out of coverage, in either the Ohio Articles or the Ohio Code of Regulations, under the Control Share Acquisition Statute.	The Georgia Bylaws will specify that the corporation will be subject to the Fair Price Statute.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Shareholder Approval of Sale of Substantially All Assets

The OGCL requires the approval of two-thirds of the voting power of the corporation for a sale of all or substantially all the assets of a corporation unless the articles of incorporation require a lower threshold (but not less than a majority).
The GBCC requires the approval of a majority of the voting power of the corporation for a sale of all or substantially all the assets of a corporation unless a corporation's articles of incorporation, bylaws or the board of directors require a greater vote.
The Ohio Articles require a majority of the voting power of the corporation to approve a sale of all or substantially all of the assets of the corporation.
Personal Liability of Directors

Under the OGCL, a director may only be held liable if the director's action or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation, unless the action or omission pertained to a transaction in which a director had a pecuniary interest or for unlawful loans, dividends or distributions. An Ohio corporation may opt out of this higher standard of culpability by adopting an appropriate provision in its articles of incorporation.
Under the GBCC, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited and a director is not liable to the corporation or its shareholders for any action taken as a director, or any failure to take any action, if such director performed the duties of his office: (i) in a manner he believes in good faith to be in the best interests of the corporation; and (ii) with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A corporation's articles of incorporation, however, may not limit or eliminate a director's personal liability: (a) for any breach of such director's duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or involving intentional misconduct; (c) for the payment of unlawful dividends, stock repurchases or redemptions; or (d) for any transaction in which the director received an improper personal benefit.
AdCare Ohio has not opted out of this higher standard.	The Georgia Articles will contain a provision limiting the liability of its directors to the fullest extent permitted by the GBCC.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Indemnification of Directors and Officers

The OGCL provides that directors and officers may be indemnified by a corporation for expenses (including attorneys' fees) incurred by them in defending a legal action brought against them, provided that such person acted: (i) in good faith and in a manner he reasonably believed to be in the best interests of the corporation; and (ii) with respect to a criminal action, if he had no reasonable cause to believe that his or her conduct was unlawful. The OGCL also provides that a corporation must indemnify a director or officer against expenses to the extent that the director or officer is successful on the merits or otherwise in defending the action. Notwithstanding the foregoing, a corporation may not indemnify an individual: (a) on any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person's duty unless a court determines, upon application, that despite the adjudication of liability, but in view of all circumstances of the case, such person is reasonably and fairly entitled to indemnity; or (b) in any action or suit in which the only liability asserted against a director is for unlawful loans, dividends or distribution of assets.
The GBCC provides that directors and officers may be indemnified by a corporation for expenses (including attorneys' fees) incurred by them in defending a legal action brought against them, provided that such person acted: (i) in good faith and in a manner he reasonably believed to be in the best interests of the corporation (and, in those cases in which the individual was not acting in his official capacity, if such individual's conduct was not opposed to the best interests of the corporation); and (ii) with respect to a criminal action, if he had no reasonable cause to believe that his conduct was unlawful. Furthermore, the GBCC provides that a corporation must indemnify a director or officer against expenses to the extent that the director or officer is wholly successful on the merits or otherwise in defending the action. A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that such director has met the relevant standard of conduct; or (b) in connection with any proceeding with respect to conduct for which such director was adjudged liable on the basis that personal benefit was improperly received by him, whether or not involving action in his official capacity.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
The Ohio Code of Regulations provides that AdCare Ohio shall indemnify any director or officer in respect of any matter as to which: (a) he was not adjudged liable for negligence nor guilty of misconduct in the performance of his duties; (b) acted in good faith in what he reasonably believed to be the best interest of the corporation; and (c) in any matter the subject of which is a criminal action, suit or proceeding, he had no reasonable cause to believe that his conduct was unlawful. Such determination in (a), (b) and (c) of the immediately preceding sentence is to be made by the Board of Directors of AdCare Ohio. In addition, the Ohio Articles provide that, in the event of a settlement, a director shall not be indemnified unless such settlement shall be found to be in the interest of the corporation by the court having jurisdiction of the action against such director or officer or of a suit involving his right to indemnification or a majority of the directors of the corporation then in office other than those involved in such matter.	Under the Georgia Bylaws, the corporation will indemnify an individual against liability incurred in a proceeding because such individual is a party to a proceeding due to the fact such individual is or was a director of officer of the corporation. However, a director or officer will not be indemnified for: (i) any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) unlawful distributions as set forth in the GBCC; or (iv) a transaction from which he received an improper personal benefit. The Georgia Bylaws also provide that a director or officer will be indemnified to the fullest extent as provided in the GBCC, and the Georgia Articles provide that a director will be indemnified to the fullest extent as provided for in the GBCC.
The Ohio Articles and Ohio Code of Regulations also provide that the indemnification provided thereby is not exclusive of any other rights to which any person seeking indemnification may be entitled.
Advancing Defense Costs to Directors

The OGCL requires a corporation to advance defense costs to directors unless: (i) the only allegations against the director are for loans, dividends and distributions that are contrary to law or its articles of incorporation; and (ii) its articles of incorporation or code of regulations provide, by specific reference to the OGCL, that the corporation is not required to advance defense costs.
The GBCC provides that expenses incurred by an officer or director in defending civil or criminal investigative actions, suits or proceedings may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon the receipt from such director or officer of: (i) written undertaking to repay the amount that it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation; and (ii) a written affirmation of his good faith belief that he has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated by the corporation's articles of incorporation.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Neither the Ohio Articles nor the Ohio Code of Regulations provides that the corporation is not required to advance defense costs to directors and officers.	The Georgia Bylaws will provide for mandatory advancement of expenses provided that a director or officer provides: (i) a written affirmation of his good faith belief that his conduct does not constitute the kind of behavior with respect to which the Georgia Bylaws will not provide indemnification; and (ii) his written undertaking to repay any funds advanced if it is ultimately determined that he is not entitled to indemnification under the Georgia Bylaws or the GBCC.
Authorized Capital Stock
The Ohio Articles authorize 29,000,000 shares of common stock, no par value per share, and 1,000,000 shares of preferred stock, no par value per share.	The Georgia Articles will authorize 55,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, no par value per share.
Preemptive Rights
Under the OGCL, unless as provided in a corporation's articles of incorporation, shareholders do not have preemptive rights in the issuance of additional securities.	Under the GBCC, unless as provided in a corporation's articles of incorporation, shareholders do not have preemptive rights in the issuance of additional securities.
The Ohio Code of Regulations does not provide for preemptive rights.	The Georgia Articles will not provide for preemptive rights.
Revocation of Proxies

Under the OGCL, a proxy is revocable unless the appointment is coupled with an interest, except that proxies given in connection with the shareholder authorization of a control share acquisition are revocable at all times prior to obtaining shareholder authorization, whether or not coupled with an interest.
Under the GBCC, a proxy is revocable unless the proxy states it is irrevocable and is coupled with an interest, and a proxy is valid for 11 months after receipt of the appointment form unless the appointment form expressly provides for a longer period.

Provisions Applicable to AdCare Ohio Before the Reincorporation Under the OGCL, the Ohio Articles and Ohio Code of Regulations	Provisions Applicable to the AdCare Georgia After the Reincorporation Under the GBCC, Georgia Articles and Georgia Bylaws
Dividends

Under the OGCL, the directors of an Ohio corporation may declare and pay dividends on outstanding shares of the corporation in an amount that does not exceed the surplus of the corporation (the excess of its assets over the sum of its liabilities and stated capital). An Ohio corporation may not pay any dividend to the holders of shares of any class in violation of the rights of the holders of shares of any other class or when a corporation is insolvent or there is reasonable ground to believe that by such payment it would be rendered insolvent. An Ohio corporation must notify its shareholders if a dividend is paid out of surplus.
Under the GBCC, subject to restrictions in a corporation's articles of incorporation, the directors of a Georgia corporation may declare and pay dividends on outstanding shares of the corporation unless, after making such distribution: (i) the corporation would not be able to pay its debts as they become due in the normal course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.
Dissenters' Rights

The OGCL does not provide for dissenters' rights if a corporation's shares are listed on a national securities exchange and the consideration to be received by the shareholders consists of shares or shares and cash, in lieu of fractional shares, that, immediately following the effective time of the transaction, are listed on a national securities exchange and for which no proceedings are pending to delist the shares from such exchange.
The GBCC does not provide for dissenters' rights if a corporation's shares are listed on a national securities exchange unless: (i) the articles of incorporation provide otherwise; or (ii) in a plan or merger, the shareholders are required to accept anything other than shares of the surviving corporation which is listed on a national securities exchange or held of record by more than 2,000 shareholders.

Description of Capital Stock Upon the Effectiveness of the Reincorporation

        If Proposal 1 is approved and the Reincorporation becomes effective, then the Company will be incorporated and governed by the GBCC, the Georgia Articles and the Georgia Bylaws. The following is a description of the capital stock of AdCare Georgia upon the effectiveness of the Reincorporation. This description is not intended to be complete and is qualified in its entirety by reference to the GBCC and the full texts of the Georgia Articles and the Georgia Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Declaration of Conversion, which is attached as Appendix A to this proxy statement.

General

        Upon the effectiveness of the Reincorporation: (i) the authorized shares of common stock, no par value, will increase from 29,000,000 shares to 55,000,000 shares; and (ii) the authorized shares of preferred stock, no par value, will increase from 1,000,000 shares to 5,000,000 shares.

        Upon effectiveness of the Reincorporation, each outstanding share of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock will continue to be an outstanding share of AdCare Georgia common stock and AdCare Georgia Series A Preferred Stock, respectively. All outstanding shares of AdCare Ohio common stock and AdCare Ohio Series A Preferred Stock are, and all outstanding shares of AdCare Georgia common stock and AdCare Georgia Series A Preferred Stock will be upon effectiveness of the Reincorporation, fully paid and non-assessable.

Common Stock

        Voting Rights.    Each holder of AdCare Georgia common stock will continue to be entitled to one vote for each share of common stock held of record on the applicable record date on all matters submitted to a vote of shareholders. Except for the election of directors, which will continue to be determined by a plurality vote of the votes cast by the shares entitled to vote in the election, or as otherwise may be provided by applicable law or the rules of the NYSE MKT, a corporate action voted on by shareholders generally is approved, provided a quorum is present, if the votes cast within the voting group favoring the action exceed the votes cast opposing the action. Holders of AdCare Georgia common stock will continue not to be entitled to cumulate their votes in the election of directors.

        Dividend Rights.    Holders of AdCare Georgia common stock will continue to be entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, subject to any preferential dividend rights or other preferences granted to the holders of any of the outstanding shares of AdCare Georgia preferred stock.

        Rights Upon Liquidation.    In the event of any liquidation, dissolution or winding up of AdCare Georgia, whether voluntary or involuntary, the holders of AdCare Georgia common stock will continue to be entitled to share ratably in all remaining assets available for distribution to shareholders after payment of, or provision for, AdCare Georgia's liabilities, subject to prior distribution rights of shares of AdCare Georgia preferred stock, if any, then outstanding.

        Preemptive Rights.    Holders of AdCare Georgia common stock will continue not to have any preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities of the Company.

Series A Preferred Stock

        Each share of AdCare Ohio Series A Preferred Stock outstanding at the effective time of the Reincorporation shall be converted into a share of AdCare Georgia Series A Preferred Stock. The shares of AdCare Georgia Series A Preferred Stock shall have the express terms set forth in the Georgia Articles, which terms are identical in all material respects to the express terms of the AdCare Ohio Series A Preferred Stock set forth in the Ohio Articles.

        Dividends.    Holders of AdCare Georgia Series A Preferred Stock will be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.875% per annum of the $25.00 per share liquidation preference, equivalent to $2.7187 per annum per share. Dividends on the AdCare Georgia Series A Preferred Stock will accrue daily and will be cumulative from, but excluding, the date of original issuance and are payable quarterly in arrears on or about the last calendar day of each March, June, September and December.

        Under certain conditions relating to AdCare Georgia's non-payment of dividends on the AdCare Georgia Series A Preferred Stock, or if the AdCare Georgia Series A Preferred Stock is no longer listed on the New York Stock Exchange, the NYSE MKT or The NASDAQ Global, Global Select or Capital Market or any comparable national securities exchange or securities market (each, a "national exchange") for at least 180 consecutive days, the dividend rate on the AdCare Georgia Series A Preferred Stock will increase to 12.875% per annum (the "Penalty Rate").

        Penalties as a Result of Failure to Pay Dividends.    If, at any time, there is a dividend default because cash dividends on the outstanding AdCare Georgia Series A Preferred Stock are accrued but not paid in full for any four consecutive or non-consecutive quarterly periods (a "Dividend Default"), then, until AdCare Georgia has paid all accumulated and unpaid dividends on the shares of the AdCare Georgia Series A Preferred Stock in full: (i) the annual dividend rate on the AdCare Georgia

Series A Preferred Stock will be increased to the Penalty Rate commencing on the first day after the missed fourth quarterly payment; and (ii) the holders of the AdCare Georgia Series A Preferred Stock will have the voting rights described under "—Voting Rights." Once AdCare Georgia has paid all accumulated and unpaid dividends in full and has paid cash dividends at the Penalty Rate in full for an additional two consecutive quarters the dividend rate will be restored to the stated rate and the foregoing provisions will not be applicable unless it again fails to pay a quarterly dividend during any future quarter.

        Penalties as a Result of Failure to Maintain a Listing on a National Exchange.    If AdCare Georgia fails for 180 or more consecutive days to maintain a listing of the AdCare Georgia Series A Preferred Stock on a national exchange (a "Delisting Event"), then: (i) the annual dividend rate on the AdCare Georgia Series A Preferred Stock will be increased to the Penalty Rate on the 181st day; and (ii) the holders of the AdCare Georgia Series A Preferred Stock will have the voting rights described under "—Voting Rights." Such increased dividend rate and voting rights will continue for so long the AdCare Georgia Series A Preferred Stock is not listed on a national exchange.

        Special Redemption Upon Change of Control.    Following a "Change of Control" of AdCare Georgia by a person or entity, AdCare Georgia (or the acquiring entity) will be required to redeem the AdCare Georgia Series A Preferred Stock, in whole but not in part, within 120 days after the date on which the Change of Control has occurred for cash, at the price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

        A "Change of Control" will be deemed to occur when the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of AdCare Georgia's stock entitling that person to exercise more than 50% of the total voting power of all AdCare Georgia's stock entitled to vote generally in the election of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any acquisition described in the bullet point above, neither AdCare Georgia nor the acquiring or surviving entity has a class of common securities (or American depositary receipts representing such securities) listed on a national exchange.

        Optional Redemption.    AdCare Georgia may not redeem the AdCare Georgia Series A Preferred Stock prior to December 1, 2017, except AdCare Georgia will be required to redeem the AdCare Georgia Series A Preferred Stock following a Change of Control. On and after December 1, 2017, AdCare Georgia may redeem the AdCare Georgia Series A Preferred Stock for cash at its option, from time to time, in whole or in part, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to the redemption date.

        Ranking.    The AdCare Georgia Series A Preferred Stock will rank: (i) senior to AdCare Georgia common stock and any other shares of stock that AdCare Georgia may issue in the future, the terms of which specifically provide that such stock ranks junior to the AdCare Georgia Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up ("junior shares"); (ii) equal to any shares of stock that AdCare Georgia may issue in the future, the terms of which specifically provide that such stock ranks on parity with the AdCare Georgia Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up ("parity shares"); (iii) junior to all other shares of stock issued by AdCare

Georgia, the terms of which specifically provide that such stock ranks senior to the AdCare Georgia Series A Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such issuance would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of AdCare Georgia Series A Preferred Stock) ("senior shares"); and (iv) junior to all AdCare Georgia's existing and future indebtedness.

        Liquidation Preference.    If AdCare Georgia liquidates, dissolves or winds up its operations, then the holders of the AdCare Georgia Series A Preferred Stock will have the right to receive $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) to, but excluding, the date of payment, before any payments are made to the holders of AdCare Georgia common stock and any other junior shares, if any. The rights of the holders of the AdCare Georgia Series A Preferred Stock to receive the liquidation preference will be subject to the proportionate rights of holders of each other future series or class of parity shares and subordinate to the rights of senior shares.

        Voting Rights.    Holders of AdCare Georgia Series A Preferred Stock generally will not have any voting rights, except as otherwise required by law. However, if a Dividend Default or Delisting Event occurs, then the holders of the AdCare Georgia Series A Preferred Stock (voting together as a class with the holders of all other classes or series of stock AdCare Georgia may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the AdCare Georgia Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on the Board of Directors until a "Correction Event," as described in the Georgia Articles, occurs. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of AdCare Georgia Series A Preferred Stock will be required for AdCare Georgia to authorize or issue any class or series of senior shares, to amend any provisions of the Georgia Articles so as to materially and adversely affect any rights of the AdCare Georgia Series A Preferred Stock or to take certain other actions.

        No Maturity.    The AdCare Georgia Series A Preferred Stock will not have any stated maturity and will not be subject to any sinking fund or mandatory redemption, except following a Change of Control. Accordingly, absent a Change of Control, the shares of AdCare Georgia Series A Preferred Stock will remain outstanding indefinitely unless AdCare Georgia decides to redeem them.

        No Conversion.    The AdCare Georgia Series A Preferred Stock is not, pursuant to its terms, convertible into or exchangeable for any other securities or property.

Other Series of AdCare Georgia Preferred Stock

        Pursuant to the Georgia Articles, the Board of Directors will continue to have the authority, without further action by shareholders, to issue one or more additional series of preferred stock. The Board of Directors may determine the preferences, limitations and relative rights of: (i) any class of shares before the issuance of any shares of that class; or (ii) one or more series within a class, and designate the number of shares within that series, before the issuance of any shares of that series. In addition, after the Board of Directors has established a series in accordance with the terms of the GBCC, the Board of Directors may increase or decrease the number of shares contained in the series, but not below the number of shares then issued, or eliminate the series where no shares have been issued. The issuance of AdCare Georgia preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by shareholders and may adversely affect the market price of, and the voting and other rights of the holders of, the AdCare Georgia common stock. These effects might include, among other things, restricting dividends on the AdCare Georgia common stock, diluting the voting power of the AdCare Georgia common stock or impairing the liquidation rights of the AdCare Georgia common stock.

 Limitation of Director Liability and Indemnification

        The Georgia Bylaws provide that, to the fullest extent permitted by the GBCC, AdCare Georgia shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer of AdCare Georgia, provided that this limitation of liability does not apply to any liability:

  •
  for any transaction in which the individual appropriated a business opportunity of AdCare Georgia;

  •
  for any acts or omissions which involve intentional misconduct or a knowing violation of law;

  •
  under Section 14-2-832 of the GBCC (governing unlawful distributions to shareholders); or

  •
  for any transaction from which the individual derived an improper personal benefit.

        Furthermore, the GBCC currently provides that AdCare Georgia may not indemnify a director:

  •
  in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met certain standards of conduct under the GBCC; or

  •
  for any transaction from which the director derived an improper personal benefit.

        However, in the event the GBCC is amended to authorize corporate action to provide directors greater rights to indemnification, then such rights will be expanded to the fullest extent permitted by the GBCC, as so amended. The Georgia Bylaws further provide that AdCare Georgia will indemnify each of its directors or officers to the fullest extent authorized by the GBCC and may indemnify other persons as authorized by the GBCC.

Dissenters' or Appraisal Rights

        The shareholders will not be entitled to dissenters' rights or appraisal rights in connection with the Reincorporation.

Accounting Treatment of the Reincorporation

        The Reincorporation has no effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation. Accordingly, the historical consolidated financial statements of AdCare Ohio previously reported to the SEC as of and for all periods through the date of this proxy statement remain the consolidated financial statements of AdCare Georgia.

Material United States Federal Income Tax Consequences of the Reincorporation

        The following is a discussion of the material United States federal income tax consequences of the Reincorporation that are generally applicable to holders of shares of the Company's common stock and Series A Preferred Stock. The discussion does not address all federal income tax consequences that may be important to particular holders of shares of the Company's common stock and Series A Preferred Stock in light of their individual circumstances or who are subject to special treatment under federal income tax laws (such as shareholders who are dealers in securities, banks, insurance companies, regulated investment companies, tax-exempt entities, foreign persons and shareholders that acquired their shares in connection with a stock option plan or other compensatory transaction). This discussion is based on the provisions of United States federal income tax law as of the date hereof, which are subject to change, potentially with retroactive effect, and does not address any foreign, state or local tax consequences of the Reincorporation.

        The Company intends that the Reorganization of the Company from Ohio to Georgia will qualify as a tax-free "reorganization" described in Section 368(a)(1)(F) of the Internal Revenue Code.

Assuming that the Reincorporation will qualify as a reorganization, then, provided that the shares of AdCare Ohio common stock or Series A Preferred Stock are held as capital assets on the date of the Reincorporation: (i) no gain or loss will be recognized by the Company as a result of the Reincorporation; (ii) no gain or loss will be recognized by the holders of shares of AdCare Ohio common stock or Series A Preferred Stock as a result of the Reincorporation; (iii) the aggregate tax basis of AdCare Georgia common stock or Series A Preferred Stock received by a shareholder of the Company will be the same as the shareholder's basis of the shares of AdCare Ohio common stock or Series A Preferred Stock converted therefor; and (iv) a shareholder's holding period for the shares of AdCare Georgia common stock or Series A Preferred Stock received by a shareholder of the Company will include the holding period of the shares of AdCare Ohio common stock or Series A Preferred Stock converted therefor.

        The Company has not requested a ruling from the Internal Revenue Service or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation. The Company's view regarding the federal income tax consequences of the Reincorporation is not binding on the Internal Revenue Service or the courts. Accordingly, shareholders should consult their own tax advisors with respect to all of the potential tax consequences of the Reincorporation.

Required Vote and the Board of Directors' Recommendation

        Approval of the Reincorporation requires that the holders of at least a majority of the shares of common stock outstanding as of the record date vote "FOR" Proposal 1. Any shares of common stock that are not voted (wherein by abstention or otherwise) will have the effect of a vote against Proposal 1. Unless otherwise instructed, the proxy holders will vote the proxies held by them "FOR" the Reincorporation.

The Board of Directors recommends a vote "FOR" the Reincorporation of the Company from the State of Ohio to the State of Georgia.

PROPOSAL 2:
ELECTION OF TEN DIRECTORS PURSUANT TO GEORGIA LAW AND GEORGIA GOVERNING
DOCUMENTS IF PROPOSAL 1 IS APPROVED
(Proposal 2 Will Not be Considered if Shareholders Do Not Approve Proposal 1)

        If Proposal 1 is approved and the Reincorporation becomes effective, then we will be incorporated in Georgia and governed by the GBCC, the Georgia Articles and the Georgia Bylaws. The Georgia Bylaws provide that the number of directors shall be no less than three and no greater than 12 as may be determined by resolution of the Board of Directors from time to time. The Board of Directors has fixed the number of directors at ten. The Georgia Articles provide that the Board of Directors shall be divided into three classes designated as Class I, Class II and Class III, each of which shall be as nearly equal in number of directors as possible. The initial terms of the Class I directors, Class II directors and Class III directors will be one year, two years and three years, respectively. After the expiration of these initial terms, successors to the directors in each of Class I, Class II and Class III will have a three-year term, with one class of directors being elected each year.

        Accordingly, if Proposal 1 is approved and the Reincorporation becomes effective, then we will elect ten directors at the Annual Meeting, with four directors to serve as Class I directors, three directors to serve as Class II directors and three directors to serve as Class III directors. If Proposal 1 is approved and the Reincorporation becomes effective, then the nominees for the election of directors at the Annual Meeting are as follows:

Name	Class I (standing for election for an initial one-year term expiring at the 2014 Annual Meeting of Shareholders)	Class II (standing for election for an initial two-year term expiring at the 2015 Annual Meeting of Shareholders)	Class III (standing for election for an initial three-year term expiring at the 2016 Annual Meeting of Shareholders)
Christopher F. Brogdon			X
Michael J. Fox	X
Boyd P. Gentry	X
Peter J. Hackett			X
Jeffrey L. Levine		X
Joshua J. McClellan	X
Philip S. Radcliffe		X
Laurence E. Sturtz			X
David A. Tenwick		X
Gary L. Wade	X

        For additional information about the director nominees and their qualifications, see "Board Matters and Corporate Governance—Members of the Board of Directors." Each director will be elected by a plurality of the votes cast and, if elected pursuant to Proposal 2, will be elected to serve a one-, two- or three-year term commencing at the Annual Meeting as described above. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the proxy holders will vote the proxies held by them "FOR" the election to the Board of Directors of each of the nominees named above.

The Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the nominees named above.

 PROPOSAL 3:
ELECTION OF TEN DIRECTORS PURSUANT TO OHIO LAW AND OHIO GOVERNING
DOCUMENTS IF PROPOSAL 1 IS NOT APPROVED
(Proposal 3 Will Not be Considered if Shareholders Approve Proposal 1)

        If Proposal 1 is not approved, then we will remain incorporated in the State of Ohio and will continue to be governed by the OGCL, the Ohio Articles and the Ohio Code of Regulations. The Ohio Code of Regulations provides that the number of directors may be determined from time to time by the Board of Directors at not less than three and not more than 11. The Board of Directors has set the number of directors at ten. The Ohio Articles provide that the terms of the directors shall be staggered but unequal, with three directors serving a one-year term, three directors serving a two-year term and three directors serving a three-year term.

        Accordingly, if Proposal 1 is not approved, then we will elect ten directors at the Annual Meeting to serve staggered but unequal terms, with: (i) three directors to serve a three-year term or until the 2016 Annual Meeting of Shareholders (the "Three-Year Class"); (ii) three directors to serve a two-year term or until the 2015 Annual Meeting of Shareholders (the "Two-Year Class"); and (iii) four directors to serve a one-year term or until the 2014 Annual Meeting of Shareholders (the "One-Year Class"). Successors to the directors in the Three-Year Class, Two-Year Class and One-Year Class will hold office for terms of three years, two years and one year, respectively. If Proposal 1 is not approved, then the nominees for the election of directors at the Annual Meeting are as follows:

Name	One-Year Class (standing for election for a one-year term expiring at the 2014 Annual Meeting of Shareholders)	Two-Year Class (standing for election for a two-year term expiring at the 2015 Annual Meeting of Shareholders)	Three-Year Class (standing for election for a three-year term expiring at the 2016 Annual Meeting of Shareholders)
Christopher F. Brogdon			X
Michael J. Fox	X
Boyd P. Gentry	X
Peter J. Hackett			X
Jeffrey L. Levine		X
Joshua J. McClellan	X
Philip S. Radcliffe		X
Laurence E. Sturtz			X
David A. Tenwick		X
Gary L. Wade	X

        For additional information about the director nominees and their qualifications, see "Board Matters and Corporate Governance—Members of the Board of Directors." Each director will be elected by a plurality of the votes cast and, if elected pursuant to Proposal 3, will be elected to serve a one-, two- or three-year term commencing at the Annual Meeting as described above. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the proxy holders will vote the proxies held by them "FOR" the election to the Board of Directors of each of the nominees named above.

The Board of Directors recommends a vote "FOR" the election to the Board of Directors of each of the nominees named above.

 PROPOSAL 4:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Pursuant to Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), we are providing to shareholders an opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC's compensation disclosure rules. This is commonly known as a "say-on-pay" vote.

        Our executive compensation programs are designed to: (i) motivate, retain and recruit the executive talent needed to drive shareholder value and help us grow our business; (ii) reward the achievement of short-term and long-term performance goals; (iii) establish an appropriate relationship between executive pay and short-term and long-term performance; (iv) balance salary and incentive compensation to encourage performance; and (v) align the interests of our named executive officers with those of our shareholders. See "Executive Compensation" for additional details about our executive compensation programs, including information about the 2012 compensation of our named executive officers.

        We are asking shareholders to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement. This say-on-pay vote gives shareholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement. Accordingly, we will ask shareholders to vote "FOR" the following resolution at the Annual Meeting:

  "RESOLVED, that the shareholders of AdCare Health Systems, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the "Executive Compensation" section of this proxy statement pursuant to the SEC's compensation disclosure rules, which disclosure includes the compensation tables and narrative discussion."

        The say-on-pay vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of our shareholders. To the extent there is a significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

        Approval, on an advisory basis, of the compensation of our named executed officers as disclosed above requires that the votes cast in favor of Proposal 4 exceed the votes cast against Proposal 4. Unless otherwise instructed, the proxy holders will vote proxies held by them "FOR" the approval of the compensation of our named executive officers as described above.

The Board of Directors recommends a vote "FOR" the approval of our executive compensation as described above.

 PROPOSAL 5:
ADVISORY VOTE ON THE FREQUENCY OF SAY-ON-PAY

        Pursuant to Section 14A of the Exchange Act and the Dodd-Frank Act, we also are providing the shareholders an opportunity to cast a separate non-binding, advisory vote indicating how frequently we should seek a say-on-pay vote on executive compensation. The vote provides shareholders with four voting choices regarding the frequency of a say-on-pay vote: (i) one year; (ii) two years; (iii) three years; or (iv) abstain. Shareholders will not be voting to approve or disapprove the recommendations of the Board of Directors.

        After careful consideration, the Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company and, therefore, recommends that you vote in favor of a three-year interval for the advisory vote on executive compensation.

        In formulating its recommendation, the Board of Directors considered the importance of receiving regular input from shareholders on important issues, such as our compensation policies, practices and procedures. The Board of Directors recognizes, however, that well-structured executive compensation programs should include plans designed to drive the creation of shareholder value over the long term and do not simply focus on short-term gains. Accordingly, the Board of Directors believes a triennial vote would be the most appropriate option for the Company because it would provide the Company with time to assess the effectiveness of our executive compensation programs over the long term and to thoughtfully respond to shareholder concerns and evaluate whether any actions are necessary to address those concerns.

        The vote on the preferred frequency of the say-on-pay vote is advisory and, therefore, not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Board of Directors and the Compensation Committee will consider the results of the vote, as well as other communications from shareholders, in determining the frequency of future say-on-pay votes. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the non-binding option recommended by our shareholders.

        Unless otherwise instructed, the proxy holders will vote proxies held by them in favor of a "THREE YEAR" frequency on the say-on-pay vote as described above.

The Board of Directors recommends a vote for the option of once every "THREE YEARS" as the preferred frequency of say-on-pay.

 PROPOSAL 6:
RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has authority to retain and terminate the Company's independent registered public accounting firm. The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2013. Although shareholder ratification of the appointment of KPMG is not required, the Board of Directors believes that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders should not ratify the appointment of KPMG, then the Audit Committee will reconsider the appointment. For a description of the fees paid to KPMG, see "Audit Committee Matters—Fees and Services of Independent Registered Accounting Firms."

        One or more representatives of KPMG are expected to be present at the Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

        Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013, requires that the votes cast in favor of Proposal 6 exceed the votes cast against Proposal 6. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the proxy holders will vote the proxies held by them "FOR" the ratification of the appointment of KPMG.

The Board of Directors recommends a vote "FOR" the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2013.

 PROPOSAL 7:
ADJOURNMENT OF THE ANNUAL MEETING IN ORDER TO SOLICIT ADDITIONAL PROXIES
IN FAVOR OF PROPOSAL 1

        If there are not sufficient votes at the time of the Annual Meeting to approve Proposal 1, then management may propose to adjourn the Annual Meeting to a later date or dates in order to permit the solicitation of additional proxies in favor of Proposal 1. Under Ohio law, the holders of a majority of voting shares present in person or represented by valid proxy at a meeting (whether or not a quorum is present) may adjourn such meeting. Furthermore, upon an adjournment, no notice of an adjournment need be given to you if the time and place and means by which shareholders can be present and vote at the adjourned meeting are fixed and announced at the Annual Meeting, and no new record date is fixed for the adjourned meeting unless the directors decide to fix a new record date.

        In order to permit proxies that have been received by us at the time of the Annual Meeting to be voted for an adjournment of the Annual Meeting to solicit additional votes in favor of Proposal 1, if necessary, we are submitting Proposal 7 to you as a separate matter for your consideration.

        In Proposal 7, we are asking you to authorize the proxy holders to vote in favor of adjourning the Annual Meeting, and any later adjournments, in order to solicit additional proxies in favor of Proposal 1, if necessary. If Proposal 7 is approved, then we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from the shareholders that have previously voted against Proposal 1. As a result, even if proxies representing a sufficient number of votes against Proposal 1 have been received, we could adjourn the Annual Meeting without a vote on Proposal 1 and seek to convince the holders of those shares of common stock to change their votes to vote in favor of Proposal 1.

        The Board of Directors believes that if the number of shares of common stock present in person or represented by proxy at the Annual Meeting and voting in favor of Proposal 1 is not sufficient to approve Proposal 1, then it is in the best interests of the shareholders to enable the Board of Directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1.

        Authorization of the proxy holders to vote in favor of adjourning the Annual Meeting to solicit additional proxies in favor of Proposal 1, if necessary, requires that the votes cast in favor of Proposal 7 exceed the votes cast against Proposal 7. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the outcome of the vote. Unless otherwise instructed, the proxy holders will vote the proxies held by them "FOR" the approval of the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary.

The Board of Directors recommends a vote "FOR" the adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary.

BOARD MATTERS AND CORPORATE GOVERNANCE

Members of the Board of Directors

        The Board of Directors currently consists of ten directors. Set forth below is, as of October 18, 2013, certain biographical information for each of our directors, as well as a description of the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that each individual should serve as one of our directors.

        David A. Tenwick.    Mr. Tenwick, age 75, is our founder and has served as our Chairman and as a director since our organization was founded in August 1991. Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990. In this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company; AmeriCare Health & Retirement, Inc., a long-term care management company; and Circle K Corporation, a convenience store chain. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company that invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp Energy, Mr. Tenwick was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned his Bachelor of Business Administration (B.A.) and Juris Doctor (J.D.) degrees from the University of Cincinnati in 1960 and 1962, respectively. Mr. Tenwick's tenure with the Company and legal and business background provide experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Christopher Brogdon.    Mr. Brogdon, age 64, has served as a director since September 2009. Mr. Brogdon currently serves as the Company's Vice-Chairman and a consultant to the Company. Previously, Mr. Brogdon served as the Company's Chief Acquisition Officer from September 2009 through December 2012. Mr. Brogdon has been primarily responsible for directing the Company's acquisition strategy. Mr. Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community. Since 1998, Mr. Brogdon has owned and operated Brogdon Family LLC which owns and operates nursing homes, assisted living facilities and restaurants. Mr. Brogdon previously served as Chairman of the Board of NYSE-listed Retirement Care Associates and Chairman of the Board of NASDQ-listed Contour Medical. Mr. Brogdon's extensive background with public companies and his experience in nursing home development, acquisitions and mergers as well as his experience in financing those activities provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Michael J. Fox.    Mr. Fox, age 36, has served as a director since October 2013. Mr. Fox is the Chief Executive Officer of Park City Capital, LLC ("Park City"), an equity hedge fund he founded in June 2008. From 2000 to 2008, Mr. Fox worked at J.P. Morgan Securities, where he finally served as a Senior Analyst and Vice President. In this position, Mr. Fox served as the head of JPMorgan's Business Services Equity Research Group that covered 16 companies, including commercial real estate services, construction services, uniform rental services and staffing services. Mr. Fox received his Bachelor of Business Administration (B.B.A.) degree from Texas Christian University. Mr. Fox's expertise and background in the financial and equity markets and his involvement in researching the commercial real estate industry provide experience that the Board of Directors considers valuable.

        Boyd P. Gentry.    Mr. Gentry, age 54, has served as a director since December 2009 and became Co-Chief Executive Officer of the Company in January 2011 and President and Chief Executive Officer in June 2011. Mr. Gentry was employed by Mariner Health Care, Inc., a former NYSE publicly held long-term health care provider, from 1995 to 2007, and promoted to Chief Financial Officer subsequent to its 2004 going private transaction sponsored by National Senior Care. He transitioned to an ongoing consulting role for Mariner in September 2007 when he was recruited to Millennium Pharmacy Systems, Inc. to serve as Chief Financial Officer. He remained with Millennium until 2009 and rejoined Mariner Health Care, Inc. as its President in April of 2010. From 1982 until 1995, Mr. Gentry was employed with Bank of America and its predecessors with various financial responsibilities as Senior Vice President. Mr. Gentry received his Bachelor of Arts (B.A.) degree in Economics from Knox College in Galesburg, Illinois and his Master of Business Administration (M.B.A.) degree in Finance and Accounting from Southern Methodist University in Dallas, Texas. Mr. Gentry's expertise and background in the healthcare industry provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable, especially as the Company expands its operations and adds to the number of nursing home beds that it owns or leases.

        Peter J. Hackett.    Mr. Hackett, age 75, has served as a director since May 2005. Mr. Hackett is a certified public accountant who received his Bachelor of Arts (B.A.) degree from the University of Notre Dame and his Master of Arts (M.A.) degree from The Ohio State University in 1959 and 1965, respectively. Mr. Hackett worked as an auditor and was a stockholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003. Mr. Hackett served as the Chief Executive Officer of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003. Since 2003 until present, Mr. Hackett has acted as a consultant for Clark, Schaefer, & Hackett & Co. Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Hackett was a member of the board of directors of Mercy Medical Center from 1972 to 1995. Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area. Mr. Hackett's extensive financial and auditing background provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Jeffrey L. Levine.    Mr. Levine, age 62, has served as a director since December 2005. He also served as a director of the Company from its organization in 1991 until 2003. Mr. Levine received his Bachelor of Science (B.S.) degree in Business from Miami University in 1973 and his Juris Doctor (J.D.) degree from Capital University Law School in 1976. He has worked as an industrial and commercial real estate broker from 1975 to present. He is the President of the Levine Real Estate Company and the Senior Vice President of Cassidy Turley. He is the past President of Larry Stein Realty. Mr. Levine has extensive experience in negotiating and appraising commercial and investment real estate. Mr. Levine has served as an officer and director on several private and public real estate companies and financial institutions. He is a member of the National Association of Realtors, the Ohio State Bar Association and the Florida State Bar Association. Mr. Levine's extensive real estate background provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Joshua J. McClellan.    Mr. McClellan, age 42, has served as a director since December 2009. From 1996 to 2006, Mr. McClellan served as the Founder and President of McClellan Health Systems, Inc., a long-term health care provider located in northwest Ohio. Through acquisitions and development, he grew his company from a single, skilled nursing facility to a large regional healthcare provider which he sold in June 2006. In 2011, he co-founded Azura Living, Inc., a rehabilitation facility located in Denver, Colorado which has the capacity to provide rehabilitation and other medical services to approximately 100 residents. Mr. McClellan received his Bachelor of Science (B.S.) degree from Ohio State University and his Master of Business Administration (M.B.A.) degree from the University of Findlay in Findlay, Ohio. Mr. McClellan was also a member of the Young Presidents Organization for several years. Mr. McClellan's expertise and background in the healthcare and nursing home industries provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Philip S. Radcliffe.    Mr. Radcliffe, age 76, has served as a director since our organization was founded in August 1991. Mr. Radcliffe has spent his career in the industrial computer industry. Through the 1960s, Mr. Radcliffe was employed by IBM and then The Westinghouse Electric Company in their Computer and Instruments Division. Mr. Radcliffe next became an entrepreneur and participated in the startup of an industrial systems integration supplier. Mr. Radcliffe served as the Chief Financial Officer of this company and led the effort in the company becoming public and directed all SEC reporting requirements. In 1980, Mr. Radcliffe started his own virtual company in the Washington, DC area providing turnkey data acquisition and control systems to industry and the government. Since 1992, Mr. Radcliffe has assisted several early-stage high-tech companies in developing their business plan, locating funds and providing oversight and mentoring. Since 1970, Mr. Radcliffe has served on the boards of directors of several private and public companies. Mr. Radcliffe has served as a mentor for the Dingman School of Entrepreneurship, affiliated with the University of Maryland School of Business. Mr. Radcliffe received his Bachelor's Degree from Baldwin Wallace College in 1959. Mr. Radcliffe's expertise and background in founding and advising start-up companies and helping them transition to public SEC reporting companies provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable. In addition, his expertise in information technology is valuable as the Company continues to acquire long-term care facilities.

        Laurence E. Sturtz.    Mr. Sturtz, age 70, has served as a director since June 2005. Mr. Sturtz is a retired attorney at law. He received his Bachelor of Arts (B.A.) degree in Economics and his Juris Doctor (J.D.) degree from The Ohio State University in 1964 and 1967, respectively. Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002. Mr. Sturtz left the private practice of law for six years, from 1982 to 1988, during which time he served as Vice President and General Counsel, and then President and Chief Executive Officer, of Strata Corporation, a public company based in Columbus, Ohio. In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy LLP. Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before the Court during the course of his career. Mr. Sturtz has served as a director of Advanced Biological Marketing, Inc. since 2005, and was Chairman of the Board of The Language Access Network from March 2006 until December 2007. Mr. Sturtz currently works as a mediator and arbitrator in Florida and Ohio. Mr. Sturtz's extensive legal experience, management background and experience with public companies provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

        Gary L. Wade.    Mr. Wade, age 76, has served as our President and as a director since 1995 and became Chief Executive Officer in 1998. Mr. Wade became Co-Chief Executive Officer (with Mr. Gentry) in January 2011 and retired as Chief Executive Officer and President in June 2011. In 1988, Mr. Wade was a co-founder of AdCare Health Systems, Inc., whose assets we acquired in 1995. From 2011 until 2012, Mr. Wade also served as a Vice President for Dayfield Senior Solutions, LLC, a manager of operations and financials for assisted living and skilled nursing facilities. Prior to that, he served as the Chief Executive Officer and President of St. John's Mercy from 1980 to 1989 and was responsible for the development and operation of Oakwood Village Retirement Community in 1987, a continuing care retirement community, and the operation of St. John's Center, a sub-acute long-term care facility. His extensive experience in health care also includes work with chemical abuse treatment programming and care for Alzheimer's patients. Mr. Wade earned his undergraduate degree at Ohio University and his Master of Business Administration (M.B.A.) degree from Xavier University, where he specialized in hospital and health care administration. He is a past Chairman of the Ohio Assisted Living Association and served on the Government Relations and Health Care committees of the Association of Ohio Philanthropic Homes. Mr. Wade's tenure with the Company and healthcare business background provides experience that the Nominating and Corporate Governance Committee and the Board of Directors consider valuable.

 Arrangements with Directors Regarding Election/Appointment

        On October 1, 2013, we entered into a letter agreement (the "Fox Agreement") with Park City and Mr. Fox. Pursuant to the Fox Agreement, effective October 1, 2013, the Board of Directors increased the size of the Board of Directors from nine to ten members and appointed Mr. Fox as a director of the Company to fill the vacancy created thereby for a term that expires at the Annual Meeting. We also agreed: (i) to include Mr. Fox in our slate of nominees for election as a Class I director at the Annual Meeting to hold office until the 2014 Annual Meeting of Shareholders; and (ii) to use our reasonable best efforts to cause the re-election of Mr. Fox to the Board of Directors as a Class I director at the Annual Meeting.

        Pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Park City shall take such action as may be required so that all of the capital stock of the Company which is entitled to vote generally in the election of directors (the "Voting Securities") and is beneficially owned by Park City, or any person who, within the meaning of Rule 12b-2 under the Exchange Act, is "controlling," "controlled by" or "under common control with" Park City (the "Park City Group"), is voted in favor of each of the Board of Directors' nominees to the Board of Directors at any and all meetings of our shareholders or at any adjournment or postponement thereof or in any other circumstance in connection with which a vote, consent or other approval of holders of Voting Securities is sought with respect to the election of any nominee to the Board of Directors.

        In addition, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Park City will not do or agree or commit to do (or encourage any other person to do or agree or commit to do) and will not permit any member of the Park City Group or any affiliate or associate thereof to do or agree or commit to do (or encourage any other person to do or agree or commit to do) any of the following:

            (i)  solicit proxies or written consents of shareholders with respect to any Voting Securities, or make, or in any way participate in, any solicitation of any proxy to vote any Voting Securities (other than as conducted by us), or become a participant in any election contest with respect to us;

           (ii)  seek to call, or request the call of, a special meeting of shareholders or seek to make, or make, any shareholder proposal at any meeting of shareholders that has not first been approved in writing by the Board of Directors;

          (iii)  make any request or seek to obtain, in any fashion that would require public disclosure by us, Park City or their respective affiliates, any waiver or amendment of any provision of the Fox Agreement or take any action restricted thereby; and

          (vi)  except as permitted by the Fox Agreement, make or cause to be made any statement or announcement that constitutes an ad hominem attack on us or our officers or directors in any document or report filed with or furnished to the SEC or any other governmental agency or in any press release or other publicly available format.

        Furthermore, pursuant to the Fox Agreement, for so long as Mr. Fox serves on the Board of Directors as a nominee of the Board of Directors, Mr. Fox agrees to comply with all applicable policies and guidelines of the Company and, consistent with his fiduciary duties and his obligations of confidentiality as a member of the Board of Directors, to refrain from communicating to anyone any nonpublic information about us that he learns in his capacity as a member of the Board of Directors (which agreement shall remain in effect after Mr. Fox leaves the Board of Directors). Notwithstanding the foregoing, Mr. Fox may communicate such information to any member of the Park City Group who agrees to be bound by the same confidentiality restrictions applicable to Mr. Fox, provided that Mr. Fox shall be liable for any breach of such confidentiality by any such member. In addition, Mr. Fox has confirmed that each of the other members of the Park City Group has agreed not to trade in any of our securities while in possession of any nonpublic material information about us if and to the extent doing so would be in violation of applicable law or, without the prior written approval of the Board of Directors, to trade in any of our securities during any blackout period imposed by us.

Director Independence

        Each of Messrs. Fox, Hackett, Levine, Radcliffe, Sturtz and McClellan is "independent" under the listing standards of the NYSE MKT. For a director to be considered independent, the Board of Directors must affirmatively determine that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making this determination, the Board of Directors considers all relevant factors and circumstances, including any transactions or relationships between the director and the Company or its subsidiaries.

Committees of the Board of Directors

        The Board of Directors has four standing committees that assist it in carrying out its duties—the Audit Committee, the Executive Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of the Audit Committee, the Executive Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is "independent" under the listing standards of the NYSE MKT. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on the Investors page of our website at www.adcarehealth.com and may also be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. The following chart shows the membership of our standing committees as of October 18, 2013, except as otherwise indicated.

Name	Audit Committee	Executive Committee	Compensation Committee	Nominating and Corporate Governance Committee(1)
David A. Tenwick		Chair
Christopher F. Brogdon		✓
Michael J. Fox
Boyd P. Gentry		✓
Peter J. Hackett	Chair	✓		✓
Jeffrey L. Levine	✓		✓
Joshua J. McClellan			✓
Philip S. Radcliffe	✓		Chair	✓
Laurence E. Sturtz	✓			Chair
Gary L. Wade

(1)
The Nominating and Corporate Governance Committee was established in September 2013.

        Audit Committee.    The Audit Committee was established in 1995 in accordance with Section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor's audit plans, reviews and reports upon various matters affecting the independence of the independent auditors and reviews with the independent auditors the results of the audit and management's responses. The Board of Directors has determined that Mr. Hackett, the Audit

Committee Chair, qualifies as an "audit committee financial expert" as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.

        Compensation Committee.    The Compensation Committee was established in 1995 and it is responsible for establishing our compensation plans. The Compensation Committee's duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Compensation Committee approves the compensation of each senior executive and each member of the Board of Directors. In approving the compensation of each senior executive (other than the Chief Executive Officer), the Compensation Committee may consider recommendations made by the Chief Executive Officer. The Compensation Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee's activity is to assure that our resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

        Executive Committee.    The Executive Committee was established in 1991 in order to take actions necessary between the meetings of the Board of Directors. Pursuant to Ohio law, the Executive Committee is authorized to exercise all the powers of the Board of Directors and the management and business affairs of the Company, other than: (i) filling vacancies on the Board of Directors or any committee of the Board of Directors; and (ii) adopting, amending or repealing any provision of the Ohio Code of Regulations.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was established in September 2013 and it is responsible for evaluating and recommending to the Board of Directors qualified nominees for election as directors and qualified directors for committee membership, establishing evaluation procedures and conducting an annual evaluation of the performance of the Board of Directors, developing corporate governance principles, recommending those principles to the Board of Directors and considering other matters pertaining to the size and composition of the Board of Directors.

        Prior to September 2013, the Company did not have a standing Nominating and Corporate Governance Committee and the independent directors on the Board of Directors selected nominees for election as directors by majority vote. In selecting such nominees, the independent directors did not operate pursuant to a charter.

Director Attendance at Board, Committee and Annual Meetings

        During 2012, the Board held eight meetings and the Audit Committee, Executive Committee and Compensation Committee held eight, four and five meetings, respectively. Each director attended at least 75%, collectively, of the meetings of the Board of Directors and its committees on which he served during 2012, except for Mr. McClellan. In addition, each director attended the 2012 Annual Meeting of Shareholders. Directors are expected to make reasonable efforts to attend our Annual Meetings of Shareholders.

Board Leadership

        The Board of Directors does not have a policy as to whether the roles of Chairman of the Board and Chief Executive Officer should be separate or combined or whether the Chairman of the Board should be a management or non-management director. This approach allows the Board of Directors to elect the most qualified director to serve as Chairman, while preserving the flexibility to separate the Chairman and Chief Executive Officer roles when necessary. Currently, the Board of Directors has determined that David A. Tenwick and Boyd P. Gentry are the most qualified persons to serve as

Chairman of the Board and Chief Executive Officer, respectively. The Board of Directors recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of the Company and its shareholders. To this end, the Board of Directors from time to time has assessed, and will continue to assess, whether its leadership structure remains the most appropriate for our organization.

Identifying and Evaluating Director Nominees

        With respect to the nomination process, the Nominating and Corporate Governance Committee responsibilities include reviewing the size and overall composition of the Board of Directors; developing criteria for identifying and selecting qualified individuals who may be nominated for election to the Board of Directors; making recommendations to the Board of Directors with respect to retirement arrangements or policies for Board members; monitoring and reviewing any issues relating to the independence of directors; considering director candidates recommended by shareholders; developing processes and procedures for evaluating Board nominees recommended by shareholders; and recommending to the Board of Directors the slate of nominees of directors to be elected by the shareholders and any directors to be elected by the Board of Directors to fill vacancies.

        The Nominating and Corporate Governance Committee has not established specific minimum age, education, years of business experience or specific types of skills for potential director candidates but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. Director candidates will be evaluated based on their financial literacy, business acumen and experience, independence for purposes of compliance with SEC rules and the NYSE MKT listing standards and their willingness, ability and availability for service, as well as other criteria established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee believes that continuity in leadership and tenure maximizes the Board of Directors' ability to exercise meaningful oversight. Because qualified incumbent directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Nominating and Corporate Governance Committee will generally consider as potential candidates those incumbent directors interested in standing for re-election who they believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board of Directors and its committees.

        The Nominating and Corporate Governance Committee will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding potential director candidates to be considered by the Nominating and Corporate Governance Committee, such recommendation should be delivered to the Nominating and Corporate Governance Committee as provided in "—Communication with the Board of Directors and its Committees" and must include a description of the qualifications, skills, attributes or other qualities of the recommended director candidate. There are no differences in the manner in which the Nominating and Corporate Governance Committee considers or evaluates director candidates it identifies and director candidates who are recommended by shareholders.

        The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the members of the Nominating and Corporate Governance Committee will consider and discuss diversity, among other factors, with a view toward the role and needs of the Board of Directors as a whole. When identifying and recommending director nominees, the members of the Nominating and Corporate Governance Committee generally will view diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint and perspective, professional experience, education, skill and other qualities or attributes that together contribute to the functioning of the Board of Directors. The Nominating and Corporate

Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the goal of creating a Board of Directors that best serves the needs of the Company and its shareholders.

Risk Oversight

        The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting our business strategy is a key part of the Board of Directors' risk oversight and method for determining what constitutes an appropriate level of risk for us. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. The Nominating and Corporate Governance Committee's risk oversight responsibilities include selecting qualified nominees to be elected to the Board of Directors by our shareholders, reviewing and assessing periodically our policies and practices on corporate governance, and overseeing an annual evaluation of the Board of Directors. In addition, in setting compensation, the Compensation Committee strives to create a combination of short-term and longer-term incentives that encourage a level of risk-taking behavior consistent with our business strategy.

Code of Ethics

        We have adopted a written code of conduct, our Code of Business Conduct and Ethics, which is applicable to all our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions). Our Code of Business Conduct and Ethics is available in the corporate governance subsection of the Investors page of our website at www.adcarehealth.com and also may be obtained, without charge, by contacting the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.

Communication with the Board of Directors and its Committees

        The Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, any of its committees or one or more individual directors, in care of the Corporate Secretary, AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076. Any correspondence addressed to the Board of Directors, any of its committees or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

DIRECTOR COMPENSATION

Non-Employee Director Compensation and Reimbursement Arrangements

        Prior to July 1, 2012, directors who are not employed by us were paid $4,500 per month plus an additional $1,100 per month if serving as a chairperson of one of the committees of the Board of Directors, as well as $1,000 for each meeting attended in person and $500 for each meeting attended by conference call. Effective July 1, 2012, directors who are not employed by us were paid $6,000 per month plus an additional $1,500 per month if serving as a chairperson of one of the committees of the Board of Directors and an additional $500 per month if serving on more than one committee.

        Non-employee directors are reimbursed for travel and other out-of-pocket expenses for travel in connection with their duties as directors.

Director Compensation Table

        The following table sets forth information regarding compensation paid to our non-employee directors. Directors who are employed by us do not receive any compensation for their activities related to serving on the Board of Directors.

Name (a)(1)	Fees earned or paid in cash (b)	Stock awards (c)(3)	Option awards (d)(4)	Non-equity incentive plan compensation (e)	Change in pension value and non- qualified deferred compensation earnings (f)	All other compensation (g)	Total
Michael J. Fox(2)	—	—	—	—	—	—	—
Peter J. Hackett	$89,600	$100,800	—	—	—	—	$190,400
Jeffrey Levine	$74,000	$100,800	—	—	—	—	$174,800
Joshua J. McClellan	$67,000	$100,800	—	—	—	—	$167,800
Philip S. Radcliffe	$90,100	$100,800	—	—	—	—	$190,900
Laurence E. Sturtz	$68,500	$100,800	—	—	—	—	$169,300
Gary L. Wade(5)	$66,000	$100,800	—	—	—	$225,000	$391,800

(1)
Messrs. Gentry and Brogdon are employees of the Company, as well as named executive officers, and do not receive any director compensation. In addition, Mr. Tenwick is a named executive officer and his director compensation is shown in the "Executive Compensation—Executive Compensation Tables—Summary Compensation Table."

(2)
Mr. Fox was appointed to serve as a director effective October 1, 2013. Accordingly, he did not serve as a director in 2012 and did not receive any director compensation for 2012.

(3)
The amounts set forth in Column (c) reflect the full aggregate grant date fair value of the awards. See Note 11 to our consolidated financial statements included in the 2012 Annual Report for a description of the assumptions used to determine fair value. Represents for each director (except Mr. Fox) an award of 30,000 shares of restricted common stock granted on June 1, 2012, which vests three years after the date of grant. The award was adjusted to represent 31,500 shares of common stock as a result of a 5% stock dividend paid in 2012.

(4)
The number of outstanding exercisable and unexercisable options and warrants, and the number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2012 are shown below:

	Number of Shares Subject to Outstanding Options or Warrants as of December 31, 2012
			Number of Shares of Unvested Restricted Stock as of December 31, 2012
Director	Exercisable	Unexercisable
Michael J. Fox(2)	—	—	—
Peter J. Hackett	14,204	—	31,500
Jeffrey Levine	28,326	—	31,500
Joshua J. McClellan	10,500	—	31,500
Philip S. Radcliffe	35,967	—	31,500
Laurence E. Sturtz	55,961	—	31,500
Gary L. Wade	246,035	—	31,500
(5)
Mr. Wade received payments of $225,000 under a separation agreement for salary continuation and expense allowance. See "—Separation Agreements and Continuation Arrangements."

Separation Agreements and Continuation Arrangements

        In July 2011, we entered into a separation agreement with Mr. Wade pursuant to which we agreed to pay certain compensation to him in connection with his ceasing to serve as Co-Chief Executive Officer of the Company on July 1, 2011. Pursuant to such agreement, Mr. Wade became entitled to receive salary continuation, expense allowance and employee benefits (including health, life, accident and other benefits as the Company was historically provided) for twenty-four months after such date. The salary continuation and expense allowance amounts total $190,000 and $35,000, respectively, per year.

        In August 2011, we determined to pay certain compensation to Mr. Tenwick for his continuing to serve as the Chairman of the Board of Directors. Pursuant to this arrangement, Mr. Tenwick was entitled to receive: (i) two years of salary and expense allowance; and (ii) $11,000 per month for director fees. See "Executive Compensation—Executive Compensation Tables—Summary Compensation Table."

Deferred Compensation Plan

        We maintain a non-qualified deferred compensation plan previously available to a select group of management or highly compensated employees. Contributions to the plan were made by the participants. We do not provide any matching contributions. The benefits of the plan are payable upon the employee's separation of employment from us. Messrs. Tenwick and Wade participated in the plan in prior years and, pursuant to the plan, received in 2012 $179,970 and $43,856, respectively. These amounts were earned by Messrs. Tenwick and Wade prior to 2012 and reported as earned by them in our proxy statements filed with the SEC in prior years. Accordingly, these amounts are not included in the Summary Compensation Table (with respect to Mr. Tenwick) or the Director Compensation Table (with respect to Mr. Wade) included in this proxy statement.

EXECUTIVE COMPENSATION

Executive Officers

        The following table sets forth certain information with respect to our current executive officers as of October 18, 2013. Our executive officers serve at the discretion of the Board of Directors, subject to applicable employment agreements. See "Executive Compensation—Employment, Consulting and Separation Agreements."

Name	Age	Position
David A. Tenwick	75	Chairman of the Board
Boyd P. Gentry	54	President, Chief Executive Officer and Director
Ronald W. Fleming	55	Senior Vice President, Chief Financial Officer and Corporate Secretary
David Rubenstein	46	Chief Operating Officer

        Biographical information for Messrs. Fleming and Rubenstein is set forth below. For biographical information for Messrs. Gentry and Tenwick, see "Board Matters and Corporate Governance—Members of the Board of Directors."

        Ronald W. Fleming.    Mr. Fleming has more than 25 years of experience in finance and was appointed to serve as our Senior Vice President and Chief Financial Officer in May 2013. From 2001 until May 2013, Mr. Fleming served as Chief Financial Officer of Georgia Cancer Specialists I, P.C., where he was responsible for the financial reporting and oversight of the privately-held healthcare services company. Mr. Fleming was employed by Mariner Post-Acute Network, Inc., a publicly held long-term health care services provider from 1989 to 2000 and served as its Vice President, Controller and Chief Accounting Officer from 1996-2000. Mr. Fleming holds a Bachelor of Science (B.S.) degree in Accounting from Ball State University and is a Certified Public Accountant.

        David Rubenstein.    Mr. Rubenstein has more than 23 years of experience in long-term care facility management and was appointed to serve as our Executive Vice President and Chief Operating Officer in December 2011. From March 2010 until December 2011, Mr. Rubenstein served as Chief Executive Officer of LaVie Management Services, where he was responsible for the management of operations of the skilled nursing facility company. From January 2009 to March 2010, Mr. Rubenstein was the Chief Executive Officer of Coastal Administrative Services as well as the Executive Vice President of Strategy and Support for Genoa Healthcare, where he was responsible for oversight of information technology, accounting and reimbursement issues for the skilled nursing facility companies. From January 2006 to December 2008, Mr. Rubenstein served as the Chief Development Officer for Genoa Healthcare Consulting, where he oversaw the acquisition and divestiture of skilled nursing facilities. Mr. Rubenstein holds a Bachelor of Science (B.S.) degree in Accounting from the University of Rhode Island.

Executive Compensation Tables

        Summary Compensation Table. The following table sets forth the compensation paid to, earned by or accrued for our principal executive officer and our other most highly compensated executive officers whose total compensation exceeded $100,000 for the year ended December 31, 2012 (collectively, our "named executive officers"):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
(A)	(B)	(C)	(D)	(E)		(F)		(G)	(H)	(I)		(J)
Boyd Gentry,	2012	$408, 043	$50,000	$100,800	(2)	$227,080	(3)	$—	$—	$3,595	(4)	$789,518
President and Chief	2011	$279,629	$—	$—		$680,794		$—	$—	$35,918		$996,341
Executive Officer
(principal executive
officer)
Martin D. Brew,	2012	$215,665	$—	$—		$67,200	(5)	$—	$—	$—		$282,865
Former Chief	2011	$103,333	$—	$—		$158,760		$—	$—	$3,089		$265,182
Financial Officer
Christopher Brogdon,	2012	$—	$200,000	$100,800	(2)	$162,225	(6)	$—	$—	$—		$463,025
Vice-Chairman and	2011	$—	$200,000	$—		$176,925		$—	$—	$25,000		$401,925
Former Chief
Acquisitions Officer
David Rubenstein,	2012	$297,678	$—	$—		$—		$—	$—	$—		$297,678
Chief Operating	2011	$—	$150,000	$—		$349,650		$—	$—	$—		$499,650
Officer
David. A. Tenwick,	2012	$—	$—	$100,800	(2)	$—		$—	$—	$778,000	(7)	$878,800
Chairman	2011	$221,333	$—	$—		$—		$—	$—	$47,072		$268,405

(1)
The amounts set forth in Columns (E) and (F) reflect the full aggregate grant date fair value of the awards. See Note 11 to our consolidated financial statements included in the 2012 Annual Report for a description of the assumptions used to determine fair value.

(2)
Represents an award of 30,000 shares of restricted common stock, granted on June 1, 2012, which award vests three years after the date of grant. The award was adjusted to represent 31,500 shares of common stock as a result of a 5% stock dividend paid in 2012.

(3)
Represents an option to purchase 125,000 shares of common stock with an exercise price of $3.93 per share which vests on the following schedule: 41,662 on 11/16/2013, 41,663 on 11/16/2014, and 41,675 on 11/16/2015.

(4)
Includes matching contributions to the Company's 401(k) plan for Mr. Gentry in the amount of $3,595.

(5)
Represents an option to purchase 50,000 shares of common stock with an exercise price of $4.13 per share. These options were subject to certain anti-dilution adjustments and, therefore, were adjusted on October 22, 2012 for a 5% stock dividend paid. As a result, the option now represents the right to purchase 52,500 shares of common stock at an exercise price of $3.93 per share. The option vests on the following schedule: 17,501 on 3/16/2013, 17,502 on 3/16/2014 and 17,497 on 3/16/2015.

(6)
Represents an option to purchase 50,000 shares of common stock with an exercise price of $7.00 per share, and an option to purchase 100,000 shares of common stock with an exercise price of $8.00 per share. These options were subject to certain anti-dilution adjustments and, therefore, were adjusted on October 22, 2012 for a 5% stock dividend paid. As a result, the options now represents the right to purchase 52,500 shares of common stock with an exercise price of $6.67 per share and 105,000 shares of common stock with an exercise price of $7.62 per share. The options vest on the following schedule: 52,500 on 9/24/2013 and 105,000 on 9/24/2014.

(7)
Pursuant to Mr. Tenwick's continuation arrangements with us, Mr. Tenwick received payments for salary continuation, expense allowance and unused vacation and sick day benefits totaling $646,000 and director fees totaling $132,000. See "Director Compensation—Separation Agreements and Continuation Arrangements."

        Outstanding Equity Awards at Fiscal Year-End Table.    The Outstanding Equity Awards at Fiscal Year-End table below sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2012:

	OPTIONS/WARRANTS AWARDS					STOCK AWARDS
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)— Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Earned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Stock that is Not Vested	Equity Incentive Plan Award: Total Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Boyd Gentry(1)	183,731	91,894		3.75	1/10/2021
		125,000		3.93	11/16/2022
								31,500	$149,625
Martin D. Brew(2)	18,373	36,752		5.22	6/3/2016
		52,500		3.93	3/16/2017
Christopher Brogdon(3)	105,000			5.71	11/18/2021
		52,500		6.67	11/18/2021
		52,500		6.67	2/15/2022
		105,000		7.62	2/15/2022
	115,763			2.59	11/1/2017
	115,763			3.46	11/1/2017
	115,762			4.32	11/1/2017
								31,500	$149,625
David Rubenstein(4)	34,996	70,004		3.93	12/19/2021
		105,000		4.58	12/19/2021
David A. Tenwick(5)	109,472			1.04	11/16/2017
	109,472			1.93	11/16/2017
	109,473			2.57	11/16/2017
	109,473			3.43	11/16/2017
								31,500	$149,625

(1)
Warrants vest on the following schedule: 91,894 on 1/10/2013, 41,662 on 11/16/2013, 41,663 on 11/16/2014 and 41,675 on 11/16/2015; 31,500 restricted shares vest on 6/1/2015.

(2)
Options vest on the following schedule: 18,373 on 6/3/2013, 18,379 on 6/3/2014, 17,501 on 3/16/2013, 17,502 on 3/16/2014 and 17,497 on 3/16/2015.

(3)
Warrants vested on the following schedule: 105,000 on 9/24/2013, 105,000 on 9/24/2014; 31,500 restricted shares vest on 6/1/2015.

(4)
Warrants vest on the following schedule: 69,993 on 12/19/2013, 70,004 on 12/19/2014 and 35,007 on 12/19/2015.

(5)
An award of 31,500 restricted shares vests on 6/1/2015.

Employment, Consulting and Separation Agreements

        Boyd P. Gentry.    We entered into an Employment Agreement with Mr. Gentry, effective January 10, 2011 (the "Gentry Agreement"). The terms of the Gentry Agreement provide for an initial annual salary of $300,000 per year, subject to annual review by the Compensation Committee thereafter. Pursuant to such review: (i) from January 1, 2012 through July 1, 2012, Mr. Gentry received an annual salary of $330,000; (ii) from July 1, 2012 through December 31, 2012, Mr. Gentry received an annual salary of $400,000; and (iii) effective January 1, 2013, Mr. Gentry receives an annual salary of $450,000. The Gentry Agreement also includes an annual performance bonus of up to 100% of the annual salary based on standards to be established by the Compensation Committee.

        Pursuant to the Gentry Agreement, Mr. Gentry also received equity compensation in the form of a warrant to purchase 250,000 shares of common stock, with an exercise price equal to $4.13 per share. As a result of certain anti-dilution adjustments, the warrant currently represents the right to purchase 275,626 shares of common stock at an exercise price of $3.75. The warrant vested as to one-third of the underlying shares on each of January 10, 2011, January 9, 2012 and January 9, 2013. If Mr. Gentry resigns his employment for "good reason" or the Company terminates Mr. Gentry's employment without "cause", then Mr. Gentry shall be entitled to severance pay in an amount equal to two (2) times the sum of his annual salary plus target bonus, payable in substantially equal installments at least monthly for a period of twenty-four (24) months after his termination date (the "Gentry Initial Severance Period"), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control, then Mr. Gentry is entitled to an additional payment equal to the sum of his annual salary plus target bonus, payable at least monthly in substantially equal installments over a period not to exceed twelve (12) months, which period shall begin immediately after the expiration of the Gentry Initial Severance Period. For the period for which severance pay is paid, i.e., twenty-four (24), or thirty-six (36) months in the case of a termination of Mr. Gentry within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company (the "Gentry Severance Period"), Mr. Gentry and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Gentry under any such plan, then the Company is required to pay Mr. Gentry an amount each month during the Gentry Severance Period equal to the Company's cost of coverage for similarly situated executive officers. For definitions of "cause," "good reason" and "change of control" see "Executive Compensation—Employment, Consulting and Separation Agreements—Applicable Terms."

        Ronald W. Fleming.    We entered into an Employment Agreement with Mr. Fleming, effective May 15, 2013 (the "Fleming Agreement"). The terms of the Fleming Agreement include an annual base salary of $270,000 per year, to be subject to review on an annual basis thereafter, and an annual bonus with a target amount equal to at least 75% of the annual salary (provided, however, that the bonus paid for 2013 will be based on the salary actually paid during 2013 and shall not be less than $80,000), based on reasonably expected performance. On May 15, 2013, Mr. Fleming also received equity compensation in the form of a warrant to purchase 70,000 shares of common stock, with an exercise price equal to $5.90 per share, which vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date. Furthermore, the Company will grant to Mr. Fleming, at a date after we file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 but prior to March 15, 2014, 30,000 shares of restricted common stock, which shall vest as to one-third of the shares on each of May 15, 2014, May 15, 2015 and May 15, 2016.

        In the event Mr. Fleming resigns for "good reason" or a "change in control" occurs while Mr. Fleming is employed by the Company, the warrants and the restricted stock immediately become 100% vested. In the event that: (i) a change in control occurs prior to March 15, 2014; or (ii) Mr. Fleming resigns his employment for "good reason" prior to March 15, 2014, and the Company has not granted Mr. Fleming the restricted common stock, he shall receive a cash payment equal to the fair market value of the restricted stock as of the date of such change in control or date of resignation. If, during the first three (3) months of continuous employment with the Company, Mr. Fleming resigns his employment for good reason, or the Company terminates his employment without "cause" (other than due to his disability), then Mr. Fleming is entitled to severance pay in the form of salary continuation for a period of three (3) months. If after a minimum of three (3) months of continuous employment with the Company, but less than six (6) months of continuous employment with the Company, Mr. Fleming resigns his employment for good reason or the Company terminates his employment without cause (other than due to his disability), then Mr. Fleming is entitled to receive severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of six (6) months after his termination date. If, after a minimum of six (6) months of continuous employment with the Company Mr. Fleming resigns his employment for good reason or the Company terminates Mr. Fleming's employment without cause (other than due to his disability), then Mr. Fleming shall receive the severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination, plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Fleming is entitled to severance pay in the form of salary continuation, payable in substantially equal installments at least monthly for a period of eighteen (18) months after his termination date, plus an additional sum equal to one-half (1/2) his target bonus, payable in substantially equal installments at least monthly for a period six (6) months, which period shall begin twelve (12) months following his termination date. For the period for which severance pay is paid, i.e., three (3), six (6), twelve (12) or eighteen (18) months following termination of employment (the "Fleming Severance Period"), Mr. Fleming and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Fleming under any such plan, then the Company shall pay to Mr. Fleming an amount each month during the Fleming Severance Period equal to the Company's cost of coverage for similarly situated executive officers. For definitions of "cause," "good reason" and "change of control" see "Executive Compensation—Employment, Consulting and Separation Agreements—Applicable Terms."

        David Rubenstein.    We entered into an Employment Agreement with Mr. Rubenstein, effective December 19, 2011 (the "Rubenstein Agreement"). The terms of the Rubenstein Agreement include an annual salary of $300,000 per year which increased to $325,000 effective June 30, 2012, an annual performance bonus of up to 75% of the annual salary based on standards to be established by the Compensation Committee and a one-time signing bonus of $150,000. On December 19, 2011, Mr. Rubenstein also received equity compensation in the form of: (i) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.13 per share, which warrant vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date; and (ii) a warrant to purchase 100,000 shares of common stock, with an exercise price equal to $4.97 per share, which warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the grant date. As a result of such anti-dilution adjustments, the warrants now represent the right to purchase: (i) 105,000 shares at an exercise price of $3.93 per share; and (ii) 105,000 shares at an exercise price of $4.58 per share. In the event Mr. Rubenstein resigns for a "good reason" or a "change in control" occurs while Mr. Rubenstein is employed by the Company, the warrants immediately become 100% vested.

        If, after a minimum of six (6) months of continuous employment with the Company Mr. Rubenstein resigns his employment for good reason or the Company terminates Mr. Rubenstein's employment without cause (other than due to his disability), then Mr. Rubenstein shall receive the severance pay and benefits hereafter provided. The severance pay shall be an amount equal to one (1) times the sum of his annual salary payable in substantially equal installments at least monthly for a period of twelve (12) months after his termination date (the "Rubenstein Initial Severance Period"), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company, then Mr. Rubenstein is entitled to an additional one-half (1/2) times the sum of his annual salary and target bonus, payable in substantially equal installments at least monthly for a period six (6) months, which period shall begin immediately after the expiration of the Rubenstein Initial Severance Period. For the period for which severance pay is paid, i.e., twelve (12) or eighteen (18) months following termination of employment (the "Rubenstein Severance Period"), Mr. Rubenstein and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers; provided, however, if the Company is prohibited by applicable law or its insurer from covering Mr. Rubenstein under any such plan, then the Company shall pay to Mr. Rubenstein an amount each month during the Rubenstein Severance Period equal to the Company's cost of coverage for similarly situated executive officers. For definitions of "cause," "good reason" and "change of control" see "Executive Compensation—Employment, Consulting and Separation Agreements—Applicable Terms."

        Christopher Brogdon.    Mr. Brogdon served as our Chief Acquisition Officer from September 2009 through December 2012, although we did not enter into an employment agreement with him. We entered into a Consulting Agreement with Mr. Brogdon, dated December 31, 2012 (the "Brogdon Agreement"). The Brogdon Agreement is effective December 31, 2012 and terminates on December 31, 2015. In the event the Brogdon Agreement is not terminated prior to December 31, 2015, the Brogdon Agreement will renew automatically for successive one-year terms until it is terminated. As compensation for his services under the Brogdon Agreement, Mr. Brogdon shall receive: (i) $10,000 per month in year one; (ii) $15,000 per month in year two; and (iii) $20,000 per month in year three of the Brogdon Agreement. In addition, Mr. Brogdon shall receive a success fee of $20,000 for each completed transaction; provided, however, that barring a majority vote of the Board of Directors, such success fees on a one-year basis shall not exceed $80,000 in year one, $120,000 in year two and $160,000 in year three of the Brogdon Agreement. In addition, no success fee shall be paid for transactions involving leased facilities or transactions in which the overall consideration is less than $2,500,000. The Brogdon Agreement may be terminated by us at any time without "cause" upon: (1) a vote of the majority of the Board of Directors; and (2) thirty (30) days written notice to Mr. Brogdon; provided, however, that we shall provide severance pay to Mr. Brogdon in an amount equal to eighteen (18) months of Mr. Brogdon's maximum total compensation (including success fees). If after a "change in control" of the Company occurs, and Mr. Brogdon: (x) resigns for any reason; (y) is terminated by the Company without cause within six (6) months of the occurrence of a change in control; or (z) is terminated by the entity acquiring a controlling interest in the Company without cause, the Company shall provide severance pay to Mr. Brogdon in an amount equal to three (3) years of his maximum total compensation (including success fees). For definitions of "cause," "good reason" and "change of control" see "Executive Compensation—Employment, Consulting and Separation Agreements—Applicable Terms."

        Applicable Terms.    For purposes of each of the Gentry Agreement, Fleming Agreement and Rubenstein Agreement the term resignation for "good reason" means the officer's resignation within ninety (90) days following the Company's failure to cure a material breach of the agreement within thirty (30) days after the officer gives the Company written notice of such breach within ninety (90) days of the occurrence of such breach. For the purposes of each of the Gentry Agreement, Fleming Agreement, Rubenstein Agreement and Brogdon Agreement, the term "cause" means the officer's fraud, dishonesty, willful misconduct, or gross negligence in his performance of his duties, or the individual's conviction for a crime of moral turpitude, or material breach by the individual of the agreement which the individual fails to cure within thirty (30) days after the Company gives the officer written notice of such breach. For purposes of each of the Gentry Agreement, Rubenstein Agreement and Brogdon Agreement, the term "change in control" means one or more sales or dispositions, within a twelve (12) month period, of assets representing a majority of the value of the assets of the Company or the acquisition (whether by purchase or through a merger or otherwise) of common stock of the Company immediately following which the holders of common stock of the Company immediately prior to such acquisition cease to own directly or indirectly common stock of the Company or its legal successor representing more than fifth percent (50%) of the voting power of the common stock of the Company or its legal successor. For purposes of the above referenced Fleming Agreement, the term "change of control" shall have the same meaning as set forth in the AdCare Health Systems, Inc. 2011 Stock Incentive Plan ("2011 Stock Incentive Plan").

        Separation Agreement.    On May 31, 2013, we entered into a Separation and Release Agreement (the "Brew Agreement") with Mr. Brew. Pursuant to the Brew Agreement: (i) Mr. Brew will remain employed by the Company for a limited period of time as Vice President (the "Transition Period"); (ii) Mr. Brew's employment with the Company will terminate on such date as determined solely by the Company, which date will be no earlier than June 4, 2013 and no later than November 30, 2013; (iii) the Company will pay Mr. Brew a salary of $20,833.33 per month from June 1, 2013 through the date of his termination; and (iv) Mr. Brew will receive additional compensation of $120 per hour over and above his salary for the performance of any services and duties as requested by the Company during the Transition Period. Furthermore, subject to the terms of the 2011 Stock Incentive Plan and applicable option agreements, Mr. Brew may exercise any options granted to him under the 2011 Stock Incentive Plan which have vested as of his termination date at any time within 30 days of his termination date. Upon the termination date, in exchange for Mr. Brew's execution of a waiver and release of certain claims against the Company, we have agreed to pay to Mr. Brew $20,833.33 per month through the month of November 2013 and $2,688.17 for the period from December 1, 2013 through and including December 4, 2013.

Stock Incentive Plans

        At our 2011 Annual Meeting of Shareholders held on June 3, 2011, the shareholders adopted the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan is intended to further the growth and profitability of our Company by providing increased incentives to encourage share ownership on the part of key employees, officers, directors, consultants and advisors who render services to us and any future parent or subsidiary of ours, including our named executive officers. The 2011 Stock Incentive Plan permits the granting of stock options and restricted stock awards (collectively, "Awards") to eligible participants. At our 2012 Annual Meeting of Shareholders held on June 1, 2012, the shareholders adopted an amendment to the 2011 Stock Incentive Plan that increased the maximum number of shares of Company stock that may be granted under the 2011 Stock Incentive Plan from 1,000,000 to an aggregate of 2,000,000 shares. Subject to the terms of the 2011 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine the persons who will be granted Awards under the 2011 Stock Incentive Plan and the terms and conditions of such Awards, and to construe and interpret the 2011 Stock Incentive Plan. The Compensation Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect transactions such as stock splits and dividends. The Compensation Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers: (i) with respect to Section 16 reporting persons; or (ii) in any way which would jeopardize the 2011 Stock Incentive Plan's qualifying under Section 162(m) of the Internal Revenue Code of 1986 or Rule 16b-3 promulgated under the Exchange Act. The 2011 Stock Incentive Plan allows for the exercise of options through cash, or with the consent of the Compensation Committee: (a) by tendering previously acquired shares; (b) by tendering a full recourse promissory note of the optionee; (c) through a cashless exercise without the payment of cash by reducing the number of shares of common stock that would be obtainable upon the exercise of the option; (d) through a brokerage transaction; or (e) through any combination of the foregoing. The 2011 Stock Incentive Plan provides the issuance of both incentive stock options and nonqualified stock options.

Retirement Programs

        Our retirement programs are designed to facilitate the retirement of employees, including our named executive officers, who have performed for us over the long term. We currently maintain a 401(k) plan with a match of 50% of the first 2% of an employee's contribution as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. We do not provide our named executive officers any special benefits such as executive life insurance.

AUDIT COMMITTEE MATTERS

Audit Committee Report

        The Audit Committee reports as follows with respect to the audit of the Company's consolidated financial statements for the year ended December 31, 2012:

        The Audit Committee's responsibility is to monitor and oversee the Company's financial reporting, internal controls and audit functions, and it operates under a written charter adopted by the Board of Directors. The Audit Committee has reviewed and discussed the consolidated financial statements for the year ended December 31, 2012 with management and KPMG, the Company's independent registered public accounting firm for fiscal 2012. Management is responsible for the presentation and integrity of the Company's consolidated financial statements; selecting accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act); establishing and maintaining internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting for the year ended December 31, 2012; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

        KPMG was responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee reviewed KPMG's Report of Independent Registered Public Accounting Firm included in the 2012 Annual Report related to KPMG's audit of the consolidated financial statements of the Company for the year ended December 31, 2012.

        The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance. In addition, KPMG has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG the firm's independence.

        Based on the foregoing discussions with and reports of management and the independent registered accounting firm of the Company and the Audit Committee's review of the representations of management, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2012 be included in the 2012 Annual Report for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors,
Peter J. Hackett Jeffrey L. Levine Philip S. Radcliffe Laurence E. Sturtz

 Fees and Services of the Independent Registered Public Accounting Firms

        Pursuant to appointment by the Audit Committee: (i) Battelle & Battelle LLP ("Battelle") has audited the financial statements of the Company and its subsidiaries for the year ended December 31, 2011; and (ii) KPMG has audited the financial statements of the Company and its subsidiaries for the year ended December 31, 2012.

        The following table sets forth the aggregate fees that Battelle and KPMG each billed to the Company for the years ended December 31, 2011 and December 31, 2012, respectively. All of the fees were approved by the Audit Committee in accordance with its policies and procedures.

	Year Ended December 31, 2011	Year Ended December 31, 2012
	Battelle	Battelle	KPMG
	(in thousands)	(in thousands)
Audit fees (total)(1)	$372,000	$80,000	$690,000
Audit-related fees (total)(2)	$144,400	$153,000	$—
Tax fees	$—	$—	$—
All other fees	$—	$—	$—

Total fees	$516,400	$233,000	$690,000

(1)
Audit fees include fees associated with professional services rendered by Battelle and KPMG for the audit of annual consolidated financial statements and review of our quarterly financial statements.

(2)
Audit related fees include fees for the audit of our HUD properties and additional services related to acquisitions, registration statements and other regulatory filings.

Pre-Approval Policy

        The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to completion of the audit.

Changes in Independent Registered Public Accounting Firm

        In the fourth quarter of 2012, the Audit Committee completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the year ending December 31, 2012. As a result of this process, on November 16, 2012, the Audit Committee engaged KPMG as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012, and dismissed Battelle from that role.

        The reports of Battelle on the financial statements of the Company as of and for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2011 and 2010 and the interim period through November 16, 2012: (i) there were no "disagreements", as that term in described in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Battelle on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Battelle, would have caused it to make reference to the subject matter of the disagreements in its reports on the Company's financial statements for such years; and (ii) there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal years ended December 31, 2011 and 2010 and the interim period through November 16, 2012, neither the Company nor anyone acting on its behalf has consulted with KPMG with respect to either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement", as that term is described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a "reportable event" as that term is described in Item 304(a)(1) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

        Riverchase.    On April 9, 2010, Riverchase Village ADK, LLC ("Riverchase"), then a wholly owned subsidiary of the Company, entered into a purchase agreement with an Oklahoma limited liability company controlled by a bank ("Riverchase Seller") to acquire the assets of Riverchase Village, a 105-bed assisted living facility located in Hoover, Alabama, for a purchase price of approximately $5,000,000. On June 22, 2010, the Company assigned to Mr. Brogdon 100% of the membership interests in Riverchase. On June 25, 2010, Riverchase, then owned by Mr. Brogdon, purchased Riverchase Village pursuant to the terms of the purchase agreement.

        In connection with financing of the acquisition of Riverchase Village, Riverchase borrowed from the Medical Clinic Board of the City of Hoover the proceeds from the issuance of $5,845,000 First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $520,000 First Mortgage Revenue Bonds (Series B), which proceeds were used to acquire Riverchase Village, pay the cost of certain repairs and improvements to Riverchase Village, fund certain services and pay the cost of the issuance of the bonds. As part of the financing, each of AdCare and Mr. Brogdon guaranteed Riverchase's obligations under the bonds. In June 2010, Riverchase Seller refunded to AdCare the $250,000 of earnest money it had deposited in connection with the Riverchase Village transaction.

        As consideration for the assignment of 100% of the membership interests in Riverchase to Mr. Brogdon and AdCare's guaranteeing the bonds, Mr. Brogdon granted to Hearth & Home of Ohio, Inc. ("Hearth & Home"), a wholly owned subsidiary of AdCare, an exclusive and irrevocable option pursuant to an option agreement to acquire Riverchase through June 22, 2012 for an exercise price of $100,000 and otherwise under the same terms and conditions set forth in the purchase agreement. In addition, a wholly owned subsidiary of AdCare entered into a five-year year management agreement with Riverchase pursuant to which such subsidiary supervises the management of the Riverchase Facility for a monthly fee equal to 5% of the monthly gross revenues of the Riverchase Facility. On June 22, 2013, the management agreement was terminated.

        On July 26, 2012, Hearth & Home and Mr. Brogdon amended the option agreement to extend the last date on which the option provided for thereby may be exercised from June 22, 2012 to June 22, 2013.

        Mountain Trace.    Effective January 1, 2011, pursuant to a purchase and sale agreement and operations transfer agreement, the Company acquired the options and selected assets of Mountain Trace, a 106-bed skilled nursing facility located in Sylva, North Carolina. To complete the acquisition, the Company issued a secured promissory note in the amount of $5,000,000. The promissory note was secured by the Mountain Trace facility and was guaranteed by each of Mr. Brogdon and his spouse, Connie Brogdon.

        Office Subleases and Purchase.    From April 2011 through November 2012, the Company subletted from JRT Group Properties, LLC ("JRT"), on a month-to-month basis, Building 1145 of the Offices at Hembree, a condominium used by the Company as its service center and administrative offices, located in Roswell, Georgia (the "Hembree Facility"). Mr. Brogdon's son is a one-third owner of JRT. Pursuant to this sublease, the Company paid to JRT on a monthly basis base rent of approximately $10,458. The Company paid an aggregate of $115,035 and $94,120 in rent under this sublease in 2012 and 2011, respectively. The Company also paid to unrelated third parties amounts for utilities, property taxes and building association dues with respect to the Hembree Facility.

        On June 4, 2012, ADK Hembree Road Property, LLC ("ADK Hembree"), a wholly owned subsidiary of AdCare, entered into a purchase agreement with JRT to acquire the Hembree Facility. On November 30, 2012, ADK Hembree acquired the Hembree Facility from JRT pursuant to the purchase agreement for an aggregate purchase price of $1,083,781 and, in connection therewith, ADK Hembree issued a promissory note in favor of Fidelity Bank for a principal amount of $1,050,000.

        Edwards Redeemer and Whispering Pines.    In May 2011, First Commercial Bank and Brogdon Family, LLC, an entity owned and controlled by Mr. Brogdon, entered into a purchase and sale agreement pursuant to which Brogdon Family, LLC had the right to acquire six skilled nursing facilities located in Oklahoma for an aggregate purchase price of $16.0 million. These facilities were Edwards Redeemer Nursing Center, Harrah Nursing Center, Northwest Nursing Center, Whispering Pines Nursing Center, McLoud Nursing Center and Meeker Nursing Center. In October 2011, Brogdon Family, LLC, assigned all of its rights under the purchase and sale agreement to AdCare Property Holdings, LLC, a wholly owned subsidiary of AdCare ("AdCare Holdings"). In May 2013, AdCare Holdings assigned all of its rights under the purchase and sale agreement with respect to the Harrah Nursing Center, McLoud Nursing Center and Meeker Nursing Center to Brogdon Family, LLC.

        In October 2012, AdCare Holdings assigned to Edwards Redeemer Property Holdings, LLC ("Edwards Redeemer") and ER Nursing, LLC ("ER Nursing") (then both wholly owned subsidiaries of AdCare and, collectively, the "Edwards Assignees") all of its right under that certain purchase and sale agreement to purchase the Edwards Redeemer Nursing Center. The Edwards Assignees agreed to assume all obligations of AdCare Holdings under the purchase and sale agreement with respect to the Edwards Redeemer Nursing Center, including reimbursement for out-of-pocket costs. In connection therewith: (i) AdCare Holdings (as the owner of all of the issued and outstanding membership interests of Edward Redeemer) assigned all of its interest in Edwards Redeemer to Mr. Brogdon; and (ii) AdCare Holdings assigned to WP Nursing, LLC, an entity owned and controlled by Mr. Brogdon, all of AdCare Holding's right under the purchase and sale agreement to purchase the Whispering Pines Nursing Center. WP Oklahoma Nursing, LLC has agreed to assume all obligations of the Company under the purchase and sale agreement with respect to the Whispering Pines Nursing Center. In connection with the assignment with respect to the Whispering Pines Nursing Center, the Company has recorded a receivable of less than $0.1 million.

        In December 2012, ER Nursing (still a wholly owned subsidiary of AdCare and the licensed operator of the Edwards Redeemer Nursing Center) entered into a facility lease with Edwards Redeemer (now owned and controlled by Mr. Brogdon) pursuant to which ER Nursing leases to Edwards Redeemer the operations of the Edwards Redeemer Nursing Center. In connection with entering into the facility lease, ER Nursing also entered into a management agreement with New Beginnings Care, LLC ("New Beginnings") pursuant to which New Beginnings agreed to manage the Edwards Redeemer Nursing Center for a monthly fee equal to five percent (5%) of the aggregate gross revenues of the Edwards Redeemer Nursing Center. The management agreement terminates upon the date the Oklahoma State Department of Health approves the application for the appropriate permits and licenses to allow New Beginnings to become the licensed operator of the Edwards Redeemer Nursing Center (the "Approval Date"), and ER Nursing may terminate the management agreement at any time. ER Nursing also entered into an operations and indemnification agreement with New Beginnings, ER Property, Edwards Redeemer Healthcare & Rehab, LLC and Mr. Brogdon (collectively, the "Indemnitors"), pursuant to which the Indemnitors have agreed to indemnify the Company for any of its losses: (x) arising out of the management agreement; or (y) resulting from any services provided by New Beginnings at or for the benefit of the Edwards Redeemer Nursing Center.

        Pursuant to the facility lease, ER Nursing will pay ER Property monthly rent in an amount equal to one hundred-twenty percent (120%) of the monthly payment of principal and interest due to the lender holding a first priority mortgage on the Edwards Redeemer Nursing Center; provided, however, that pursuant to the operations and indemnification agreement, the Indemnitors will indemnify the Company for any rent expenses arising out of the facility lease. The facility lease terminates upon the Approval Date.

        Oklahoma Operations.    Effective August 1, 2011, entities controlled by Mr. Brogdon and his spouse Connie Brogdon (the "Oklahoma Owners"), acquired five skilled nursing facilities located in Oklahoma. In connection with the closing of this acquisition: (i) the Company paid closing costs on behalf of the Oklahoma Owners in the amount of $56,894 (which amount was refunded to the Company in February 2012); and (ii) AdCare Oklahoma Management, LLC, a wholly-owned subsidiary of the Company ("AdCare Oklahoma"), entered into a five-year year management agreement with the Oklahoma Owners pursuant to which AdCare Oklahoma supervises the management of the Oklahoma facilities for a monthly fee equal to 5% of the monthly gross revenues of the Oklahoma facilities.

        In December 2012, AdCare Oklahoma entered into a management fee subordination agreement pursuant to which AdCare Oklahoma agreed to subordinate its right to payment of all management fees owed to AdCare Oklahoma by the Oklahoma Owners to a third-party lender. However, AdCare Oklahoma may continue to accept such management fees owed to it under the management agreement, so long as no event of default has occurred under the credit agreement entered into among the third-party lender and the Oklahoma Owners.

        Red Rose Facility.    In October 2011, pursuant to the terms of an assignment of lease and landlord's consent, Rose Missouri Nursing,  LLC, a wholly owned subsidiary of the Company, became the tenant and operator of the Red Rose facility, a 90-bed skilled nursing facility located in Cassville, Missouri. In connection with this transaction, Mr. Brogdon and his spouse, Connie Brogdon, each guaranteed the performance of the Company's obligations, including payment obligations, under the lease. In consideration of these guaranties, the Company paid to Mr. Brogdon in 2011 the amount of $25,000 as a guaranty fee.

        Golden Years Manor.    In January 2012, a wholly owned subsidiary of AdCare entered into a purchase and sale agreement with Gyman Properties, LLC, to acquire a 141-bed skilled nursing facility located in Lonoke, Arkansas, known as Golden Years Manor, for an aggregate purchase price of $6.5 million. Pursuant to the Purchase and Sale Agreement, the Company deposited approximately $0.3 million into escrow to be held as earnest money. In May 2013, the Company decided not to pursue the acquisition of Golden Years Manor because it determined that the facility no longer met its investment criteria. At the time of such determination, the Company was not entitled to reimbursement of its deposit under the purchase and sale agreement. Subsequently, on May 9, 2012, the Company assigned all of its rights under the purchase and sale agreement to GL Nursing, LLC, an entity affiliated with Mr. Brogdon. In connection with such assignment, GL Nursing, LLC agreed to reimburse to the Company the deposit and all of its out-of-pocket costs relating to Golden Years Manor upon the closing of the acquisition, which occurred on May 31, 2012. The assignment provided the Company with an opportunity to recoup the deposit and out-of-pocket costs which would otherwise have been forfeited if the assignment had not occurred. As of December 31, 2012, the Company has recorded a receivable of $0.2 million ("Remaining Balance") in connection with the assignment. The payment of the Remaining Balance shall be due and payable in: (i) six equal monthly payments commencing on April 30, 2013 totaling approximately $0.1 million and continuing on the last business day of each month thereafter through September 30, 2012; and (ii) one $0.1 million payment on October 31, 2013. The Remaining Balance may be prepaid in part or in full at any time prior to September 30, 2013.

        Airplane.    Since May 2012, the Company has access to an airplane on a month-to-month basis from JRT. Mr. Brogdon's son is a one-third owner of JRT. Pursuant to this arrangement, the Company pays to JRT on a monthly basis base rent of $7,000. The Company paid an aggregate of $56,000 in rent in 2012. The Company has the right to use the airplane with no limitation on hours of usage and is responsible for all costs associated with maintenance such as inspections, fuel, pilot costs and hangar rental.

        Consulting Agreement.    In December 2012, the Company entered into a consulting agreement with Mr. Brogdon pursuant to which Mr. Brogdon will be compensated by the Company for providing consulting services related to the acquisition and financing of skilled nursing facilities. The consulting agreement terminates on December 31, 2015 and, if it is not terminated prior to December 31, 2015, will renew automatically for successive one-year terms until terminated. As compensation for his services under the consulting agreement, Mr. Brogdon shall receive: (i) $10,000 per month in year one; (ii) $15,000 per month in year two; and (iii) $20,000 per month in year three of the consulting agreement. In addition, Mr. Brogdon shall receive a success fee of $20,000 for each completed transaction; provided, however, that barring a majority vote of the Board of Directors of the Company, such success fees on a one-year basis shall not exceed $80,000 in year one, $120,000 in year two and $160,000 in year three of the consulting agreement. In addition, no success fee shall be paid for transactions involving leased facilities or transactions in which the overall consideration is less than $2,500,000. In the event the consulting agreement is terminated by the Company without cause, the Company shall provide severance pay to Mr. Brogdon in an amount equal to eighteen (18) months of Mr. Brogdon's maximum total compensation (including success fees).

        Indemnity Agreements.    In December 2012, the Company entered into agreements to indemnify Mr. Brogdon with respect to certain personal guarantees Mr. Brogdon previously made with respect to loans on the Hembree Facility and the Red Rose facility. The Company has agreed to reimburse Mr. Brogdon for any costs, losses, damages, claims and expenses under the guarantees so long they are not due to Mr. Brogdon's gross negligence, fraud, intentional misrepresentation, willful misconduct, bad faith or criminal act.

        Cantone.    In March 2012, the Company issued an unsecured promissory note to Cantone Asset Management LLC ("CAM") in the principle amount of $3,500,000. In connection with the issuance of the promissory note to CAM, the Company also issued to CAM a warrant to purchase 300,000 shares of common stock. In April 2012, the Company issued an unsecured promissory note to CAM in the principle amount of $1,500,000. In July 2012, the Company and CAM refinanced these two promissory notes. The promissory notes were canceled and terminated in exchange for the issuance by the Company to CAM of an 8% convertible subordinated note in a principle amount of $5,000,000.

        In connection with the issuance of the promissory notes to CAM in March and April of 2012, Cantone Research, Inc. ("CRI") agreed to provide the Company with certain consulting services for a monthly fee if the Company and CAM (or an affiliated entity) did not agree to the terms of an additional financing arrangement pursuant to which it (or affiliated entity) would loan to the Company at least $4,000,000 for a four-year term. In July 2012, the consulting agreement was revised so as to provide for a certain monthly fee payable to CRI regardless of whether the Company and CAM agreed to an additional financing arrangement. Furthermore, under the terms of the revised consulting agreement, the Company issued to CRI 50,000 shares of common stock and a warrant to purchase 100,000 shares of common stock. The Company paid to CRI in 2012 $25,000 in fees pursuant to the consulting agreement.

        In July 2012 and March 2011, the Company issued and sold to certain accredited investors an aggregate of $7,500,000 and $4,508,700 in principle amount of subordinated convertible notes, respectively. In connection with the offerings, CRI acted as the exclusive agent with respect to the private placement of the notes. The Company paid to CRI $42,500 and $60,000 to act as the placement agent pursuant to the July 2012 and March 2011 offerings, respectively.

        Other Transactions.    Over the years, Mr. Tenwick advanced $155,000 in the aggregate to the Company as a loan from his retirement plan. This loan accrued interest at the rate of 8% per annum, with total payments made to Mr. Tenwick in 2011 of interest in the amount of $7,270. The principal amount of this loan was repaid by the Company in full in January of 2012.

        Other than the items above, the Company does not believe there are any other material undisclosed related party transactions. For purposes of this disclosure, note that Mr. Brogdon is Vice Chairman of the Board of Directors, holds in excess of 10% of the outstanding common stock and, during 2012, served as the Company's Chief Acquisition Officer.

Approval of Related Party Transactions

        Each of the foregoing transactions was approved by the independent members of the Board of Directors of the Company without the related party having input with respect to the discussion of such approval. In addition, the Board of Directors believes that each of the foregoing transactions were necessary for the Company's business and are on terms no less favorable to the Company than could be obtained from independent third parties.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

Beneficial Ownership

        The following table furnishes information, as of October 18, 2013, as to shares of the common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock, (ii) each of our directors and our named executive officers; and (iii) our directors and executive officers as a group. As of October 18, 2013, there were                    shares of the common stock outstanding.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)		Percent of Outstanding Common Stock(3)
5% Beneficial Owners:
Connie B. Brogdon(4)	1,616,620	(5)	10.4%
AQR Capital Management, LLC(6)	1,267,625	(7)	7.8%
Park City Capital, LLC(8)	750,000	(9)	4.9%
Anthony J. Cantone(10)	3,009,711	(11)	16.5%
Directors and Executive Officers:
Martin D. Brew	—		*
Christopher Brogdon	1,616,620	(12)	10.4%
Ronald W. Fleming	—	(13)	*
Michael J. Fox	750,000	(14)	4.9%
Boyd P. Gentry	364,629	(15)	2.7%
Peter J. Hackett	40,506	(16)	*
Jeffrey Levine	29,947	(17)	*
Joshua J. McClellan	126,626	(18)	*
Philip S. Radcliffe	63,711	(19)	*
David Rubenstein	34,996	(20)	*
Laurence E. Sturtz	118,649	(21)	*
David A. Tenwick	765,809	(22)	4.9%
Gary L. Wade	462,049	(23)	3.0%
All directors and executive officers as a group	4,373,542	(24)	26.2%

*
Less than one percent.

(1)
The address for each of our directors and executive officers is c/o AdCare Health Systems, Inc., 1145 Hembree Road, Roswell, Georgia 30076.

(2)
Except as otherwise specified, each individual has sole and direct beneficial voting and dispositive power with respect to shares of the common stock indicated.

(3)
Percentage is calculated based on                    shares of common stock outstanding as of October 18, 2013.

(4)
The address for Connie B. Brogdon is 88 West Paces Ferry Road N.W., Atlanta, Georgia 30305.

(5)
Includes: (i) 221,296 shares of common stock held directly by Christopher Brogdon (her spouse); (ii) 938,035 shares of common stock held by Connie B. Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $5.71 per share; and (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share.

(6)
The address for AQR Capital Management, LLC ("AQR") is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(7)
The information set forth in this table regarding AQR is based on an Amendment No. 3 to a Schedule 13G filed with the SEC by AQR on March 1, 2012, and other information known to the Company. Includes: (i) 409,716 shares held by AQR; and (ii) convertible promissory notes that are convertible into 857,909 shares of common stock at a conversion exercise price of $3.73 per share. AQR has shared voting and dispositive power with respect to 1,267,625 shares.

(8)
The address for Park City is 12400 Coit Road, Suite 800, Dallas, Texas 75251.

(9)
The information set forth in this table regarding Park City is based on a Schedule 13G filed with the SEC by Park City and other reporting persons on April 4, 2013, a Form 3 filed with the SEC by Park City, Mr. Fox and other reporting persons on October 15, 2013, and other information known to the Company. Park City Capital Offshore Master, Ltd. (the "Master Fund") has sole voting and dispositive power with respect to 562,250 of the shares. Park City Special Opportunity Fund, Ltd. (the "Special Opportunity Fund") has sole voting and dispositive power with respect to 102,250 of the shares. CCM Opportunistic Partners, LP (the "CCM Fund") has sole voting and dispositive power with respect to 85,500 of the shares. Park City has sole voting and dispositive power with respect to 744,750 of the shares. PCC SOF GP, LLC has sole voting and dispositive power with respect to 102,250 of the shares. Michael J. Fox has sole voting and dispositive power with respect to 5,250 of the shares and shared voting and dispositive power with respect to 744,750 of the shares. CCM Opportunistic Advisors, LLC has sole voting power with respect to 85,500 of the shares. A. John Knapp, Jr. has shared voting and dispositive power with respect to 85,500 of the shares.

(10)
The address for Anthony J. Cantone is 766 Shrewsbury Avenue, Tinton Falls, New Jersey 07724.

(11)
The information set forth in this table regarding Mr. Cantone is based on a Form 4 filed with the SEC by Mr. Cantone on July 13, 2012, and other information known to the Company. Includes: (i) 52,500 shares of common stock held by Mr. Cantone; (ii) a convertible promissory note held by Mr. Cantone convertible into 134,048 shares of common stock at a conversion price of $3.73 per share; (iii) a convertible promissory note held by an affiliate of Mr. Cantone convertible into 938,338 shares of common stock at a conversion price of $3.73 per share; (iv) a convertible promissory note held by an affiliate of Mr. Cantone convertible into 1,384,635 shares of common stock at a conversion price of $3.97 per share; (v) a convertible promissory note held by Mr. Cantone convertible into 218,640 shares of common stock at a conversion price of $3.97 per share; (vi) warrants held by Mr. Cantone to purchase 201,831 shares of common stock at an exercise price of $3.57 per share; (vii) warrants held by affiliates of Mr. Cantone to purchase 205,190 shares of common stock at an exercise price of $3.57 per share; (viii) warrants held by affiliates of Mr. Cantone to purchase 420,000 shares of common stock at $3.81 per share; and (ix) warrants held by affiliates of Mr. Cantone to purchase 275,625 shares of common stock at $4.81 per share.

(12)
Includes: (i) 938,035 shares of common stock held directly by Connie B. Brogdon (his spouse); (ii) 221,296 shares of common stock held by Christopher Brogdon; (iii) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $2.59 per share; (iv) warrants to purchase 115,763 shares of common stock held by Christopher Brogdon at an exercise price of $3.46 per share; (v) warrants to purchase 115,762 shares of common stock held by Christopher Brogdon at an exercise price of $4.32 per share; (vi) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $5.71 per share; and (vii) an option to purchase 105,000 shares of common stock held by Christopher Brogdon at an exercise price of $6.67 per share.

(13)
Includes warrants to purchase 70,000 shares of common stock at an exercise price of $5.90 per share.

(14)
The information set forth in this table regarding Mr. Fox is based on a Form 3 filed with the SEC by Mr. Fox on October 15, 2013. Includes the following shares held indirectly by Mr. Fox, as the managing member of Park City, which is the investment manager of the Master Fund and the Special Opportunity Fund and the sub-investment advisor to the CCM Fund, and as the managing member of PCC SOF GP, LLC, which is the general partner of Special Opportunity Fund: (i) 562,250 shares of common stock held by Master Fund; (ii) 102,250 shares of common stock held by Special Opportunity Fund; and (iii) 85,500 shares of common stock held by the CCM Fund.

(15)
Includes warrants to purchase 275,625 shares of common stock at an exercise price of $3.75 per share.

(16)
Includes options to purchase 10,500 shares of common stock at an exercise price of $4.11 per share and warrants to purchase: (i) 926 shares of common stock at an exercise price of $1.04 per share; (ii) 926 shares of common stock at an exercise price of $1.93 per share; (iii) 926 shares of common stock at an exercise price of $2.57 per share; and (iv) 926 shares of common stock at an exercise price of $3.43 per share.

(17)
Includes options to purchase: (i) 4,861 shares of common stock at an exercise price of $1.30 per share; and (ii) 10,500 shares of common stock at an exercise price of $4.11 per share, and warrants to purchase: (x) 3,241 shares of common stock at an exercise price of $1.04 per share; (iv) 3,241 shares of common stock at an exercise price of $1.93 per share; (y) 3,241 shares of common stock at an exercise price of $2.57 per share; (z) 3,241 shares of common stock at an exercise price of $3.43 per share.

(18)
Includes options to purchase 10,500 shares of common stock at an exercise price of $4.11 per share.

(19)
Includes options to purchase: (i) 10,500 shares of common stock at an exercise price of $4.11 per share; and (ii) 4,861 shares of common stock at an exercise price of $1.30 per share, and warrants to purchase: (w) 5,151 shares of common stock at an exercise price of $1.04 per share; (x) 5,151 shares of common stock at an exercise price of $1.93 per share; (y) 5,152 shares of common stock at an exercise price of $2.57 per share; and (z) 5,152 shares of common stock at an exercise price of $3.43 per share.

(20)
Includes options to purchase 34,996 shares of common stock at an exercise price of $3.93 per share.

(21)
Includes options to purchase: (i) 4,861 shares of common stock at an exercise price of $1.30 per share; and (ii) 10,500 shares of common stock at an exercise price of $4.11 per share, and warrants to purchase: (w) 10,150 shares of common stock at an exercise price of $1.04 per share; (x) 10,150 shares of common stock at an exercise price of $1.93 per share; (y) 10,150 shares of common stock at an exercise price of $2.75 per share; and (z) 10,150 shares of common stock at an exercise price of $3.43 per share.

(22)
Includes warrants to purchase: (i) 109,172 shares of common stock at an exercise price of $1.04 per share; (ii) 109,472 shares of common stock at an exercise price of $1.93 per share; (iii) 109,473 shares of common stock at an exercise price of $2.57 per share; and (iv) 109,473 shares of common stock at an exercise price of $3.43 per share.

(23)
Includes warrants to purchase: (i) 58,884 shares of common stock at an exercise price of $1.04 per share; (ii) 58,884 shares of common stock at an exercise price of $1.93 per share; (iii) 58,884 shares of common stock at an exercise price of $2.57 per share; and (iv) 58,883 shares of common stock at an exercise price of $3.43 per share, and an option to purchase 10,500 shares of common stock at an exercise price of $4.11 per share.

Arrangements Known to Us Regarding Changes of Control

        On April 17, 2013, Brogdon Family, LLC ("Brogdon Family"), an affiliate of Christopher Brogdon, our Vice Chairman and beneficial owner of greater than 10% of the common stock, informed the Board of Directors of Brogdon Family's interest in commencing an unsolicited tender offer to acquire, at a price of $8.00 per share, such number of shares of common stock that would result in Mr. Brogdon beneficially owning at least 55%, but no more than 75%, of the outstanding shares of common stock. Brogdon Family also informed the Board of Directors, or otherwise disclosed, that the tender offer will be subject to certain conditions, including, but not limited to: (i) the valid tender of shares of common stock totaling at least 55% of the issued and outstanding common stock when added to the shares of common stock held by Brogdon Family and its affiliates; (ii) the absence of litigation regarding the tender offer; (iii) the absence of any governmental order being entered enjoining the tender offer (and that such order is not anticipated being entered); (iv) the receipt of any required governmental approvals; and (v) Brogdon Family obtaining appropriate financing.

        We do not control if or when Brogdon Family commences the tender offer or, if commenced, the ultimate terms of the Tender Offer, including the price offered for the common stock. No assurance is made that Brogdon Family will commence the tender offer or that, if commenced, it will be completed on terms acceptable to our shareholders or at all.

        If and when the tender offer is commenced, then, consistent with its fiduciary duties and as required by applicable law, the Board of Directors, in consultation with our independent financial and legal advisors: (i) will review the tender offer to determine the course of action that it believes is in the best interests of us and our shareholders; and (ii) will advise shareholders of its formal position regarding the tender offer within ten business days after its commencement by making available to our shareholders and filing with the SEC a solicitation/recommendation statement on Schedule 14D-9.

        If the tender offer is commenced, then we will file a solicitation/recommendation statement with the SEC. INVESTORS AND ALL OF OUR SECURITY HOLDERS ARE URGED TO READ SUCH STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THESE DOCUMENTS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED WITH THE SEC BY US THROUGH THE WEBSITE MAINTAINED BY THE SEC AT http://www.sec.gov.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of the common stock (the "Reporting Persons") to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish to us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements during fiscal 2012 except that: (i) Mr. Wade filed late two reports with four late transactions; (ii) Mr. Tenwick filed one late report with one late transaction; (iii) Mr. Sturtz filed one late report with three late transactions; (iv) Mr. Radcliffe filed two late reports with five late transactions; (v) Mr. McClellan filed two late reports with two late transactions; (vi) Mr. Levine filed one late report with three late transactions; (vii) Mr. Hackett filed one late report with three late transactions; and (viii) Mr. Gentry filed two late reports with three late transactions.

ADDITIONAL INFORMATION

Other Business for Presentation at the Annual Meeting

        The Board of Directors and management do not currently intend to bring before the Annual Meeting any matters other than those discussed in this proxy statement, nor are they aware of any business which other persons intend to present at the Annual Meeting. Should any other matter or business requiring a vote of shareholders arise, the proxy holders intends to exercise the discretionary authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with its best judgment in the interest of the Company.

2012 Annual Report

        Consolidated financial statements for AdCare Health Systems, Inc. are included in the 2012 Annual Report, a copy of which may be obtained at the public reference room maintained by the SEC at Room 1580, 100 F Street N.E., Washington, D.C. 20549. A copy of the 2012 Annual Report (excluding exhibits) also will be furnished, without charge, by writing to the Corporate Secretary, 1145 Hembree Road, Roswell, Georgia 30076. The 2012 Annual Report is also available on the Investors page of our website at www.adcarehealth.com as well as at www.cstproxy.com/adcarehealth/2013.

Shareholder Proposals for Inclusion in the 2014 Proxy Statement

        If any shareholder intends to present a proposal for inclusion in the Company's proxy materials for the 2014 Annual Meeting of Stockholders, which the Company anticipates will be held in June 2014, such proposal must be received by the Company not later than the close of business at 5:00 p.m. local time on January 1, 2014, for inclusion, pursuant to Rule 14a-8 under the Exchange Act, in our proxy statement for such meeting. Such proposal also will need to comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In order to allow us to identify the proposal as being subject to Rule 14a-8 under the Exchange Act and to respond in a timely manner, shareholder proposals are required to be submitted to the Corporate Secretary, 1145 Hembree Road, Roswell, Georgia 30076. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Exchange Act for presentation at the 2014 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after January 1, 2014.

Appendix A

DECLARATION OF CONVERSION
OF
ADCARE HEALTH SYSTEMS, INC., an Ohio corporation
TO
ADCARE HEALTH SYSTEMS, INC., a Georgia corporation

        This DECLARATION OF CONVERSION, dated as of                                    , 2013 (including, without limitation, all of the Exhibits attached hereto, this "Declaration"), is hereby adopted by AdCare Health Systems, Inc., an Ohio corporation (the "Company"), in order to set forth the terms, conditions and procedures governing the conversion of the Company from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Revised Code of Ohio (the "Ohio Code") and Section 14-2-1109.2 of the Georgia Business Corporation Code (the "Georgia Code")

RECITALS

        WHEREAS, the Company is a corporation established and existing under the laws of the State of Ohio;

        WHEREAS, conversion of an Ohio corporation into a Georgia corporation is permitted under Section 1701.792 of the Ohio Code and Section 14-2-1109.2 of the Georgia Code;

        WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its shareholders for the Company to convert from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Ohio Revised Code and Section 14-2-1109.2 of the Georgia Code; and

        WHEREAS, the form, terms and provisions of this Declaration have been authorized, approved and adopted by the Board of Directors of the Company and the Company's shareholders;

        NOW, THEREFORE, the Company hereby adopts this Declaration as follows:

        1.    Conversion; Effect of Conversion.

          (a)   At the Effective Time (as defined in Section 3 below), the Company shall be converted from an Ohio corporation to a Georgia corporation pursuant to Section 1701.792 of the Ohio Code and Section 14-2-1109.2 of the Georgia Code (the "Conversion") and the Company, as converted to a Georgia corporation (the "Resulting Company"), shall thereafter be subject to all of the provisions of the Georgia Code, and in accordance with Section 14-2-1109.2 of the Georgia Code, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence under the laws of the State of Ohio. The Conversion shall not be deemed a dissolution of the Company and shall constitute a continuation of the existence of the Company. The Conversion otherwise shall have the effects specified in the Ohio Code and Georgia Code.

          (b)   At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company shall, for all purposes of the laws of the State of Georgia, be deemed to be the same entity as the Company and thereafter possess all of the rights, privileges, immunities, franchises and powers of the Company; and all property, real, personal and mixed, all contract rights, and all debts due to the Company, as well as all other choses in action, and each and every other interest of or belonging to or due to the Company shall be taken and deemed to be vested in the Resulting Company; the title to any real estate, or any interest therein, vested in the Company shall not revert or be in any way be impaired due to the Conversion; and none of such items shall be deemed to have been conveyed, transferred, or assigned by reason of the Conversion for any purpose.

1

          (c)   At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company shall thereupon and thereafter be responsible and liable for all the liabilities and obligations of the Company, and any claim existing or action or proceeding pending by or against the Company may be prosecuted as if the Conversion had not become effective. Neither the rights of creditors nor any liens upon the property of the Company shall be impaired by the Conversion.

          (d)   At the Effective Time, the name of the Resulting Company shall be:

ADCARE HEALTH SYSTEMS, INC.

          (e)   The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and for this Declaration to constitute a "plan of reorganization" within the meaning of Treasury Regulation Section 1.368-2(g).

        2.    Filings.    As promptly as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

          (a)   executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 1701.792 of the Ohio Code in a form reasonably acceptable to any officer of the Company (the "Ohio Certificate of Conversion") with the Secretary of State of the State of Ohio (the "Ohio Secretary of State");

          (b)   executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Section 14-2-1109.2 of the Georgia Code in a form reasonably acceptable to any officer of the Company (the "Georgia Certificate of Conversion") with the Secretary of State of the State of Georgia (the "Georgia Secretary of State"); and

          (c)   executing, acknowledging and filing (or causing to be executed, acknowledged and filed) Articles of Incorporation of AdCare Health Systems, Inc. in compliance with Georgia Code Section 14-2-202 substantially in the form of Exhibit A hereto with the Georgia Secretary of State.

        3.    Effective Time.    The Conversion shall become effective upon the date and time specified in the Ohio Certificate of Conversion filed with the Ohio Secretary of State and the Georgia Certificate of Conversion filed with the Georgia Secretary of State.

        4.    Effect of Conversion on Common Stock.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued common stock, no par value per share, of the Company ("Company Common Stock") shall convert into one validly issued, fully paid and nonassessable share of common stock, no par value per share, of the Resulting Company ("Resulting Company Common Stock").

        5.    Effect of Conversion on Series A Preferred Stock.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued 10.875% Series A Cumulative Redeemable Preferred Shares, no par value per share, of the Company ("Company Series A Preferred Stock") shall convert into one validly issued, fully paid and nonassessable share of 10.875% Series A Cumulative Redeemable Preferred Stock, no par value per share, of the Resulting Company ("Resulting Company Series A Preferred Stock").

        6.    Effect of Conversion on Other Preferred Stock.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued preferred stock, no par value per share, of any series of the Company other than Company Series A Preferred Stock ("Company Other

2

Preferred Stock") shall convert into one validly issued, fully paid and nonassessable share of such other series of preferred stock, no par value per share, of the Resulting Company ("Resulting Company Other Preferred Stock").

        7.    Effect of Conversion on Outstanding Stock Options.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including, without limitation, the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

        8.    Effect of Conversion on Outstanding Warrants or Other Rights.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time (including, without limitation, the convertible promissory notes issued by the Company) shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including, without limitation, the exercise or conversion price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

        9.    Effect of Conversion on Stock Certificates.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock, Company Series A Preferred Stock or Company Other Preferred Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Common Stock, Resulting Company Series A Preferred Stock or Resulting Company Other Preferred Stock, respectively.

        10.    Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Stock. A number of shares of Resulting Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the effective date of the Conversion.

        11.    Consent and Appointment.    Upon the terms and subject to the conditions of this Declaration, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Resulting Company consents to be sued and served with process in the State of Ohio and irrevocably appoints the Ohio Secretary of State as the Resulting Company's agent to accept service of process in the State of Ohio to enforce against the Resulting Company any obligation of the Company or to enforce the rights of a dissenting shareholder of the Company.

        12.    Further Assurances.    If, at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Declaration, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Declaration,

3

each of the officers and directors of the Resulting Company and the designees of such officers and directors, are hereby authorized to solicit, in the name and on behalf of, the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Declaration.

        13.    Effect of Conversion on Directors and Officers.    The members of the Board of Directors and the officers of the Resulting Company immediately after the Effective Time shall be those individuals who were serving as directors and officers, respectively, of the Company.

        14.    Georgia Bylaws.    At the Effective Time, the Bylaws of the Resulting Company shall be substantially in the form of Exhibit B hereto.

        15.    Termination.    At any time prior to the Effective Time, this Declaration may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Declaration, this Declaration shall become void and of no effect.

        16.    Third Party Beneficiaries.    This Declaration shall not confer any rights or remedies upon any person other than as expressly provided herein.

        17.    Severability.    Whenever possible, each provision of this Declaration will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Declaration is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Declaration.

        IN WITNESS WHEREOF, the Company has caused this Declaration to be duly executed as of the date first above written.

ADCARE HEALTH SYSTEMS, INC.
By:
	Name:	Boyd P. Gentry
	Title:	Chief Executive Officer

4

Exhibit A

ARTICLES OF INCORPORATION
OF
ADCARE HEALTH SYSTEMS, INC.

ARTICLE I
NAME; OFFICES; AGENT; INCORPORATOR; PURPOSE

        The name of the corporation is AdCare Health Systems, Inc., a Georgia corporation (the "Corporation"). The initial registered office of the Corporation is located at 1201 Peachtree Street Atlanta, Georgia 30361, County of Fulton. The initial registered agent of the Corporation at such office is CT Corporation System. The name and address of the Incorporator of the Corporation is Boyd P. Gentry, 1145 Hembree Road, Roswell, Georgia 30076. The mailing address of the initial principal office of the Corporation is 1145 Hembree Road, Roswell, Georgia 30076. The powers of the Incorporator shall terminate upon the filing of these Articles of Incorporation.

        The Corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Georgia. The Corporation is being incorporated in the State of Georgia in connection with the conversion of AdCare Health Systems, Inc., an Ohio corporation, to AdCare Health Systems, Inc., a Georgia corporation, pursuant to Section 14-2-1109.2 of the Official Code of Georgia Annotated (the "Conversion"), and these Articles of Incorporation are being filed with the Secretary of State of the State of Georgia simultaneously with a Certificate of Conversion to effect the Conversion. These Articles of Incorporation shall be the articles of incorporation of the Corporation formed pursuant to the Conversion unless and until modified in accordance with the Official Code of Georgia Annotated.

ARTICLE II
CAPITALIZATION

        2.1    Authorized Shares.    The Corporation shall have authority to issue Sixty Million (60,000,000) shares of stock of which: (a) Fifty-five Million (55,000,000) shares shall be designated "Common Stock," no par value per share; and (b) Five Million (5,000,000) shares shall be designated "Preferred Stock," no par value per share, of which 950,000 of such shares of Preferred Stock have been designated as Series A Preferred Shares (as defined in Article III) and have the preferences, limitations and relative rights set forth in Article III. The Corporation also shall have the authority to issue fractions of a share of Common Stock and Preferred Stock, as provided in the Official Code of Georgia Annotated. Shares that are reacquired by the Corporation shall be classified as treasury shares unless the terms of such stock provide to the contrary.

        The designations and preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of stock are as follows:

        2.2    Common Stock.    Subject to all of the rights of the Preferred Stock and the Series A Preferred Shares (as defined in Article III) as expressly provided herein, by law or by the Board of Directors of the Corporation (the "Board of Directors") pursuant to this Article II, the Common Stock shall possess all such rights and privileges as are afforded to capital stock by applicable law in the absence of any express grant of rights or privileges provided for herein, including, without limitation, the following rights and privileges: (a) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends; (b) the holders of Common Stock shall have the right to vote for the election of directors and on all other matters requiring shareholder action, each share being entitled to one vote; and (c) upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the

5

net assets of the Corporation available for distribution shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

        2.3    Preferred Stock.    In accordance with the provisions of the Official Code of Georgia Annotated, the Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights of: (a) any class of Preferred Stock before the issuance of any shares of that class; or (b) one or more series within a class of Preferred Stock, and designate the number of shares within that series, before the issuance of any shares of that series.

ARTICLE III
10.875% SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES

        3.1    Number of Shares and Designations.    The Corporation shall be authorized to issue a series of Preferred Stock which shall be designated as 10.875% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"), no par value per share and the number of shares that shall constitute such series shall be 950,000. The Series A Preferred Shares shall have the following rights and preferences:

        3.2    Definitions.    For purposes of this Article III, the following terms shall have the meanings indicated:

        "Agent Members" shall have the meaning set forth in Section 3.12.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee of members of the Board of Directors authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Call Date" shall mean the date fixed for redemption of the Series A Preferred Shares and specified in the notice to holders required under paragraph (e) of Section 3.5 as the Call Date.

        A "Change of Control" is deemed to occur when, after the Issue Date, the following have occurred and are continuing:

          (a)   the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of directors of the Corporation (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

          (b)   following the closing of any acquisition described in subparagraph (a) above, neither the Corporation nor the acquiring entity has a class of common securities (or American depositary receipts representing such securities) subject to a National Market Listing.

        "Common Shares" shall mean the shares of Common Stock, no par value per share, of the Corporation.

        "Correction Event" shall mean: (a) with respect to any Delisting Event, that the Series A Preferred Shares are once again listed or quoted pursuant to a National Market Listing; and (b) with respect to any Dividend Default, the second consecutive Dividend Payment Date following such time as the Corporation has paid all accumulated and unpaid dividends on the Series A Preferred Shares in full in cash (or declared such dividends and set apart for payment).

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        "Delisting Event" shall have the meaning set forth in paragraph (b) of Section 3.3.

        "Depositary" shall have the meaning set forth in Section 3.12.

        "Dividend Default" shall have the meaning set forth in paragraph (a) of Section 3.3.

        "Dividend Payment Date" shall have the meaning set forth in Section 3.3.

        "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 2012); provided, however, that any Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 3.5 shall end on and exclude the Call Date only with respect to the Series A Preferred Shares being redeemed).

        "Dividend Rate" shall mean the dividend rate accruing on the Series A Preferred Shares, as applicable from time to time pursuant to the terms hereof.

        "Dividend Record Date" shall have the meaning set forth in Section 3.3.

        "Event" shall have the meaning set forth in paragraph (e) of Section 3.7.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Global Preferred Shares" shall have the meaning set forth in Section 3.12.

        "Issue Date" shall mean the date of issuance of the 10.875% Series A Cumulative Redeemable Preferred Shares issued by AdCare Health, Inc., an Ohio corporation, in connection with its initial public offering of such shares.

        "Junior Shares" shall have the meaning set forth in paragraph (c) of Section 3.6.

        "National Market Listing" shall mean the listing or quotation, as applicable, of securities on or in the New York Stock Exchange LLC, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market or any comparable national securities exchange or national securities market.

        "Parity Shares" shall have the meaning set forth in paragraph (b) of Section 3.6.

        "Penalty Event" shall mean each of a Dividend Default and a Delisting Event.

        "Penalty Rate" shall mean 12.875% per annum (equivalent to $3.2187 per annum per share).

        "Preferred Shares" shall mean the shares of Preferred Stock, no par value, of the Corporation.

        "SEC" shall have the meaning set forth in Section 3.8.

        "Senior Shares" shall have the meaning set forth in paragraph (a) of Section 3.6.

        "Series A Preferred Shares" shall have the meaning set forth in Section 3.1.

        "set apart for payment" shall be deemed to include, without any further action, the following: the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry that indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the initial and continued allocation of funds to be so paid on any series or class of shares of stock of the Corporation; provided, however, that if any funds for any class or series of Junior Shares or any class or series of Parity Shares are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean irrevocably placing such funds in a separate account or irrevocably delivering such funds to a disbursing, paying or other similar agent.

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        "Stated Rate" shall mean 10.875% per annum (equivalent to $2.7187 per annum per share).

        "Transfer Agent" means Continental Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors or its duly authorized designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

        3.3    Dividends.    Holders of issued and outstanding Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds of the Corporation legally available for the payment of distributions, cumulative preferential cash dividends at a rate per annum equal to the Dividend Rate of the $25.00 per share stated liquidation preference of the Series A Preferred Shares. Except as otherwise provided in paragraphs (a) and (b) of Section 3.3, the Dividend Rate shall be equal to the Stated Rate. Such dividends shall accrue and accumulate on each issued and outstanding share of the Series A Preferred Shares on a daily basis from (but excluding) the original date of issuance of such share and shall be payable quarterly in equal amounts in arrears on the last calendar day of each Dividend Period (each such day being hereinafter called a "Dividend Payment Date"); provided that if any Dividend Payment Date is not a Business Day, then the dividend that would otherwise have been payable on such Dividend Payment Date may be paid on the next succeeding Business Day with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. Any dividend payable on the Series A Preferred Shares for any partial Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends shall be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable record date, which shall be the tenth day preceding the applicable Dividend Payment Date, or such other date designated by the Board of Directors or an officer of the Corporation duly authorized by the Board of Directors for the payment of dividends that is not more than 30 nor less than ten days prior to such Dividend Payment Date (each such date, a "Dividend Record Date").

          (a)   If the Corporation fails to pay cash dividends on the Series A Preferred Shares in full for any four consecutive or non-consecutive Dividend Periods (such a failure, a "Dividend Default"), then:

              (i)  the Dividend Rate shall increase to the Penalty Rate, commencing on the first day after the Dividend Payment Date on which a Dividend Default occurs and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;

             (ii)  until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i) of this paragraph (a), the holders of Series A Preferred Shares will have the voting rights described below in Section 3.7; and

            (iii)  following any Dividend Default that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (a), if the Corporation subsequently fails to pay cash dividends on the Series A Preferred Shares in full for any Dividend Period, such subsequent failure shall constitute a separate Dividend Default, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (a) shall immediately apply until such time as a Correction Event occurs with respect to such subsequent Dividend Default.

          (b)   If the Corporation fails to maintain a National Market Listing for the Series A Preferred Shares for 180 consecutive days or longer (such event, a "Delisting Event"), then:

              (i)  the Dividend Rate shall increase to the Penalty Rate, commencing on the day after the Delisting Event and continuing until a Correction Event occurs, and on the date such Correction Event occurs, the Dividend Rate shall revert to the Stated Rate;

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             (ii)  until such time as the Dividend Rate reverts to the Stated Rate pursuant to subparagraph (i) of this paragraph (b), the holders of Series A Preferred Shares will have the voting rights described below in Section 3.7; and

            (iii)  following any Delisting Event that has been cured by the Corporation as provided above in subparagraph (i) of this paragraph (b), if the Series A Preferred Shares subsequently cease to be subject to a National Market listing, such event shall constitute a separate Delisting Event, and the foregoing provisions of subparagraphs (i) and (ii) of this paragraph (b) shall immediately apply until such time as a Correction Event occurs with respect to such Delisting Event.

          (c)   No dividend on the Series A Preferred Shares will be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of Senior Shares or any agreement of the Corporation (whether now existing or arising hereafter), including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting aside of funds is restricted or prohibited under the Official Code of Georgia Annotated or other applicable law; provided, however, notwithstanding anything to the contrary contained herein, dividends on the Series A Preferred Shares shall continue to accrue and accumulate regardless of whether (i) any or all of the foregoing restrictions exist; (ii) the Corporation has earnings or profits; (iii) there are funds legally available for the payment of such dividends; or (iv) such dividends are authorized by the Board of Directors. Accrued and unpaid dividends on the Series A Preferred Shares will accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption of the Series A Preferred Shares, as the case may be.

          (d)   Except as provided in the next sentence, if any Series A Preferred Shares are outstanding, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) will be declared or paid or set apart for payment on any Parity Shares or Junior Shares, unless all accumulated accrued and unpaid dividends are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart for payment) upon the Series A Preferred Shares and upon all Parity Shares, all dividends declared, paid or set apart for payment upon the Series A Preferred Shares and all such Parity Shares shall be declared and paid pro rata or declared and set apart for payment pro rata, so that the amount of dividends declared per share of Series A Preferred Shares and per share of such Parity Shares shall in all cases bear to each other the same ratio that accumulated dividends per share of Series A Preferred Shares and such other Parity Shares (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such other Parity Shares do not bear cumulative dividends) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Shares which may be in arrears, whether at the Stated Rate or at the Penalty Rate.

          (e)   Except as provided in paragraph (e) of Section 3.3, unless all accumulated accrued and unpaid dividends on the Series A Preferred Shares are contemporaneously declared and paid in cash or declared and a sum of cash sufficient for the payment thereof is set apart for payment for all past Dividend Periods with respect to which full dividends were not paid on the Series A Preferred Shares, no dividends (other than in Common Shares or Junior Shares ranking junior to the Series A Preferred Shares as to dividends and upon liquidation, dissolution or winding up) may be declared or paid or set apart for payment upon the Common Shares or any Junior Shares or

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  Parity Shares, nor shall any Common Shares or any Junior Shares or Parity Shares be redeemed, purchased or otherwise acquired directly or indirectly for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock) by the Corporation (except by conversion into or exchange for Junior Shares or by redemption, purchase or acquisition of stock under any employee benefit plan of the Corporation).

          (f)    Holders of Series A Preferred Shares shall not be entitled to any dividend in excess of all accumulated accrued and unpaid dividends on the Series A Preferred Shares as described in Section 3.3. Any dividend payment made on the Series A Preferred Shares shall first be credited against the earliest accumulated accrued and unpaid dividend due with respect to such shares which remains payable at the time of such payment.

        3.4    Liquidation Preference.

          (a)   Subject to the rights of the holders of Senior Shares and Parity Shares, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, each holder of the Series A Preferred Shares shall be entitled to receive an amount of cash equal to $25.00 per Series A Preferred Share plus an amount in cash equal to all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date of final distribution to such holders. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of Section 3.4, none of: (i) a consolidation or merger of the Corporation with one or more corporations or other entities; (ii) a sale, lease or transfer of all or substantially all of the Corporation's assets; or (iii) a statutory share exchange, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

          (b)   Subject to the rights of the holders of Senior Shares and Parity Shares upon liquidation, dissolution, or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in Section 3.4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

        3.5    Redemption.

          (a)   The Corporation shall not redeem the Series A Preferred Shares prior to December 1, 2017, except that the Corporation is required to redeem the Series A Preferred Shares in accordance with paragraph (b) of Section 3.5. On and after December 1, 2017, the Corporation, at its option, upon not less than 30 nor more than 60 days' written notice as contemplated by paragraph (e) of Section 3.5, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per Series A Preferred Share, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 3.5), without interest. If fewer than all of the outstanding Series A Preferred Shares are to be redeemed, the

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  number of shares to be redeemed will be determined by the Corporation and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by the Corporation.

          (b)   If a Change of Control occurs, then the Corporation or the acquiring entity in such Change of Control shall redeem the Series A Preferred Shares, in whole but not in part, within 120 days after the date on which the Change of Control occurs, for cash at a redemption price of $25.00 per Series A Preferred Share, plus all accumulated accrued and unpaid dividends thereon (whether or not earned or declared) to, but excluding, the Call Date (subject to paragraph (h) of Section 3.5), without interest.

          (c)   With respect to a redemption pursuant to paragraph (a) of Section 3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, no Series A Preferred Shares or such Parity Shares shall be redeemed unless all of the outstanding Series A Preferred Shares and such Parity Shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of the Series A Preferred Shares or such Parity Shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the outstanding Series A Preferred Shares and such Parity Shares. Also with respect to a redemption pursuant to paragraph (a) of Section 3.5, unless all accumulated accrued and unpaid dividends on all Series A Preferred Shares and any other class or series of Parity Shares shall have been or contemporaneously are declared and paid in cash (or in the form of consideration for payment of dividends on any such Parity Shares) or declared and set apart for payment in cash for all past Dividend Periods and the then current Dividend Period, the Corporation shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Shares or such Parity Shares (except by conversion into or exchange for Junior Shares and Parity Shares).

          (d)   From and after the Call Date (unless the Corporation (or, if applicable, the acquiring entity) defaults in payment of the redemption price as contemplated by Section 3.5), all dividends will cease to accumulate on the Series A Preferred Shares called for redemption pursuant to Section 3.5, such shares shall no longer be deemed to be outstanding, and all of the rights of the holders of such shares will terminate with respect to such shares, except the right to receive the redemption price and all accumulated accrued and unpaid dividends up to, but excluding, the Call Date, without interest (upon surrender and endorsement of their certificates, if so required in accordance with paragraph (g) of Section 3.5).

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          (e)   Notice of the redemption of any Series A Preferred Shares pursuant to Section 3.5 shall be mailed by first class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Corporation's share transfer books: (i) for a redemption pursuant to paragraph (a) of Section 3.5, at least 30 but not more than 60 days prior to the Call Date; and (ii) for a redemption pursuant to paragraph (b) of Section 3.5, not later than 20 days following the date on which a Change of Control occurs. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) for a redemption pursuant to paragraph (a) of Section 3.5, the number of Series A Preferred Shares to be redeemed; (3) the redemption price of $25.00 per Series A Preferred Share plus accumulated accrued and unpaid dividends through, but excluding, the Call Date; (4) the place or places where any certificates for such shares, other than certificates issued as contemplated by Section 3.12, are to be surrendered for payment of the redemption price; (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date; and (6) any other information required by law or by the applicable rules of any exchange or national securities market upon which the Series A Preferred Shares may be listed or admitted for trading. In the case of a redemption pursuant to paragraph (a) of Section 3.5 in which fewer than all of the outstanding Series A Preferred Shares are to be redeemed, then the notice mailed pursuant to this paragraph (e) of Section 3.5 shall also specify the number of Series A Preferred Shares to be redeemed from each holder thereof.

          (f)    The Corporation's (or, if applicable, the acquiring entity's) obligation to provide cash in accordance with Section 3.5 shall be deemed fulfilled if, on or before the Call Date, the Corporation (or such acquiring entity) shall irrevocably deposit funds necessary for redemption pursuant to Section 3.5), in trust for the holders of the Series A Preferred Shares so called for redemption pursuant to Section 3.5, with a bank or trust company that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption, in which case the notice to holders of the Series A Preferred Shares will: (i) state the date of such deposit; (ii) specify the office of such bank or trust company as the place of payment of the redemption price; and (iii) require such holders to surrender any certificates representing such shares, other than certificates issued as contemplated by Section 3.12, at such place on or about the date fixed in such redemption notice (which may not be later than the Call Date) against payment of the redemption price (including all accumulated accrued and unpaid dividends to the Call Date). No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Corporation (or such acquiring entity). Subject to applicable escheat laws, any such cash unclaimed at the end of six months from the Call Date shall revert to the general funds of the Corporation (or such acquiring entity), after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation (or such acquiring entity) for the payment of such cash.

          (g)   On or after the Call Date, each holder of Series A Preferred Shares that holds a certificate, other than certificates issued as contemplated by Section 3.12, must present and surrender (and properly endorse or assign for transfer, if the Corporation shall require and if the notice shall so state) each such certificate representing such holder's Series A Preferred Shares to the Corporation at the place designated in the applicable notice and thereupon the redemption price of such shares will be paid to or on the order of the person whose name appears on such certificate representing the Series A Preferred Shares as the owner thereof, and each surrendered certificate will be canceled. All Series A Preferred Shares redeemed by the Corporation pursuant

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  to Section 3.5, or otherwise acquired by the Corporation, shall be retired and restored to the status of authorized but unissued shares of undesignated Preferred Shares.

          (h)   If the Corporation redeems any of the Series A Preferred Shares pursuant to Section 3.5 and, if the Call Date for such redemption occurs after a Dividend Record Date and on or prior to the related Dividend Payment Date, then the dividend payable on such Dividend Payment Date with respect to such shares called for redemption shall be payable on such Dividend Payment Date to the holders of record at the close of business on such Dividend Record Date, and shall not be payable as part of the redemption price for such shares.

        3.6    Ranking.     Any class or series of stock of the Corporation shall be deemed to rank:

          (a)   prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares ("Senior Shares");

          (b)   on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares"); and

          (c)   junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be the Common Shares or any other class or series of shares of stock of the Corporation now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation ("Junior Shares").

        3.7    Voting Rights.

          (a)   Holders of the Series A Preferred Shares will not have any voting rights, except as set forth in Section 3.7 or as otherwise required by the Official Code of Georgia Annotated or other applicable law. On each matter on which holders of Series A Preferred Shares are entitled to vote, each Series A Preferred Share shall be entitled to one vote, except that when shares of any other class or series of stock the Corporation may issue have the right to vote with the Series A Preferred Shares as a single class on any matter, the Series A Preferred Shares and the shares of each such other class or series shall have one vote for each $25.00 of liquidation preference (excluding accumulated and unpaid dividends).

          (b)   Upon the occurrence of a Penalty Event, the number of directors constituting the Board of Directors shall be automatically increased by two (if not already increased by two by reason of the election of directors by the holders of any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and with which the Series A Preferred Shares are entitled to vote as a class with respect to the election of those two directors), and the holders of the Series A Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors) will be entitled to vote for the election of those two additional directors at a special meeting called by the Corporation at the request of the holders of record of at least 25% of the outstanding Series A Preferred Shares or by the holders of

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  any other class or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of those two directors (unless the request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders of the Corporation, in which case, such vote will be held at the earlier of the next annual or special meeting of stockholders of the Corporation), and at each subsequent annual meeting until a Correction Event has occurred with respect to each Penalty Event then continuing. On the date a Correction Event occurs, the rights of holders of the Series A Preferred Shares to elect any directors will cease and, unless there are other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable, the term of any directors elected by holders of the Series A Preferred Shares shall immediately terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. In no event shall the holders of the Series A Preferred Shares be entitled pursuant to the voting rights under this paragraph (b) of Section 3.7 to elect a director that would cause the Corporation to fail to satisfy a requirement relating to director independence of any National Market Listing pursuant to which any class or series of the stock of the Corporation is listed or quoted. For the avoidance of doubt, in no event shall the total number of directors elected by holders of the Series A Preferred Shares (voting together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of such directors) pursuant to the voting rights under this paragraph (b) of Section 3.7 exceed two.

          (c)   If a special meeting is not called by the Corporation within 75 days after request from the requisite holders of Series A Preferred Shares (or holders of other series or classes of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable) as described in paragraph (b) of Section 3.7, then the holders of record of at least 25% of the outstanding Series A Preferred Shares may designate a holder to call the meeting at the expense of the Corporation and such meeting may be called by the holder so designated upon notice similar to that required for annual meetings of shareholders and shall be held at the place designated by the holder calling such meeting. The Corporation shall pay all costs and expenses of calling and holding any meeting and of electing directors pursuant to paragraphs (b) and (c) of Section 3.7, including, without limitation, the cost of preparing, reproducing and mailing the notice of such meeting, the cost of renting a room for such meeting to be held, and the cost of collecting and tabulating votes.

          (d)   If, at any time when the voting rights conferred upon the Series A Preferred Shares pursuant to paragraph (b) of Section 3.7 are exercisable, any vacancy in the office of a director elected pursuant to paragraph (b) of Section 3.7 or this paragraph (d) shall occur, then such vacancy may be filled only by the remaining such director or by vote of the holders of record of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b) of Section 3.7. Any director elected or appointed pursuant to paragraph (b) of Section 3.7 or this paragraph (d) may be removed only by the affirmative vote of holders of the outstanding Series A Preferred Shares and any other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which classes or series of equity securities the Corporation may issue are entitled to vote as a class with the Series A Preferred Shares in the election of directors pursuant to paragraph (b) of Section 3.7, such removal to be effected by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding Series A Preferred Shares and any such other classes or series of stock the Corporation may issue, and may not be removed by the holders of the Common Shares.

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          (e)   So long as any Series A Preferred Shares remain outstanding, the Corporation will not, without the affirmative vote of the holders of at least two-thirds of the Series A Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting together as a series and also together as a class with all other classes or series of stock the Corporation may issue upon which similar voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Shares): (i) authorize or create, or increase the authorized or issued amount of, any class or series of Senior Shares or reclassify any of the authorized stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Corporation's Articles of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Shares (each, an "Event"); provided, however, with respect to the occurrence of any Event set forth in clause (ii) above, so long as the Series A Preferred Shares remain outstanding with the terms thereof materially unchanged, taking into account that, upon an occurrence of an Event, the Corporation may not be the surviving entity (whether or not such Event would constitute a Change of Control), the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of the Series A Preferred Shares (although, in accordance with paragraph (b) of Section 3.5, the Corporation would be required to redeem the Series A Preferred Shares if such Event constitutes a Change of Control) and, provided, further, that any increase in the amount of the authorized Common Shares or other stock the Corporation may issue (including the Series A Preferred Shares), or the creation or issuance of any additional Common Shares or Series A Preferred Shares or other class or series of stock that the Corporation may issue, or any increase in the amount of authorized shares of such class or series, in each case which are Parity Shares or Junior Shares, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers and shall not require any affirmative vote of the holders of the Series A Preferred Shares.

          (f)    The voting rights provided for in Section 3.7 will not apply if, at or prior to the time when the act with respect to which voting by holders of the Series A Preferred Shares would otherwise be required pursuant to Section 3.7 shall be effected, all outstanding shares of Series A Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption pursuant to paragraph (f) of Section 3.5.

          (g)   Except as expressly stated in Section 3.7 or as may be required by the Official Code of Georgia Annotated or other applicable law, the Series A Preferred Shares will not have any relative, participating, optional or other special voting rights or powers and the affirmative vote or consent of the holders thereof shall not be required for the taking of any corporate action.

        3.8    Information Rights.     During any period in which the Corporation is not subject to Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Shares are outstanding, the Corporation will use its best efforts to: (a) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series A Preferred Shares, as their names and addresses appear on the record books of the Corporation and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that the Corporation would have been required to file with the Securities and Exchange Commission (the "SEC") pursuant to Section 13 or 15(d) of the Exchange Act if it were subject thereto (other than any exhibits that would have been required); and (b) promptly, upon request, supply copies of such reports to any holders or prospective holder of Series A Preferred Shares. The Corporation will use its best efforts to mail (or otherwise provide) the information to the holders of the Series A Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC, if the Corporation were subject to

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Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which the Corporation would be required to file such periodic reports if it were a "non-accelerated filer" within the meaning of the Exchange Act.

        3.9    Record Holders.     The Corporation and the Transfer Agent shall deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

        3.10    Sinking Fund.     The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

        3.11    Conversion.     The Series A Preferred Shares shall not be, pursuant to the terms hereof, convertible into or exchangeable for any stock or other securities or property of the Corporation.

        3.12    Book Entry.     The Series A Preferred Shares shall be issued initially in the form of one or more fully registered global certificates ("Global Preferred Shares"), which shall be deposited on behalf of the purchasers represented thereby with the Transfer Agent, as custodian for a securities depositary (the "Depositary") that is a clearing agency under Section 17A of the Exchange Act (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or its nominee, duly executed by the Corporation and authenticated by the Transfer Agent. The number of Series A Preferred Shares represented by Global Preferred Shares may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depositary as hereinafter provided. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under these terms of the Series A Preferred Shares with respect to any Global Preferred Shares held on their behalf by the Depositary or by the Transfer Agent as the custodian of the Depositary or under such Global Preferred Shares, and the Depositary may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Preferred Shares for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Shares.

ARTICLE IV
BOARD OF DIRECTORS

        4.1    Classified Board of Directors.     The number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Corporation's Bylaws and may be fixed by resolution of the Board of Directors. The directors shall be divided into three classes, Class I, Class II and Class III. Each Class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the annual meeting of shareholders held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; and at the annual meeting of shareholders held during the third year following the year in which directors are initially elected as Class III directors, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a three-year term. Each director serving as a Class I, Class II or Class III director shall hold office until the expiration of the term for such Class and until such director's successor is elected and qualified, or until the earlier death, resignation or removal of such director.

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        4.2    Removal.     Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such of such directors. Any vacancy in the Board of Directors resulting from such removal shall be filled in accordance with Section 4.3 hereof. For purposes of this Section 4.2, "cause" shall mean only: (a) conviction of a felony; (b) declaration of unsound mind or order of a court; (c) gross dereliction of duty; (d) commission of an action involving moral turpitude; or (e) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.

        4.3    Vacancies and Changes of Authorized Number.     All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 4.3 shall hold office until the next election of the Class for which such director shall have been chosen and until such director's successor is elected and qualified, or until the director's earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 4.3 to fill a newly-created directorship shall hold office only until the next election of directors by the shareholders and until such director's successor is elected and qualified, or until the director's earlier resignation, retirement, disqualification, removal from office or death. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

        4.4    Election of Directors by Holders of Preferred Stock.     Notwithstanding any of the foregoing provisions in this Article IV, whenever the holders of any one or more classes of Preferred Stock or series thereof issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the number of such directors, and the election, term of office, removal, filling of vacancies and other features of each such directorship, shall be governed by the terms of these Articles of Incorporation and any designation of the preferences, limitations and relative rights of any class or series of Preferred Stock made pursuant to these Articles, and such directors so elected shall not be divided into classes pursuant to this Article IV.

ARTICLE V
AMENDMENT OF BYLAWS

        Except as may be prohibited by the Official Code of Georgia Annotated or these Articles of Incorporation, the Board of Directors is expressly authorized to amend or repeal the Corporation's Bylaws or adopt new Bylaws for the Corporation.

ARTICLE VI
CONSTITUENCY CONSIDERATIONS

        In discharging the duties of their respective positions and in determining what is believed to be in the best interests of the Corporation, the Board of Directors, committees of the Board of Directors, and individual directors, in addition to considering the effects of any action on the Corporation or its shareholders, may consider the interests of the employees, clients, customers, suppliers, and creditors of the Corporation, the communities in which offices or other establishments of the Corporation are located, and all other factors such directors consider pertinent; provided, however, that this Article VI shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency any right to be considered.

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 ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY

        7.1    Limitation of Liability.     A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except liability:

          (a)   for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

          (b)   for acts or omissions which involve intentional misconduct or a knowing violation of law;

          (c)   for the types of liability set forth in Section 14-2-832 of the Official Code of Georgia Annotated; or

          (d)   for any transaction from which the director received an improper personal benefit.

        7.2    Repeal or Modification of this Article.     Any repeal or modification of the provisions of this Article VII by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

        7.3    Additional Provisions.     If the Official Code of Georgia Annotated is amended, after this Article VII becomes effective, to authorize corporate action further eliminating or limiting the liability of directors, then, without further corporate action, the liability of a director of the Corporation, in addition to the limitation on liability provided herein, shall be limited to the fullest extent permitted by the Official Code of Georgia Annotated, as so amended.

        7.4    Severability.     In the event that any of the provisions of this Article VII (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE VIII
INDEMNIFICATION

        The Corporation shall indemnify its officers and directors to the fullest extent permitted under the Official Code of Georgia Annotated. Such indemnification shall not be deemed exclusive of any additional indemnification that the Board of Directors may deem advisable or of any rights to which those indemnified may otherwise be entitled. The Board of Directors of the Corporation may determine from time to time whether and to what extent to maintain insurance providing indemnification for officers and directors and such insurance need not be limited to the Corporation's power of indemnification under the Official Code of Georgia Annotated.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this      day of                        .

By:
	Title:	Incorporator

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Exhibit B

BYLAWS
OF
ADCARE HEALTH SYSTEMS, INC.

i

ii

iii

ARTICLE I
OFFICES AND AGENT

        1.01    Registered Office and Agent.     AdCare Health Systems, Inc. (the "Corporation") shall continuously maintain in the State of Georgia a registered office that may be the same as any of the Corporation's places of business. In addition, the Corporation shall continuously maintain a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Georgia, a domestic corporation or nonprofit domestic corporation, or a foreign corporation or nonprofit foreign corporation authorized to transact business in the State of Georgia.

        1.02    Other Offices.     In addition to having a registered office, the Corporation may have other offices, located in or out of the State of Georgia, as the Corporation's Board of Directors ("Board of Directors") may designate from time to time.

ARTICLE II
MEETINGS OF SHAREHOLDERS

        2.01    Annual Meetings.     The Corporation shall hold a meeting of shareholders annually at a time designated by the Board of Directors for the purpose of electing directors and transacting any other business that may properly come before the shareholders. If the Corporation does not hold an annual meeting as provided in this Section, any business, including the election of directors, that might properly have been acted upon at an annual meeting may be acted upon by the shareholders at a special meeting held in accordance with these Bylaws or in accordance with a court order.

        2.02    Special Meetings.     Special meetings of shareholders may be called at any time by: (i) the Board of Directors in accordance with Section 4.06; (ii) the Chairman of the Board of Directors; (iii) the Chief Executive Officer of the Corporation; or (iv) the holders of twenty-five percent (25%) of the votes entitled to be cast on any issue proposed to be considered at such special meeting following delivery by such holders to the Secretary of the Corporation of one or more signed and dated written requests setting forth the purposes of such meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.04 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

        2.03    Place of Meetings.     The Corporation may hold shareholders' meetings, both annual and special, at any place in or out of the State of Georgia except that the Corporation shall hold any meeting at the place set forth in the notice of the meeting or, if the meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice. If no place is specified in the notice or the waiver of notice, the Corporation shall hold the meeting at the Corporation's principal office.

        2.04    Notice of Meetings.     The Corporation shall notify shareholders of the date, time, and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless the Georgia Business Corporation Code, as amended (the "Code"), or the Articles of Incorporation require otherwise, the Corporation shall notify only those shareholders entitled to vote at the meeting who have not waived, in accordance with Section 5.02, the right to receive notice. In the case of an annual meeting, the notice need not state the purposes of the meeting unless the Articles of Incorporation or the Code provide otherwise. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Notwithstanding the foregoing, as and to the extent permitted by Section 14-2-705(f) of the Code, the Corporation need not provide any notice required by this Section 2.04 to a shareholder to whom: (i) notices of two (2) consecutive annual meetings; or (ii) all (and at least two (2)) payments of dividends or interest on securities or dividend reinvestment confirmations during a twelve (12) month period have been mailed

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addressed to the shareholder's address shown in the Corporation's current record of shareholders and have been returned as undeliverable. Any action or meeting which shall be taken or held without notice to any such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation written notice setting forth such shareholder's then current address, the requirement that notice be given to such shareholder shall be reinstated. If the action taken by the Corporation requires the filing of a document under any provision of the Code, the document need not state that notice was not given to shareholders to whom notice was not required to be given pursuant hereto.

        2.05    Voting Group.     The term "voting group" means all shares of one or more classes or series that, under the Code or the Articles of Incorporation, are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled by the Code or the Articles of Incorporation to vote generally on the matter are for that purpose a single voting group.

        2.06    Quorum for Voting Groups.     Shares entitled to vote as a separate voting group may take action on a matter at a meeting of shareholders only if a quorum of those shares exists with respect to that matter. Unless the Code or the Articles of Incorporation require otherwise, one-third (1/3) of the votes (as represented by person or by proxy) entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting as provided in Section 7.07.

        2.07    Vote Required for Action.     If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Code, the Articles of Incorporation, or Bylaws adopted by shareholders under Section 14-2-1021 of the Code require a greater number of affirmative votes. If the Code or the Articles of Incorporation provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group as provided in this Section and in Sections 2.05 and 2.06. If the Code or the Articles of Incorporation provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately as provided in this Section 2.07 and in Sections 2.05 and 2.06. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

        2.08    Voting for Directors.     Unless otherwise provided in the Articles of Incorporation or the Code, directors are elected in accordance with Section 3.02. Shareholders do not have a right to cumulate their votes for directors unless the Articles of Incorporation so provide.

        2.09    Voting of Shares.     Unless the Code or the Articles of Incorporation provide otherwise, each outstanding share having voting rights is entitled to one vote on each matter voted on at a meeting of shareholders.

        2.10    Proxies.

          (a)   A shareholder may vote his or her shares in person or by proxy. For a shareholder to vote shares by proxy, a shareholder or his or her agent or attorney in fact shall appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that is suitable for the retention, retrieval and reproduction of information by the recipient. An electronic transmission must contain or be accompanied by information from which it can be determined that the shareholder, the shareholder's agent or the shareholder's attorney in fact authorized the electronic transmission. An appointment of proxy is effective when a signed appointment form or electronic transmission of the appointment is received by the inspector of

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  election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless the appointment form expressly provides for a longer period. Any copy, facsimile transmission, or other reliable reproduction of the writing or electronic transmission created pursuant to this Section may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used, provided that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

          (b)   An appointment of proxy is revocable or irrevocable as provided in the Code.

          (c)   If any person questions the validity of an appointment of proxy, that person shall submit the appointment form for examination to the secretary of the shareholders' meeting or to a proxy officer or committee appointed by the presiding officer at the meeting. The secretary, proxy officer, or committee, as the case may be, will determine the appointment form's validity. The secretary's reference in the meeting's minutes to the regularity of the appointment of proxy will be prima facie evidence of the facts stated in the minutes for establishing a quorum at the meeting and for all other purposes.

        2.11    Chairman of the Board; Conduct of Meetings.     The Chairman of the Board shall preside over every shareholders' meeting unless these Bylaws or the Board of Directors designate another person to preside at a meeting. The person presiding at a meeting may appoint any persons he or she deems necessary to assist with the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of a meeting of shareholders as it shall deem appropriate. Subject to such rules and regulations as the Board of Directors may adopt, at any meeting of shareholders, the person presiding at the meeting may establish the rules of order and procedures governing the conduct of business at such meeting, and do all such acts as, in the judgment of the presiding person, are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the person presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The person presiding at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting whether any nomination or any other item of business proposed to be brought before the meeting has been properly made or properly brought before the meeting, as the case may be, and, if such presiding person should so determine, shall so declare to the meeting that no action shall be taken on such nomination or such other proposal, and such nomination or such other proposal shall be disregarded and not be considered.

        2.12    Inspectors.     The Corporation shall appoint one or more inspectors to act at a meeting of shareholders and to make a written report of the inspectors' determinations. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. The inspector shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at a meeting, determine the validity of proxies and ballots, count all votes and determine the result. An inspector may be an officer or employee of the Corporation.

        2.13    Adjournments.     Whether or not a quorum is present to organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the

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voting shares represented at the meeting to reconvene at a specific time and place, but no later than one hundred twenty (120) days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

        2.14    Action by Shareholders Without a Meeting.     Action required or permitted by the Code to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action. The action must be evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all shareholders entitled to take action without a meeting, and delivered to the Corporation for inclusion in the minutes for filing with the corporate records.

ARTICLE III
THE BOARD OF DIRECTORS

        3.01    General Powers.     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors and those committees of the Board of Directors established pursuant to Section 3.06 of these Bylaws, subject to any limitation set forth in the Articles of Incorporation, Bylaws approved by the shareholders, or agreements among the shareholders that are otherwise lawful.

        3.02    Number, Election and Term of Office.     The number of directors of the Corporation shall be no less than three (3) and no greater than twelve (12) and may be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes: Class I, Class II and Class III, each consisting, as nearly equal in number as possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. At the annual meeting of shareholders held during the year immediately following the year in which directors are initially elected as Class I directors, the terms of the initial Class I directors shall expire and a new Class I shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; at the annual meeting of shareholders held during the second year following the year in which directors are initially elected as Class II directors, the terms of the initial Class II directors shall expire and a new Class II shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors; and at the annual meeting of shareholders held during the third year following the year in which directors are initially elected as Class III directors, the terms of the initial Class III directors shall expire and a new Class III shall be elected for a term expiring at the third annual meeting of shareholders following their election and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the Class of directors whose term expires at such annual meeting of shareholders shall be elected for a three-year term. Each director serving as a Class I, Class II or Class III director shall hold office until the expiration of the term for such Class as set forth in this Section 3.02 and until such director's successor is elected and qualified, or until the earlier death, resignation or removal of such director.

        Except as provided in Section 3.04, a director shall be elected by the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy at the meeting of shareholders at which the director stands for election and entitled to vote on the election of such director. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws; provided, however, that no decrease in the number of directors shall have the effect of

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shortening the term of an incumbent director. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the Class of which he or she is a member until the expiration of his or her current term, or his or her earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three Classes of directors so as to maintain such Classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board of Directors shall serve only for a term expiring at the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

        3.03    Removal.     Directors may be removed from the Board of Directors only for cause and only by the affirmative vote of at least a majority of all votes entitled to be cast in the election of such directors. If the director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. The shareholders may remove a director only at a special meeting called for the purpose of removing the director, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director. For purposes of this Section 3.03, "cause" shall mean only: (i) conviction of a felony; (ii) declaration of unsound mind by an order of a court; (iii) gross dereliction of duty; (iv) commission of an action involving moral turpitude; or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action results in an improper substantial personal benefit and a material injury to the Corporation.

        3.04    Vacancies.     All vacancies and any newly created directorship resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director chosen in accordance with this Section 3.04 shall hold office until the next election of the Class for which such director shall have been chosen, and until such director's successor is elected and qualified, or until the director's earlier resignation, retirement, disqualification, removal from office or death; provided, however that a director chosen in accordance with this Section 3.04 to fill a newly-created directorship shall hold office only until the next election of directors by the shareholders and until such director's successor is elected and qualified, or until the director's earlier resignation, retirement, disqualification, removal from office or death. Even if the directors remaining in office constitute fewer than a quorum of the Board of Directors, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill the vacancy.

        3.05    Compensation.     Unless the Articles of Incorporation provide otherwise, the Board of Directors may determine from time to time the compensation, if any, that directors may receive for their services as directors. A director may also serve the Corporation in a capacity other than that of director and receive compensation determined by the Board of Directors for services rendered in such other capacity.

        3.06    Committees.     The Board of Directors by resolution may create one or more committees and appoint members of the Board of Directors to serve on such committees at the discretion of the Board of Directors. Except as limited by the Code, each committee will have the authority set forth in the resolution establishing such committee or in such committee's charter as approved by the Board of Directors.

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ARTICLE IV
MEETINGS OF THE BOARD OF DIRECTORS

        4.01    Regular Meetings.     The Board of Directors shall hold a regular meeting on the same day as or immediately after an annual shareholders' meeting or a special shareholders' meeting held in lieu of an annual meeting. In addition, the Board of Directors may schedule and hold other meetings at regular intervals throughout the year.

        4.02    Special Meetings.     The Board of Directors shall hold a special meeting upon the call of the Chairman of the Board, the Chief Executive Officer or President or any two (2) directors.

        4.03    Place of Meetings.     The Board of Directors may hold meetings, both regular and special, at any place in or out of the State of Georgia. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

        4.04    Notice of Meetings.     Unless the Articles of Incorporation provide otherwise, the Corporation is not required to give notice of the date, time, place, or purpose of a regular meeting of the Board of Directors. Unless the Articles of Incorporation provide otherwise, the Corporation shall give each member of the Board of Directors at least one (1) day's prior notice of the date, time, and place of a special meeting of the Board of Directors. Notices of special meetings shall comply with Section 5.01 and may be waived in accordance with Section 5.02.

        4.05    Quorum.     Unless the Code, the Articles of Incorporation, or these Bylaws require a greater number, a quorum of the Board of Directors consists of a majority of the total number of directors that has been initially fixed in the Articles of Incorporation or that has been later prescribed by resolution of the shareholders or of the Board of Directors in accordance with Section 3.02.

        4.06    Vote Required for Action.

          (a)   If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the Articles of Incorporation, or these Bylaws require the vote of a greater number of directors.

          (b)   A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

              (i)  he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

             (ii)  his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

            (iii)  he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

        The right to dissent or abstain is not available to a director who votes in favor of the action taken.

        4.07    Participation by Conference Telephone or Other Means of Communication.     Any or all directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

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        4.08    Adjournments.     A majority of the directors present at a meeting may adjourn the meeting from time to time. This right to adjourn exists whether or not a quorum is present at the meeting and applies to regular as well as special meetings, including any meetings that are adjourned and reconvened. If a meeting of the Board of Directors is adjourned to a different date, time, or place, the Corporation is not required to give notice of the new date, time, or place or of the business to be transacted, if the new date, time, or place is announced at the meeting before adjournment. At the meeting reconvened after adjournment, the Board of Directors may transact any business that could have been transacted at the meeting that was adjourned.

        4.09    Action by Directors Without a Meeting.     Any action required or permitted by the Code to be taken at any meeting of the Board of Directors (or a committee of the Board of Directors) may be taken without a meeting if the action is taken by all of the members of the Board of Directors (or the committee, as the case may be). The action must be evidenced by one or more written consents or by electronic transmission describing the action taken, signed by each of the directors (or each of the directors serving on the committee, as the case may be), and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE V
MANNER OF NOTICE TO AND WAIVER OF NOTICE
BY SHAREHOLDERS AND DIRECTORS

        5.01    Manner of Notice.

          (a)   Whenever these Bylaws require notice to be given to any shareholder or director, the notice must comply with this Section 5.01 in addition to any other Section of these Bylaws concerning notice and any provision in the Articles of Incorporation.

          (b)   Notice to shareholders shall be in writing. Notice to a director shall be in writing unless oral notice is reasonable under the circumstances.

          (c)   Notice may be communicated in person; by telephone, telegraph, electronic transmission, teletype, facsimile, or other form of wire or wireless communication; or by mail, e-mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication. Unless otherwise provided in the Code, the Articles of Incorporation, or these Bylaws, notice by e-mail, facsimile or electronic transmission, telegraph, or teletype shall be deemed to be notice in writing.

          (d)   Written notice to shareholders, if in comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; provided, however, that if the Corporation has more than five hundred (500) shareholders of record entitled to vote at a meeting, it may utilize a class of mail other than first class if the notice of meeting is mailed, with adequate postage prepaid, not less than thirty (30) days before the date of the meeting.

          (e)   Except as provided in Section 5.01(d), written notice, if in a comprehensible form, is effective at the earliest of the following unless otherwise required by law:

              (i)  when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

             (ii)  five (5) days after its deposit in the mail, as evidenced by the postmark, or such longer period as provided in the Articles of Incorporation or these Bylaws, if mailed with first-class postage prepaid and correctly addressed; or

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            (iii)  on the date shown on the return receipt, if sent by registered or certified mail, or overnight delivery, return receipt requested, and the receipt is signed by or on behalf of the addressee.

          (f)    Oral notice is effective when communicated if communicated in a comprehensible manner.

          (g)   In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

        5.02    Waiver of Notice.

          (a)   A shareholder may waive any notice required by the Code, Articles of Incorporation or these Bylaws, before or after the date and time stated in the notice. Except as provided in Section 5.02(b), the waiver must be in writing or by electronic transmission, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          (b)   A shareholder's attendance at a meeting:

              (i)  waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and

             (ii)  waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

          (c)   A shareholder's waiver of notice is not required to specify the business transacted or the purpose of the meeting unless required by the Code or these Bylaws.

          (d)   A director may waive any notice before or after the date and time stated in the notice. Except as provided in Section 5.02(e), the waiver must be in writing or by electronic transmission, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

          (e)   A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE VI
OFFICERS

        6.01    Duties.     The officers of the Corporation may include a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary and any other officers as may be appointed by the Board of Directors, as it determines, in its sole discretion, to be necessary or desirable. The officers will have the authority and will perform the duties as set forth in these Bylaws. The other officers that are appointed will have the authority and will perform the duties as established by the Board of Directors from time to time.

        6.02    Appointment and Term.     The Board of Directors appoints the individuals who will serve as officers of the Corporation. An individual may simultaneously hold more than one office. Any officer appointed in accordance with this Article VI may appoint one (1) or more officers or assistant officers. All officers serve at the pleasure of the Board of Directors. The Board of Directors may remove with or without cause any officer.

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        6.03    Compensation.     The Board of Directors or a committee thereof will fix the compensation, if any, of all corporate officers.

        6.04    Chairman of the Board.     The Chairman of the Board shall preside at all meetings of shareholders and the Board of Directors. The Chairman of the Board shall have such other powers and duties as may be delegated to him or her from time to time by the Board of Directors.

        6.05    Chief Executive Officer.     The Chief Executive Officer shall be primarily responsible for the general management of the business affairs of the Corporation and for implementing policies and directives of the Board of Directors. The Chief Executive Officer shall also preside at all meetings of shareholders and the Board of Directors during the absence or disability of the Chairman of the Board. Unless the Articles of Incorporation, these Bylaws, or a resolution of the Board of Directors provides otherwise, the Chief Executive Officer may execute and deliver on behalf of the Corporation any contract, conveyance, or similar document not requiring approval by the Board of Directors or shareholders as provided in the Code. The Chief Executive Officer shall have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

        6.06    President.     In the absence of the Chairman of the Board and the Chief Executive Officer, or if there is none, the President shall preside at meetings of the shareholders and Board of Directors. The President shall assume and perform the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board and the Chief Executive Officer or whenever the offices of the Chairman of the Board and the Chief Executive Officer are vacant. The President will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

        6.07    Chief Financial Officer.     The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, Chief Executive Officer or the President. The Chief Financial Officer will have responsibility for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of funds and securities under the direction of the Board of Directors. The Chief Financial Officer will cause to be maintained true accounts of all receipts and disbursements and will make reports of these to the Board of Directors, upon its request, and to the Chief Executive Officer or the President, upon his or her request. The Chief Financial Officer will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time.

        6.08    Secretary.     The Secretary will have responsibility for preparing minutes of the acts and proceedings of all meetings of the shareholders, of the Board of Directors, and of any committees of the Board of Directors, as directed by the chairperson of a particular committee. The Secretary will have authority to give all notices required by the Code, other applicable law, or these Bylaws. The Secretary will have responsibility for the custody of the corporate books, records, contracts, and other corporate documents. The Secretary will have authority to affix the corporate seal to any lawfully executed document and will sign any instruments that require his or her signature. The Secretary will authenticate records of the Corporation. The Secretary will have any other authority and will perform any other duties that the Board of Directors may delegate to him or her from time to time. In the case of absence or disability of the Secretary, or at the direction of the Chief Executive Officer or the President, any assistant secretary has the authority and may perform the duties of the Secretary.

        6.09    Bonds.     The Board of Directors by resolution may require any or all of the officers, agents, or employees of the Corporation to give bonds to the Corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions that from time to time may be required by the Board of Directors.

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 ARTICLE VII
SHARES

        7.01    Authorization and Issuance of Shares.     The Board of Directors may authorize shares of any class or series provided for in the Articles of Incorporation to be issued for consideration deemed valid under the provisions of the Code, including fractional shares of any class or series as provided. In addition, before the Corporation issues the shares authorized by the Board of Directors, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. To the extent provided in the Articles of Incorporation, the Board of Directors will determine the preferences, limitations, and relative rights of such shares before their issuance.

        7.02    Share Certificates.     Shares of the Corporation's capital stock may be certificated or uncertificated, as provided under the Code. The interest of each shareholder may be evidenced by a certificate or certificates representing shares of the Corporation which, if any, shall be in such form as Board of Directors may from time to time adopt. Share certificates, if any, shall be numbered consecutively, shall be in registered form shall indicate the date of issuance, the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Secretary; provided, however, that where a certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles. If a certificate is signed in facsimile, then it must be countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. The transfer agent or registrar may sign either manually or by facsimile. The corporate seal need not be affixed. The interest of a shareholder in the Corporation also may be evidenced by registration in the holder's name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by any securities exchange or automated quotation system on which the shares of the Corporation's stock may from time to time be quoted or listed.

        7.03    Registered Owner.     The Corporation may treat the registered owner of any share of capital stock of the Corporation as the person exclusively entitled to vote that share and to receive any dividend or other distribution with respect to that share and as the exclusive owner of that share for all other purposes. Accordingly, the Corporation is not required to recognize any other person's equitable, or other, claim to or interest in that share, whether or not the Corporation has express or other notice of the claim or interest, except as provided otherwise by law.

        7.04    Transfers of Shares.     The Board of Directors shall have power and authority to make all rules and regulations as they may deem expedient concerning the transfer and registration of shares of the Corporation. Transfer of shares shall be in accordance with such rules and regulations. The Board of Directors shall have authority to appoint a transfer agent and/or a registrar for the shares of its capital stock, and to empower them or either of them in such manner and to such extent as it may deem best, and to remove such agent or agents from time to time, and to appoint another agent or other agents. Transfers of shares shall be made upon the transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the registered owner, or by an attorney lawfully constituted in writing. With respect to certificated shares, before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 7.06 shall have been met. Upon transfer of uncertificated shares, the record of such person's stock shall be cancelled and shares shall be transferred to the person entitled thereto upon the issuance of a certificate or electronic transfer of such shares.

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        7.05    Duty of Corporation to Register Transfer.     Notwithstanding any provision in Section 7.04, the Corporation is not under a duty to register the transfer of a share unless:

          (a)   the certificate representing that share is endorsed by the appropriate person or persons;

          (b)   reasonable assurance is given that the endorsement or affidavit (in the case of a lost, stolen, or destroyed certificate) is genuine and effective;

          (c)   the Corporation either has no duty to inquire into adverse claims or has discharged that duty;

          (d)   the requirements of any applicable law relating to the collection of taxes for the proposed transfer have been met; and

          (e)   the transfer is in fact rightful or is to a bona fide purchaser.

        7.06    Lost, Stolen, or Destroyed Certificates.     Any person claiming a share certificate has been lost, stolen, or destroyed must make an affidavit or affirmation of that fact in the manner prescribed by the Board of Directors. In addition, if the Board of Directors requires, the person must give the Corporation a bond of indemnity in a form and amount, and with one or more sureties, satisfactory to the Board of Directors. Once the person has satisfactorily completed these steps, the Corporation will issue an appropriate new certificate to replace the certificate alleged to have been lost, stolen or destroyed.

        7.07    Record Date with Regard to Shareholder Action.     If not otherwise fixed under Section 14-2-703 or 14-2-707 of the Code, the record date for determining shareholders entitled to notice of and entitled to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is delivered to shareholders. The Board of Directors may fix a future date as the record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action (except an action provided for in Section 8.02). Any future date fixed as a record date may not be more than seventy (70) days before the date on which the meeting is to be held or the action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting. If the Board of Directors does not fix a future date as a record date, the Corporation will determine the record date in accordance with the Code.

ARTICLE VIII
DISTRIBUTIONS

        8.01    Authorization or Declaration.    Subject to any restriction in the Articles of Incorporation, the Board of Directors from time to time in its discretion may authorize or declare and the Corporation may make distributions to the shareholders in accordance with the Code.

        8.02    Record Date With Regard to Distributions.    The Board of Directors may fix a future date as the record date in order to determine shareholders entitled to a distribution (other than one involving a purchase, redemption, or other reacquisition of the Corporation's shares). If the Board of Directors does not fix a future date as the record date, the Corporation will determine the record date in accordance with the Code.

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 ARTICLE IX
INDEMNIFICATION

        9.01    Definitions.    As used in this Article IX, the term:

          (a)   "Corporation" includes any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b)   "director" or "officer" means an individual who is or was a director or officer, respectively, of the Corporation or who, while a director or officer of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the Corporation's request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

          (c)   "disinterested director" or "disinterested officer" means a director or officer, respectively who at the time of an evaluation referred to in Section 9.05(b) is not:

              (i)  A party to the proceeding; or

             (ii)  An individual having a familial financial, professional, or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's or officer's judgment when voting on the decision being made.

          (d)   "expenses" includes counsel fees.

          (e)   "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

          (f)    "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (g)   "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

          (h)   "Reviewing Party" shall mean the person or persons making the determination as to reasonableness of expenses pursuant to Section 9.05, and shall not include a court making any determination under this Article IX or otherwise.

        9.02    Basic Indemnification Arrangement.

          (a)   The Corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding; provided, however that the Corporation shall not indemnify a director or officer under this Article IX for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

              (i)  For any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;

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             (ii)  For acts or omissions which involve intentional misconduct or a knowing violation of law;

            (iii)  For the types of liability set forth in Section 14-2-832 of the Code; or

            (iv)  For any transaction from which he or she received an improper personal benefit.

          (b)   If any person is entitled under any provision of this Article IX to indemnification by the Corporation for some portion of liability incurred by him or her, but not the total amount thereof, the Corporation shall indemnify such person for the portion of such liability to which he or she is entitled.

        9.03    Advances for Expenses.

          (a)   The Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the Corporation:

              (i)  A written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in Section 9.02(a) above; and

             (ii)  His or her written undertaking (meeting the qualifications set forth below in Section 9.03(b)) to repay any funds advanced if it is ultimately determined that he or she is not entitled to indemnification under this Article IX or the Code.

          (b)   The undertaking required by Section 9.03(a)(ii) above must be an unlimited general obligation of the proposed indemnitee but need not be secured and shall be accepted without reference to the financial ability of the proposed indemnitee to make repayment. If a director or officer seeks to enforce his or her rights to indemnification in a court pursuant to Section 9.04 below, such undertaking to repay shall not be applicable or enforceable unless and until there is a final court determination that he or she is not entitled to indemnification, as to which all rights of appeal have been exhausted or have expired.

        9.04    Court-Ordered Indemnification and Advances for Expenses.    A director or officer who is a party to a proceeding shall have the rights to court-ordered indemnification and advances for expenses as provided in the Code.

        9.05    Determination of Reasonableness of Expenses.

          (a)   The Corporation acknowledges that indemnification of, and advancement of expenses to, a director or officer under Section 9.02 has been pre-authorized by the Corporation as permitted by Section 14-2-859(a) of the Code, and that pursuant to authority exercised under Section 14-2-856 of the Code, no determination need be made for a specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met a particular standard of conduct. Nevertheless, except as set forth in Section 9.05(b) below, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made as follows:

              (i)  If there are two (2) or more disinterested directors, by the Board of Directors by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

             (ii)  If there are fewer than two (2) disinterested directors, by the Board of Directors (in which determination directors who do not qualify as disinterested directors may participate); or

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            (iii)  By the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

          (b)   Notwithstanding the requirement under Section 9.05(a) that the Reviewing Party evaluate the reasonableness of expenses claimed by the proposed indemnitee, any expenses claimed by the proposed indemnitee shall be deemed reasonable if the Reviewing Party fails to make the evaluation required by Section 9.05(a) within sixty (60) days following the later of:

              (i)  the Corporation's receipt of the affirmative undertaking required by Section 9.03(a); or

             (ii)  the Corporation's receipt of invoices for specific expenses to be reimbursed or advance.

        9.06    Indemnification of Employees and Agents.    The Corporation may indemnify and advance expenses under this Article IX to an employee or agent of the Corporation who is not a director or officer to the same extent and subject to the same conditions that a Georgia corporation could, without shareholder approval under Section 14-2-856 of the Code, indemnify and advance expenses to a director, or to any lesser extent (or greater extent if permitted by law) determined by the Board of Directors, in each case consistent with public policy.

        9.07    Liability Insurance.    The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article IX or the Code.

        9.08    Witness Fees.    Nothing in this Article IX shall limit the Corporation's power to pay or reimburse expenses incurred by a person in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

        9.09    Report to Shareholders.    To the extent and in the manner required by the Code from time to time, if the Corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance to the shareholders.

        9.10    No Duplication of Payments; Nonexclusive.    The Corporation shall not be liable under this Article IX to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder. The rights of a director or officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he or she may have under contract or the Code or otherwise.

        9.11    Subrogation.    In the event of payment under this Article IX, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

        9.12    Contract Rights.    The right to indemnification and advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring

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prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his or her capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

        9.13    Amendments.    It is the intent of the Corporation to indemnity and advance expenses to its directors and officers to the fullest extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia corporation to provide to its directors and officers greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article IX shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to the Corporation's directors and officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article IX, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

        9.14    Severability.    To the extent that the provisions of this Article IX are held to be inconsistent with the provisions of Article 8, Part 5, of the Code, such provisions of such Code shall govern. In the event that any of the provisions of this Article IX (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article IX shall remain enforceable to the fullest extent permitted by law.

ARTICLE X
MISCELLANEOUS

        10.01    Inspection of Records.    The Board of Directors may determine what corporate records, other than those specifically required by the Code to be made open to inspection, will be made open to the right of inspection by the shareholders. In addition, the Board of Directors may fix reasonable rules not in conflict with the Code regarding the inspection of corporate records that are required by the Code or are permitted by determination of the Board of Directors to be made open to inspection. The right of inspection granted in Section 14-2-1602(c) of the Code is not available to any shareholder owning two percent (2%) or less of the shares outstanding, unless the Board of Directors in its discretion grants prior approval for the inspection to the shareholder.

        10.02    Fiscal Year.    The Board of Directors may determine the fiscal year of the Corporation and may change the fiscal year from time to time as the Board of Directors deems appropriate.

        10.03    Corporate Seal.    If the Board of Directors determines that the Corporation should have a corporate seal for the Corporation, the corporate seal will be in the form the Board of Directors from time to time determines.

        10.04    Financial Statements.    In accordance with the Code, the Corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.

        10.05    Conflict with Articles of Incorporation.    In the event that any provision of these Bylaws conflicts with any provision of the Articles of Incorporation, the provision in the Articles of Incorporation will govern.

ARTICLE XI
AMENDMENTS

        11.01    Power to Amend Bylaws.    Subject, in each case, to the Articles of Incorporation and the Code:

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          (a)   the Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws;

          (b)   any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws may be adopted, by the shareholders; and

          (c)   Article XII shall be amended only in the manner provided by relevant provisions of the Code.

ARTICLE XII
CERTAIN PROVISIONS OF GEORGIA LAW

        12.01    Fair Price Requirements.    All of the requirements of Article 11, Part 2, of the Code included in Sections 14-2-1110 through 1113 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

        12.02    Business Combinations.    All of the requirements of Article 11, Part 3, of the Code included in Sections 14-2-1131 through 1133 (and any successor provisions thereto) shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

ARTICLE XIII
EMERGENCY BYLAWS

        13.01    Emergency Bylaws.    This Article XIII shall be operative during any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article XIII, the bylaws set forth elsewhere herein and the provisions of the Articles of Incorporation shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article XIII shall cease to be operative.

        13.02    Meetings.    During any emergency, a meeting of the Board of Directors or any committee thereof may be called (i) by any director or (ii) by the Chief Executive Officer, President, Chief Financial Officer or the Secretary (the "Designated Officers") of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or Designated Officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

        13.03    Quorum.    At any meeting of the Board of Directors or any committee thereof called in accordance with this Article XIII, the presence or participation of two directors, one director and a Designated Officer, or two (2) Designated Officers shall constitute a quorum for the transaction of business.

        13.04    Bylaws.    At any meeting called in accordance with this Article XIII, the Board of Directors or a committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XIII so as to make any provision that may be practical or necessary for the circumstance of the emergency.

        13.05    Liability.    Corporate action taken in good faith in accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee or agent of the Company.

        13.06    Repeal or Change.    The provisions of this Article XIII shall be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of Section 13.05 with regard to action taken prior to the time of such repeal or change.

16

ADCARE HEALTH SYSTEMS, INC.

1145 Hembree Road

Roswell, Georgia 30076

PROXY

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 12, 2013

The undersigned shareholder hereby appoints David A. Tenwick and Boyd P. Gentry and each of them individually, the proxies and attorneys for the undersigned, with full power of substitution, to act without the other, with respect to and to vote all shares which the undersigned is entitled to vote, with the powers the undersigned would possess if personally present, at the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of AdCare Health Systems, Inc. (the “Company”) to be held on Thursday, December 12, 2013, at The Westin Buckhead Atlanta, 3391 Peachtree Road, N.E., Atlanta, Georgia, at 9:00 a.m., local time, and at any adjournment or postponement thereof, as directed below with respect to the matters set forth below, and with discretionary authority on all other matters that come before the Annual Meeting, all as more fully described in the Proxy Statement of the Company for the Annual Meeting received by the undersigned shareholder.

The Board of Directors recommends you vote “FOR” Proposals 1, 2, 3, 4, 6 and 7 and, with respect to Proposal 5, the Board of Directors recommends you vote “FOR” 3 Years:

1.	Reincorporation of the Company from the State of Ohio to the State of Georgia.	For ☐	Against ☐	Abstain ☐

2.	Election of the ten director nominees listed below under Georgia law and Georgia governing documents. (Proposal 2 will not be considered if shareholders do not approve Proposal 1.)

	01 – Christopher F. Brogdon Class III (Three-Year Term)		For ☐	Withhold ☐

	02 – Michael J. Fox Class I (One-Year Term)		For ☐	Withhold ☐

	03 – Boyd P. Gentry Class I (One-Year Term)		For ☐	Withhold ☐

	04 – Peter J. Hackett Class III (Three-Year Term)		For ☐	Withhold ☐

	05 – Jeffrey L. Levine Class II (Two-Year Term)		For ☐	Withhold ☐

	06 – Joshua J. McClellan Class I (One-Year Term)	For ☐	Withhold ☐

	07 – Philip S. Radcliffe Class II (Two-Year Term)	For ☐	Withhold ☐

	08 – Laurence E. Sturtz Class III (Three-Year Term)	For ☐	Withhold ☐

	09 – David A. Tenwick Class II (Two-Year Term)	For ☐	Withhold ☐

	10 – Gary L. Wade Class I (One-Year Term)	For ☐	Withhold ☐

3.	Election of the ten director nominees listed below under Ohio law and Ohio governing documents. (Proposal 3 will not be considered if shareholders approve Proposal 1.)

	01 – Christopher F. Brogdon (Three-Year Class)	For ☐	Withhold ☐

	02 – Michael J. Fox (One-Year Class)	For ☐	Withhold ☐

	03 – Boyd P. Gentry (One-Year Class)	For ☐	Withhold ☐

	04 – Peter J. Hackett (Three-Year Class)	For ☐	Withhold ☐

	05 – Jeffrey L. Levine (Two-Year Class)	For ☐	Withhold ☐

	06 – Joshua J. McClellan (One-Year Class)	For ☐	Withhold ☐

	07 – Philip S. Radcliffe (Two-Year Class)	For ☐	Withhold ☐

	08 – Laurence E. Sturtz (Three-Year Class)	For ☐	Withhold ☐

	09 – David A. Tenwick (Two-Year Class)	For ☐	Withhold ☐

	10 – Gary L. Wade (One-Year Class)	For ☐	Withhold ☐

4.	Approval, by non-binding advisory vote, of executive compensation (“say-on-pay”).		For ☐	Against ☐	Abstain ☐

5.	Recommendation, by non-binding advisory vote, of the frequency of say-on-pay.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐

6.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.		For ☐	Against ☐	Abstain ☐

7.	Approval of an adjournment of the Annual Meeting in order to solicit additional proxies in favor of Proposal 1, if necessary.		For ☐	Against ☐	Abstain ☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s).  If no direction is made, then the proxy will be voted:  (a) “FOR” the election of the director nominees named above; and (b) in accordance with the recommendation of the Board of Directors on the other matters referred to herein.  If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please date and sign in the same manner in which your shares are registered. When signing as executor, administrator, trustee, guardian or attorney, please give full title. Joint owners should each sign.  If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Print Name(s):

Signature:

Signature If Held Jointly:

Dated: , 2013